EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF NEW HAMPSHIRE

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	:	**Chapter 11**
In re:	:	
	:	**Case No. 14-11916-HJB**
GT ADVANCED TECHNOLOGIES INC., *et al.*,	:	
	:	**Jointly Administered**
Debtors.[1]	:	
	:	
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AMENDED DISCLOSURE STATEMENT FOR DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, DATED JANUARY 27, 2016

THIS IS NOT A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF ANY CHAPTER 11 PLAN DESCRIBED HEREIN. ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT HAS BEEN SUBMITTED FOR BANKRUPTCY COURT APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS RESERVE THE RIGHT TO AMEND OR SUPPLEMENT THIS PROPOSED DISCLOSURE STATEMENT AT OR BEFORE THE HEARING TO CONSIDER APPROVAL OF THIS DISCLOSURE STATEMENT.[2]

PAUL HASTINGS LLP
Luc A. Despins, Esq.
James T. Grogan, Esq.
G. Alexander Bongartz, Esq.
75 East 55th Street, First Floor
New York, New York 10022

Dated: January 27, 2016

Counsel to the Debtors and Debtors-in-Possession

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[1] The Debtors, along with the last four digits of each debtor's tax identification number, as applicable, are: GT Advanced Technologies Inc. (6749), GTAT Corporation (1760), GT Advanced Equipment Holding LLC (8329), GT Equipment Holdings, Inc. (0040), Lindbergh Acquisition Corp. (5073), GT Sapphire Systems Holding LLC (4417), GT Advanced Cz LLC (9815), GT Sapphire Systems Group LLC (5126), and GT Advanced Technologies Limited (1721). The Debtors' corporate headquarters are located at 243 Daniel Webster Highway, Merrimack, NH 03054.

[2] This text box will be removed upon Bankruptcy Court approval of the Disclosure Statement.

DISCLAIMER THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN FOR THE PURPOSE OF SOLICITING VOTES TO ACCEPT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE. ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT (INCLUDING ALL EXHIBITS) AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE EXECUTIVE SUMMARY, ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN SHALL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF. ALL CREDITORS SHOULD READ CAREFULLY AND CONSIDER FULLY THE “RISK FACTORS” SECTION HEREIN BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SEE SECTION IX (“CERTAIN RISK FACTORS TO BE CONSIDERED”). THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS. PERSONS OR ENTITIES TRADING IN, OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF GT ADVANCED TECHNOLOGIES INC. (“GT INC.”) AND ITS SUBSIDIARIES SHOULD NOT RELY UPON THIS DISCLOSURE STATEMENT FOR SUCH PURPOSES AND SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR FOREIGN AUTHORITY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR FOREIGN AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT, LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SUMMARIZES CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, FINANCIAL INFORMATION, AND EVENTS IN THE CHAPTER 11 CASES OF GT ADVANCED TECHNOLOGIES INC. AND ITS DIRECT AND INDIRECT SUBSIDIARIES THAT ARE DEBTORS IN THE CHAPTER 11 CASES (THE “DEBTORS”). ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES

ii ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN (INCLUDING ANY ATTACHMENTS TO THE PLAN) OR THE PLAN SUPPLEMENT, ON THE OTHER HAND, THE LATTER SHALL CONTROL. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY MANAGEMENT AND VARIOUS ADVISORS OF THE DEBTORS, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT INACCURACY OR OMISSION. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THE DESCRIPTIONS OF THE ACTIONS, CONCLUSIONS, OR RECOMMENDATIONS OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION REGARDING SUCH DESCRIPTIONS. THIS DISCLOSURE STATEMENT MAY NOT BE DEEMED AS PROVIDING ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE. THE DEBTORS URGE ALL HOLDERS OF A CLAIM OR EQUITY INTEREST TO CONSULT WITH THEIR OWN LEGAL ADVISORS WITH RESPECT TO ANY SUCH ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT AND THE PLAN. THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THE DISCLOSURES CONTAINED HEREIN DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE MERITS OF THE PLAN. THE DEBTORS URGE EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN TO (I) READ THE ENTIRE DISCLOSURE STATEMENT AND THE PLAN, (II) CONSIDER ALL OF THE INFORMATION IN THE DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE XII OF THE DISCLOSURE STATEMENT, AND (III) CONSULT WITH ITS OWN ADVISORS BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. CERTAIN INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS.

iii THE DEBTORS RESERVE THE RIGHT TO ARGUE THAT THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST THE DEBTORS. YOU SHOULD CONSULT YOUR OWN COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION ON HOLDERS OF CLAIMS. NOTE: THE DEBTORS, THE CREDITORS’ COMMITTEE AND THE ADDITIONAL CONSENTING PARTIES BELIEVE THAT ACCEPTANCE OF THE PLAN DESCRIBED IN THIS DOCUMENT IS IN THE BEST INTERESTS OF THE DEBTORS’ ESTATES, THEIR CREDITORS, AND ALL OTHER PARTIES IN INTEREST. ACCORDINGLY, THE DEBTORS, THE CREDITORS’ COMMITTEE AND THE ADDITIONAL CONSENTING PARTIES RECOMMEND THAT YOU VOTE IN FAVOR OF THE PLAN.

iv EXECUTIVE SUMMARY3 GT Advanced Technologies Inc. and its affiliated debtors and debtors in possession (collectively, “GTAT” or the “Debtors”) submit this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code to holders of Claims against and Equity Interests in the Debtors in connection with the solicitation of acceptances of the Debtors’ Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, Dated January 27, 2015 (the “Plan”). A copy of the Plan is attached to the Disclosure Statement as Exhibit A. The purpose of this Disclosure Statement is to provide information of a kind, and in sufficient detail, to enable creditors of the Debtors who are entitled to vote on the Plan to make informed decisions on whether to vote to accept or reject the Plan. To that end, this Disclosure Statement contains various summaries of the Plan and events that occurred during the Chapter 11 Cases. The Debtors are proposing the Plan following extensive negotiations with certain of their key stakeholders, including the Financing Support Parties, the Consenting Parties, and the Creditors’ Committee. As a result of these discussions, these key stakeholders have agreed to support the restructuring set forth in the Plan. In connection with the Plan, the Financing Support Parties4 have committed $80 million of Exit Financing that will fund, in part, the Debtors’ obligations under the Plan. Without new financing, the Debtors could not emerge from chapter 11 as a going concern. The Financing Support Parties consist of certain of the DIP Lenders in the Chapter 11 Cases, as well as holders of large prepetition claims against GT Hong Kong, the Corp Debtors, and GT Inc. In addition, the Creditors’ Committee supports the Plan, and the Consenting Parties have agreed to vote their claims to accept the Plan, subject to the conditions in the Exit Financing Letter and Plan Term Sheet. The Consenting Parties consist of (a) the Financing Support Parties and (b) certain of the DIP Lenders and holders of Claims arising under the GT Inc. Notes (the “Additional Consenting Parties”).5 Under the Exit Financing Commitment Letter, each Consenting Party agreed that it will vote all its Claims against the Debtors, including the Claims identified on Schedule 1 to the Exit Financing Commitment Letter and any Claims acquired after November 28, 2015, to accept the Plan (so long it is consistent with the Plan Term Sheet). As a result, the Plan has the support of a large, diverse group of creditors holding substantial claims at multiple levels of the Debtors’ capital structure. 3 This executive summary is qualified in its entirety by the more detailed information contained in the Plan and elsewhere in this Disclosure Statement. Capitalized terms that are used but not defined in this Disclosure Statement have the meanings ascribed to them in the Plan. A term used but not defined in either this Disclosure Statement or the Plan has the meaning given it in the Bankruptcy Code or the Bankruptcy Rules. 4 The Financing Support Parties include (or include one or more affiliates of or funds managed by) WBox 2014-3 Ltd., Jefferies LLC, QPB Holdings Ltd., Wolverine Flagship Fund Trading Limited, Privet Fund Management LLC, Citigroup Financial Products Inc., Caspian Capital LP, Corre Partners Management LLC, and Empyrean Capital Partners, LP. 5 The Additional Consenting Parties consist of AQR Capital Management, LLC, Aristeia Capital, L.L.C., CNH Partners, LLC, Latigo Partners, LP, New Generation Advisors, LLC, Pine River Capital Management, L.P., and their respective permitted assignees.

v The Plan and the distributions contemplated thereby are premised on a global settlement (the “Global Settlement”) of numerous inter-Debtor, Debtor-creditor, and inter-creditor issues, including substantive consolidation, the allocation of Reorganized Common Stock and other value to be distributed to creditors under the Plan, treatment of the Debtors’ tax attributes, and other issues affecting the Debtors and their creditors. In the weeks leading to the filing of the Plan, the parties to the Global Settlement exchanged numerous proposals and counterproposals on the terms of a chapter 11 plan, and the parties conferred on numerous occasions in an attempt to achieve a global consensus in these Chapter 11 Cases. In addition, in the months leading up to the Global Settlement, the Debtors, through their investment banker Rothschild, and in consultation with the Creditors’ Committee, solicited proposals for exit financing and a comprehensive restructuring from more than 100 separate parties, including certain of the Debtors’ DIP Lenders. Notwithstanding the breadth of these marketing efforts, only two competing restructuring proposals were submitted for consideration by the Debtors, the Creditors’ Committee, and other key constituencies in these Chapter 11 Cases. The Global Settlement that forms the basis for the Plan emerged as the superior proposal following extensive good faith negotiations amongst the Debtors, the Creditors’ Committee, and the Financing Support Parties, when compared to the alternative restructuring proposal received by the Debtors. As a result of the market-testing that preceded the Global Settlement, the parties supporting the Plan, including the Creditors’ Committee appointed in these Chapter 11 Cases, believe the Plan represents the best available option for all creditors and parties in interest. The Plan not only keeps the Debtors operating as a going concern but also provides for the distribution to holders of Allowed General Unsecured Claims of a portion of the Reorganized Debtors’ equity or Cash (in lieu of such equity) that is not being distributed to the Financing Support Parties. In addition, the Plan also establishes a Litigation Trust that may generate Cash for distribution for holders of Allowed General Unsecured Claims in accordance with the procedures and methodologies set forth in the Litigation Trust Agreement. In light of the lack of a superior proposals for the Debtors’ emergence from chapter 11, and the fact that the Liquidation Analysis attached hereto as Exhibit D shows that liquidation of the Debtors under chapter 7 of the Bankruptcy Code would not produce any recoveries for general unsecured creditors, the Creditors’ Committee believes that the Plan embodies the best alternative for unsecured creditors and recommends that all unsecured creditors vote to accept the Plan. Under the Plan, holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and Allowed Secured Tax Claims, will be paid in full in Cash unless such holders agree to less favorable treatment, and holders of Allowed Other Secured Claims, at the option of the applicable Debtor, will either be reinstated, paid in full in Cash, or the holders of such Allowed Other Secured Claims will receive the collateral securing such Allowed Other Secured Claim. Holders of DIP Facility Claims will receive (i) Cash in an amount of such Allowed DIP Facility Claim; (ii) the DIP Warrants; (iii) the DIP Amendment Fee, and (iv) the DIP Prepayment Fee. Any holder of a DIP Facility Claim or and Administrative Expense Claim that is also a Financing Support Party may, at its option, elect to exchange, on a dollar-for-dollar basis, some or all of such Claims to participate in the Exit Financing based upon and solely up to its

vi respective Exit Financing Commitment Amount, which exchanged amount shall be in lieu of the cash distribution to which it would otherwise be entitled. In accordance with the Plan, (a) holders of Allowed GT Inc. Notes Claims in Class 4A will receive (i) Reorganized Common Stock (subject to the Cashing-Out Programs), (iii) a portion of the Excess Proceeds, if any; (iii) a beneficial interest in the Litigation Trust, and (iv) the Noteholder Warrants, and (b) holders of Allowed General Unsecured Claims in Classes 4C and 4D will receive (i) Reorganized Common Stock (subject to the Cashing-Out Programs), (ii) a portion of the Excess Proceeds, if any, and (iii) a beneficial interest in the Litigation Trust, in each case, in a percentage as set forth in Section 5.4, 5.6 and 5.7 of the Plan. Upon the Effective Date of the Plan, the Reorganized Debtors’ capital structure will consist of (a) the Senior Secured Notes in the amount of $60 million, (b) shares of Preferred Stock, which will represent 86% of the ownership of the common stock in Reorganized GT Inc.6 on an as-converted basis (subject to dilution), and (c) shares of Reorganized Common Stock. Reorganized GT Inc. will issue the Preferred Stock to the Financing Support Parties in exchange for $20 million. Reorganized GT Inc. will also issue shares of Reorganized Common Stock to holders of Allowed General Unsecured Claims in Class 4A, Class 4C, and Class 4D, subject to dilution and the Cashing-Out Programs described below and in the Plan, which will represent 14% of the equity in Reorganized GT Inc. In accordance with the Plan, (a) holders of Allowed GT Inc. Notes Claims in Class 4A will receive their pro rata share of (i) 21.6% of the Reorganized Common Stock Pool, (ii) 12.5% of the Excess Proceeds, if any, (iii) a 12.5% beneficial interest in the Litigation Trust, and (iv) the Noteholder Warrants; (b) holders of Allowed Corp. Debtors General Unsecured Claims will receive their pro rata share of (i) 62.0% of the Reorganized Common Stock Pool, (ii) 71.1% of the Excess Proceeds, if any, and (iii) a 71.1% beneficial interest in the Litigation Trust; and (c) holders of Allowed GT Hong Kong General Unsecured Claims will receive their pro rata share of (i) 16.4% of the Reorganized Common Stock Pool, (ii) 16.4% of Excess Proceeds, if any, and (iii) a 16.4% beneficial interest in the Litigation Trust. The Cashing-Out Programs set forth in the Plan are described in further detail in Section 6.1(d) of the Plan. The Cashing-Out Programs apply to holders of General Unsecured Claims in Classes 4A, 4C and 4D of the Plan. In accordance with the Cashing-Out Programs, a Cashing- Out Reserve of $1.5 million (the “Cashing-Out Cap”) will be established under the Plan to pay, under certain circumstances, Cash in lieu of distributions of Reorganized Common Stock to the holders of Claims in Classes 4A, 4C and 4D. Subject to the Cashing-Out Cap, a holder of a Claim in one of those Classes may, in lieu of any Reorganized Common Stock it is entitled to receive under the Plan, elect to receive Cash in an amount equal to the imputed value as of the Effective Date of the shares of Reorganized Common Stock that would otherwise be distributed to such holders under the Plan. In the event of a Cashing-Out Oversubscription, Cash shall be distributed from the Cashing-Out Reserve (1) first, to make the Cash payments pursuant to Section 6.1(d)(ii) of the Plan and (2) second, to make Cash payments to satisfy Allowed General Unsecured Claims of 6 See Article VI.E.2 below for a description of the terms of the Senior Secured Notes and the Preferred Stock.

vii Cashing-Out Election Holders and Cash payments pursuant to Section 6.1(d)(iii) in order of smallest Claim to largest Claim until all funds in the Cashing-Out Reserve are depleted, at which point the Reorganized Debtors shall distribute shares of Reorganized Common Stock to Cashing- Out Election Holders in accordance with Section 5.4, 5.6, or 5.7 of the Plan, as applicable. Additionally, holders of Allowed GT Inc. General Unsecured Claims in Class 4B will receive a Cash distribution pursuant to Section 5.5 of the Plan substantially equal, as a percentage of its Allowed GT Inc. General Unsecured Claim, to the recovery, calculated as of the Effective Date and as a percentage of such Claim, that a holder of an Allowed GT Inc. Notes Claim is to obtain under the Plan. The Plan also contains certain releases, including: (a) the releases set forth in Section 14.2 of the Plan by the Debtors and Reorganized Debtors in favor of the D&O Releasees; (b) the releases set forth in Section 14.3 of the Plan by (1) the Debtor Releasees, (2) the D&O Releasees, (3) the Litigation Trust, (4) the Litigation Trustee, and (5) each holder of Claims against any of the Debtors (other than the Debtor Releasees, the D&O Releasees, the Litigation Trust, and the Litigation Trustee) who either (i) is entitled to vote to accept or reject the Plan and does not opt out of this release on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (ii) is paid in full under the Plan, or (iii) is deemed to have accepted the Plan, in favor of the Plan Support Party Releasees and the DIP Facility Lender Releasees; and (c) the releases set forth in Section 14.4 of the Plan by (1) the Financing Support Parties, (2) the Consenting Parties, and (3) each holder of Claims against any of the Debtors (other than the Financing Support Parties and the Consenting Parties) who either (i) is entitled to vote to accept or reject the Plan and does not opt out of this release on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (ii) is paid in full under the Plan, or (iii) is deemed to have accepted the Plan, in favor of the Debtor Releasees and the D&O Releasees. The Ballots to be distributed to holders of Claims entitled to vote on the Plan will allow such holders to opt out of the release of the Debtor Releasees and the D&O Releasees under Section 14.3 and Section 14.4 of the Plan. ADDITIONAL INFORMATION REGARDING PLAN RELEASES: If a holder of a Claim is entitled to vote on the Plan and does not opt out of the releases in Section 14.3 and Section 14.4 of the Plan on a timely submitted Ballot, the Claim holder will be deemed to have consented to the releases set forth in Section 14.3 and Section 14.4 of the Plan for all purposes, including the release of any claims that the holder may otherwise have had against a released party in connection with the Securities Litigation.

viii THIS EXECUTIVE SUMMARY IS INTENDED SOLELY AS A SUMMARY OF CERTAIN PROVISIONS OF THIS DISCLOSURE STATEMENT AND THE PLAN. YOU SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN AND EACH OF THEIR RESPECTIVE EXHIBITS AND SCHEDULES IN THEIR ENTIRETY PRIOR TO MAKING ANY DETERMINATION TO ACCEPT OR REJECT THE PLAN. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THIS EXECUTIVE SUMMARY AND THE PLAN (INCLUDING ANY ATTACHMENTS TO THE PLAN) AND THE PLAN SUPPLEMENT, THE LATTER SHALL CONTROL. THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS. THE CREDITORS’ COMMITTEE SUPPORTS CONFIRMATION OF THE PLAN. THE DEBTORS AND THE CREDITORS’ COMMITTEE URGE CREDITORS TO VOTE TO ACCEPT THE PLAN. ARTICLE XII OF THE PLAN CONTAIN RELEASE, EXCULPATION, AND INJUNCTIVE PROVISIONS. YOU ARE ADVISED TO CAREFULLY REVIEW AND CONSIDER THESE PROVISIONS OF THE DISCLOSURE STATEMENT AND THE PLAN BECAUSE YOUR RIGHTS MIGHT BE AFFECTED THEREUNDER. A. SOLICITATION AND ACCEPTANCE OF PLAN 1. General On [_______], 2016, the Bankruptcy Court entered the Disclosure Statement Order approving the Disclosure Statement Order approving this Disclosure Statement as containing “adequate information” (information of a kind and in sufficient detail to enable a hypothetical reasonable investor typical of the holders of Claims and Equity Interests to make an informed judgment regarding the Plan. This Disclosure Statement is submitted pursuant to Section 1125 of the Bankruptcy Code and is being furnished to holders of Claims in the Voting Classes (as defined herein) (i) for the purpose of soliciting their votes on the Plan; and (ii) in connection with the hearing scheduled for _______, 2016, at __:__ _.m. (Eastern Time) to consider an order confirming the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN ENDORSEMENT OF THE MERITS OF THE PLAN BY THE BANKRUPTCY COURT. This Disclosure Statement is also being furnished to certain other creditors and other entities for notice or informational purposes. The primary purpose of this Disclosure Statement is to provide adequate information to holders of Claims in the Voting Classes to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan. A copy of the Disclosure Statement Order entered by the Bankruptcy Court and a notice of, among other things, voting procedures and the dates set for objections to and the hearing on

ix confirmation of the Plan (the “Notice of Confirmation Hearing”) are also being transmitted with this Disclosure Statement. The Disclosure Statement Order and the Notice of Confirmation Hearing set forth in detail the deadlines, procedures, and instructions for casting votes to accept or reject the Plan, for filing objections to confirmation of the Plan, the treatment for balloting purposes of certain types of Claims, and the assumptions for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. The last day for a Ballot to be actually received with respect to voting to accept or reject the Plan is _______, 2016, at __:_.m. (Pacific Time) (the “Voting Deadline”). Each holder of a Claim within a Class entitled to vote should read the Disclosure Statement, the Plan, the Disclosure Statement Order, the Notice of Confirmation Hearing, and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain important information concerning how Claims and Equity Interests are classified for voting purposes and how votes will be tabulated. 2. Overview of Chapter 11 In accordance with the provisions of the Bankruptcy Code, a debtor may propose to either reorganize or liquidate its assets. The commencement of a chapter 11 bankruptcy case creates an estate this is comprised of all of the legal, contractual, and equitable interests of the debtor as of the commencement of the case. The Bankruptcy Code provides authority for a debtor to continue to manage and operate its business and remain in possessions of its property. The consummation of a plan is the primary objective of the chapter 11 process. A chapter 11 plan (i) divides claims and equity interests into classes, (ii) sets forth the consideration each class will receive under the plan, (iii) provides a mechanism for implementation of the plan, and (iv) in the case of a reorganization, sets forth the future conduct of the reorganized debtor. Confirmation of a plan by a bankruptcy court binds the debtor, creditors, and equity security holders to the terms of the plan. Generally, certain holders of claims against and equity interest in the debtor are permitted to vote to accept or reject a plan. A plan will designate whether a class of claims is “impaired” or “unimpaired” and whether holders of claims in such class are entitled to vote on the plan. Prior to soliciting votes on the plan, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment to accept or reject the plan. The Debtors are distributing this Disclosure Statement to holders of Claims against the Debtors that are expected to receive a distribution under the Plan in satisfaction of the requirements of section 1125 of the Bankruptcy Code. Because existing shareholders of GT Inc. are not receiving a distribution under the Plan, they are deemed to have rejected the Plan, and their vote is therefore not being solicited. 3. Who Is Entitled to Vote Under the Bankruptcy Code, only holders of Claims that are “impaired” are entitled to vote to accept or reject the Plan. The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds (⅔) in dollar amount and more than one-

x half (½) in number of the claims of that class that cast ballots for acceptance or rejection of the plan. Thus, acceptance by a class of claims occurs only if at least two-thirds (⅔) in dollar amount and a majority in number of the holders of Claims voting cast their ballots to accept the plan. See Section IX (“Voting Requirements”) and Section X (“Confirmation of the Plan”). Your vote on the Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is impaired and entitled to vote under a plan votes to accept such plan, unless the plan is being confirmed under the “cramdown” provisions of section 1129(b) of the Bankruptcy Code. Section 1129(b) permits confirmation of a plan of reorganization, notwithstanding the nonacceptance of the plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests votes to accept a proposed plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non- accepting class. Each of Classes 5 (Subordinated Securities Claims) and 6 (GT Inc. Equity Interests) will receive no distribution or benefits under the Plan, and, therefore, are conclusively deemed to have rejected the Plan, and are not entitled to vote. The Debtors are seeking acceptances of the Plan from holders of Claims in each of Classes 4A (GT Inc. Notes Claims), 4B (GT Inc. General Unsecured Claims), 4C (Corp Debtors General Unsecured Claims), and 4D (GT Hong Kong General Unsecured Claims) (collectively, the “Voting Classes”). The Claims in all other Classes are Unimpaired, and the holders of Claims in Unimpaired Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote. For a description of the Classes, Claims, and Equity Interests, and their treatment under the Plan, see Articles III, IV, and V of the Plan. 4. Ballots If you are entitled to vote to accept or reject the Plan, see Section IX.B (“Voting Requirements—Holders of Claims Entitled to Vote”), a Ballot or Ballots, specific to the Claim held, is enclosed for voting on the Plan. As further detailed below, on the Ballot you will also have the option to opt out of the releases set forth in (a) Section 14.3 of the Plan in favor of the Plan Support Party Releasees and the DIP Facility Lender Releasee and (b) Section 14.4 of the Plan in favor of the Debtor Releasees and the D&O Releasees.  If you are the holder of a Class 4B, Class 4C, or Class 4D Claim entitled to vote to accept or reject the Plan, please vote and return your Ballot(s) to the Voting Agent at GTAT Ballot Processing, c/o KCC LLC, 2335 Alaska Avenue, El Segundo, California 90245,  If you are the beneficial owner of GT Inc. Notes held through a broker, bank, commercial bank, trust company, dealer, or other agent or nominee (each, a “Voting Nominee”), for your vote with respect to such GT Inc. Senior Notes to be counted, you must vote and return your Ballot to the Voting Nominee at the addresses on the envelopes enclosed with your Ballot (or otherwise delivered to the Voting Nominee in accordance with such Voting Nominee’s instructions).

xi  If you are a Voting Nominee with respect to the GT Inc. Notes, you must return the master Ballot to the Voting Agent at GTAT Ballot Processing, c/o KCC LLC, 1290 Avenue of the Americas, 9th Floor, New York, New York 10104. IN ORDER FOR YOUR BALLOT TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AND RECEIVED SO THAT IT IS RECEIVED BY THE VOTING AGENT NO LATER THAN [__________], 2016 AT [____] (PREVAILING PACIFIC TIME). BALLOTS SUBMITTED BY BENEFICIAL OWNERS OF GT INC. NOTES TO A VOTING NOMINEE MUST BE RECEIVED BY SUCH VOTING NOMINEE WITH SUFFICIENT TIME TO ENABLE THE VOTING NOMINEE TO DELIVER A MASTER BALLOT TO THE VOTING AGENT BEFORE THE VOTING DEADLINE. See Section IX.A (“Voting Requirements—Voting Deadline”) and Section IX.D.1 (“Voting Requirements— Voting Procedures—Ballots”). If you hold Claims in more than one Class and are entitled to vote such Claims in more than one Class, you must use separate Ballots for each Class of Claims. If you hold more than one Claim classified in a single class of Claims, you must vote all your Claims within that Class to either accept or reject the Plan, and may not split your votes within a particular Class; thus, a Ballot (or group of Ballots) within a particular Class that partially accepts and partially rejects the Plan shall not be counted. Importantly, when you vote, you must use only the Ballot or Ballots sent to you (or copies if necessary) with this Disclosure Statement. Prior to the Voting Deadline, if you cast more than one Ballot voting the same Claim, the last received, validly executed Ballot received before the Voting Deadline shall be deemed to reflect your intent and thus to supersede any prior Ballots. After the Voting Deadline, if you wish to change your vote, you can do so, if you meet the requirements of Bankruptcy Rule 3018(a), by filing a motion with the Bankruptcy Court with sufficient advanced notice so that it can be heard prior to the Confirmation Hearing scheduled for [______], 2016. Any such application must be filed and served in accordance with the procedures set forth in detail in the Disclosure Statement Order. 4. Inquiries If you have any questions about the procedure for voting your Claim or the packet of materials you received, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or outside of the U.S. at (310) 751-2622), or by email at gtatinfo@kccllc.com. Copies of the Plan, this Disclosure Statement, or any exhibits to such documents may also be obtained free of charge on KCC’s website for these chapter 11 cases (http://www.kccllc.net/gtat).

xii B. PLAN OF REORGANIZATION 1. Overview of the Plan The following is a brief summary of certain material provisions of the Plan. These descriptions are qualified in their entirety by the provisions of the Plan, which is attached hereto as Exhibit A. As previously noted, the Plan is premised upon the Global Settlement, which represents a compromise and settlement of numerous inter-Debtor, Debtor-creditor, and inter-creditor issues designed to achieve an economic settlement of Claims against the Debtors and an efficient resolution of the Chapter 11 Cases. The Global Settlement constitutes a settlement of a number of potential litigation issues, including issues regarding substantive consolidation, the validity and enforceability of Intercompany Claims, and the allocation of Assets among the Estates. The Global Settlement is the result of extensive and vigorous negotiations among the Debtors, certain of their largest creditor constituencies, and the Creditors’ Committee. Absent the Global Settlement, many of the issues resolved by the Global Settlement, such as substantive consolidation, intercompany claims, allocation of tax attributes, and other issues, would likely result in lengthy and expensive litigation to the detriment of Debtors’ estates and all stakeholders. Through the integrated Global Settlement of all disputed issues among the Debtors, the Consenting Parties, and the Creditors’ Committee, the Debtors believe they will be able to avoid the incurrence of significant litigation costs and delays in connection with the disputed intercompany and inter-creditor issues and exit bankruptcy protection expeditiously and with sufficient liquidity to execute their business plan. One of the main inter-Debtor issues faced by the Debtors in these Chapter 11 Cases is the possibility of substantive consolidation of some or all of the Debtors. A court order granting substantive consolidation of two or more legal entities results in (a) pooling of the assets of the consolidated entities into a common fund against which the creditors of all entities may assert their claims, (b) eliminating intercompany claims among the consolidated entities, (c) permitting any creditor with an allowed claim against one of the consolidated entities to have an allowed claim against the consolidated pool, and (d) combining all of the creditors of a particular priority for purposes of voting on a reorganization plan. In these Chapter 11 Cases, the holders of the GT Inc. Notes are likely to be proponents of substantive consolidation of GT Inc. with GTAT Corp, with creditors of GTAT Corp likely to oppose such consolidation. It is possible that holders of GT Inc. Notes may establish a prima facie case that there is a substantial identity between GT Inc. and GTAT Corp. The noteholders would likely assert that the benefits to be gained from substantive consolidation include increased recoveries for unsecured creditors of GT Inc. and avoidance of the expense of unscrambling the assets and liabilities of GT Inc. from GTAT Corp. On the other hand, creditors of GTAT Corp likely would object strenuously. Among other arguments, they likely would assert that (i) they relied upon the separate credit of GTAT Corp., (ii) holders of GT Inc. Notes have no basis to believe that GT Inc. and GTAT Corp are the same entity because of express disclosures and risk factors set forth in the GT Inc. Notes’ offering memoranda, and (iii) untangling the assets and liabilities of GT Inc. from those of GTAT Corp presents little difficulty

xiii as GT Inc. has few assets other than its equity interest in GTAT Corp. Because of competing interests and complexity on the facts and the law, a dispute over the substantive consolidation of GT Inc. and GTAT Corp is likely to lead to extensive and costly litigation. With respect to consolidation of GTAT Corp with GT Hong Kong, the Debtors’ analysis shows that the majority of substantial identity factors do not favor consolidation. With respect to consolidation of the remaining Debtor entities with GTAT Corp, the Debtors’ analysis shows a much stronger case for substantive consolidation among entities. Moreover, in the Debtors’ view, the benefits of substantive consolidation of those entities (including administrative convenience) significantly outweigh the costs and delay that would result from any litigation regarding the propriety of substantive consolidation in that context. Accordingly, the Plan proposes to substantively consolidate the Corp Debtors. The Global Settlement resolves all these substantive consolidation issues (and avoids the cost of related litigation) by allocating the Reorganized Common Stock Pool, the Excess Proceeds, and interests in the Litigation Trust to the general unsecured creditors of GT Inc., the Corp Debtors, and GT Hong Kong. The Debtors believe that the settlement of the substantive consolidation issues, as part of the Global Settlement, is fair and reasonable, especially in light of the fact that the Plan is the product of extensive, good faith negotiations among all key stakeholders, including the DIP Lenders, the Consenting Parties, and the Creditors’ Committee. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Global Settlement and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, their Estates, their creditors, and other parties- in-interest, and are fair, equitable, and within the range of reasonableness. Each provision of the Global Settlement will be deemed non-severable from each other and from the remaining terms of the Plan. 2. Summary of Classification and Treatment under Plan The Plan sets forth how Claims against and Equity Interests in the Debtors will be treated if the Plan is confirmed by the Bankruptcy Court and subsequently consummated. With respect to general unsecured creditors, the Plan creates three different debtor groups: (i) GT Inc.; (ii) GT Hong Kong; and (iii) all other Debtors, which are defined as the Corp Debtors. All holders of Corp Debtors General Unsecured Claims will receive the same treatment, regardless of the specific Debtor against with such holder’s general unsecured claim is against. Only holders of “allowed” claims or equity interest may receive a distribution under a chapter 11 plan. A claim is “allowed” if the debtor agrees with the claim or, if there is a dispute regarding the claim, the bankruptcy court determines that the claim, including the amount, is a valid obligation of the debtors. Section 502(a) of the Bankruptcy Code provides that a timely filed claim is allowed unless the debtor or another party in interest objects to the claims. Section 502(b) of the Bankruptcy Code, however, specifies certain claims that may not be allowed even if a proof of such claim is filed. In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim that is either not listed in the debtor’s filed schedules or is listed as disputed, contingent, or unliquidated if the holder of such claim did not timely file a proof of claim.

xiv Your ability to vote and your distribution under the Plan, if any, depends on the type of Claim you hold. Holders of GT Inc. Equity Interests are not receiving any distribution under the Plan and are therefore deemed to reject the Plan. The following table summarizes the classification and treatment of prepetition Claims and Equity Interests under the Plan. This classification and treatment for all Classes is described in more detail in Articles III, IV, and V of the Plan. Estimated Claim amounts set forth in the following table are based upon the Debtors’ books and records and analysis of proofs of claim filed during the Chapter 11 Cases. There can be no assurance that the actual Claim amounts will not be significantly different from the estimates. This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests. Accordingly, this summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached as Exhibit A hereto. Class Type of Claim or Equity Interest Treatment Estimated Aggregate Amount of Allowed Claims7 Estimated Percentage Recovery of Allowed Claims 1 Priority Non- Tax Claims On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed Priority Non-Tax Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Priority Non-Tax Claim and the Reorganized Debtors), each holder of an Allowed Priority Non-Tax Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, at the Debtors’ election, (i) Cash in the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code or (ii) such other treatment required to render such Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims against the Debtors which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof. Approximately $1.0 million 100% 2 Secured Tax Claims On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed Secured Tax Claim agree to less favorable treatment (in which event such other agreement will $0 100% 7 The amounts set forth herein are the Debtors’ estimates based on the Debtors’ books and records. Actual amounts will depend upon final reconciliation and resolution of all Claims. Accordingly, the actual amounts may vary from the amounts set forth herein

xv Class Type of Claim or Equity Interest Treatment Estimated Aggregate Amount of Allowed Claims7 Estimated Percentage Recovery of Allowed Claims govern, but solely as between such holder of an Allowed Secured Tax Claim and the Reorganized Debtors), each holder of an Allowed Secured Tax Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim and any Liens securing such Claim, in accordance with sections 1129(a)(9)(C) and (D) of the Bankruptcy Code, Cash in the amount of such Allowed Secured Tax Claim: (a) on, or as soon as practicable after, the later of (i) the Effective Date and (ii) the date such Secured Tax Claim becomes an Allowed Secured Tax Claim; or (b) in regular payments in equal installments over a period of time not to exceed five (5) years after the Petition Date with interest at a rate determined in accordance with section 511 of the Bankruptcy Code; provided, that the first such regular payment shall represent a percentage recovery at least equal to that expected to be received by the most favored holders of Allowed General Unsecured Claims; provided further, that the Reorganized Debtors may prepay the entire amount of the Allowed Secured Tax Claim at any time in its sole discretion. All Allowed Secured Tax Claims that are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof. 3 Other Secured Claims On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed Other Secured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Other Secured Claim and the Reorganized Debtors), each holder of an Allowed Other Secured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, the following treatment at the option of the applicable Debtor: (i) reinstatement of any such Allowed Other Secured Claim pursuant to section 1124 of the Bankruptcy Code; (ii) payment in full in Cash of any such Allowed Other Secured Claim; or (iii) satisfaction of any such Allowed Other Secured Claim by surrendering the Collateral securing any such Allowed Other Secured Claim. Approximately $1.7 million8 100% 8 The estimate of Other Secured Claims excludes any claims secured by rights of setoff.

Class	Type of Claim or Equity Interest	Treatment	Estimated Aggregate Amount of Allowed Claims[7]	Estimated Percentage Recovery of Allowed Claims
4A	GT Inc. Notes Claims	On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed GT Inc. Notes Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Inc. Notes Claim and the Reorganized Debtors), each holder of an Allowed GT Inc. Notes Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 21.6% of the Reorganized Common Stock Pool, (ii) the GT Inc. Excess Proceeds Pool; (iii) 12.5% of the beneficial interests in the Litigation Trust, and (iv) the Noteholder Warrants; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed GT Inc. Notes Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan	Approximately $436.1 million	Approximately 0.161%[9]
4B	GT Inc. General Unsecured Claims	On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed GT Inc. General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Inc. General Unsecured Claim and the Reorganized Debtors), each holder of an Allowed GT Inc. General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, a Distribution of Cash in an amount calculated to provide a recovery to such holder of substantially equal value as a percentage of its Allowed GT Inc. General Unsecured Claim, to the recovery,	Approximately $21.4 million to $181.9 million[10]	Approximately 0.161%

[9] The estimated percentage recovery for Allowed Class 4A Claims is based solely upon the Debtors' calculation of the imputed value of the Reorganized Common Stock Pool allocated to Class 4A. The imputed value, in turn, has been calculated based solely upon the $20 million that the Financing Support Parties are paying for the Preferred Stock, representing 86% of the Reorganized Common Stock as of the Effective Date subject to dilution from the New Warrants and the Management Incentive Plan (as described more fully in Exhibit E to the Disclosure Statement). The estimated percentage recovery assumes that no transaction occurs that would trigger the liquidation preference of the Preferred Stock. The estimated percentage recovery does not include any potential additional recovery value that may be distributable by the Litigation Trust to holders of Allowed Class 4A Claims from Excess Proceeds, GUC Preference Proceeds, or Non-Released D&O Causes of Action.

[10] The estimated amount set forth above excludes (a) any claims arising under executory contracts and unexpired leases of the Debtors unless a proof of claim has been filed with respect to such contract or lease, and (b) future claims that may arise or be filed as the Debtors continue with their reorganization. The magnitude of claims arising under executory contracts or unexpired leases for rejection damages may be substantial and may have a significant dilutive effect on the estimated recovery to holders of General Unsecured Claims. The numbers listed here are estimates.

xvi

Class	Type of Claim or Equity Interest	Treatment	Estimated Aggregate Amount of Allowed Claims[7]	Estimated Percentage Recovery of Allowed Claims
		calculated as of the Effective Date and as a percentage of such Claim, that a holder of an Allowed GT Inc. Notes Claim is to obtain under the Plan; provided, however, that any such Distribution shall not reduce the Distributions to be made to holders of Allowed GT Inc. Notes Claims pursuant to the Plan; provided further, however, that the amount of Cash distributed to all holders of GT Inc. General Unsecured Claims, pursuant to the Plan and on account of such Claims, shall in no event exceed $500,000 in the aggregate.		
4C	Corp Debtors General Unsecured Claims	On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an Allowed Corp Debtors General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed Corp Debtors General Unsecured Claim and the Reorganized Debtors), each holder of an Allowed Corp Debtors General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 62% of the Reorganized Common Stock Pool, (ii) the Corp Debtors Excess Proceeds Pool, and (iii) 71.1% of the beneficial interests in the Litigation Trust; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed Corp Debtors General Unsecured Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan.	Approximately $83.2 million to $255.6 million[11]	Approximately 0.790% to 2.427%[12]
4D	GT Hong Kong	On or as soon after the Effective Date as practicable, unless the Reorganized Debtors and the holder of an	Approximately $80.5 million	Approximately 0.492% to

[11] The estimated amount set forth above excludes (a) any claims arising under executory contracts and unexpired leases of the Debtors unless a proof of claim has been filed with respect to such contract or lease, and (b) future claims that may arise or be filed as the Debtors continue with their reorganization. The magnitude of claims arising under executory contracts or unexpired leases for rejection damages may be substantial and may have a significant dilutive effect on the estimated recovery to holders of General Unsecured Claims. The numbers listed here are estimates.

[12] The estimated percentage recovery for Allowed Class 4C Claims is based solely upon the Debtors' calculation of the imputed value of the Reorganized Common Stock Pool allocated to Class 4C. The imputed value, in turn, has been calculated based solely upon the $20 million that the Financing Support Parties are paying for the Preferred Stock, representing 86% of the Reorganized Common Stock as of the Effective Date subject to dilution from the New Warrants and the Management Incentive Plan (as described more fully in Exhibit E to the Disclosure Statement). The estimated percentage recovery assumes that no transaction occurs that would trigger the liquidation preference of the Preferred Stock. The estimated percentage recovery does not include any potential additional recovery value that may be distributable by the Litigation Trust to holders of Allowed Class 4C Claims from Excess Proceeds, GUC Preference Proceeds, or Non-Released D&O Causes of Action.

xvii

Class	Type of Claim or Equity Interest	Treatment	Estimated Aggregate Amount of Allowed Claims[7]	Estimated Percentage Recovery of Allowed Claims
	General Unsecured Claims	Allowed GT Hong Kong General Unsecured Claim agree to less favorable treatment (in which event such other agreement will govern, but solely as between such holder of an Allowed GT Hong Kong General Unsecured Claim and the Reorganized Debtors), each holder of an Allowed GT Hong Kong General Unsecured Claim shall receive, on account of and in full and final satisfaction, settlement, release, and discharge of such Claim, its Pro Rata share of (i) 16.4% of the Reorganized Common Stock Pool, (ii) the GT Hong Kong Excess Proceeds Pool, and (iii) 16.4% of the beneficial interests in the Litigation Trust; provided, however, that the Distribution of Reorganized Common Stock to holders of Allowed Corp Debtors General Unsecured Claims is subject to the Cashing-Out Programs set forth in Section 6.1(d) of the Plan.	$108.6 million[13]	0.663%[14]
5	Subordinated Securities Claims	On the Effective Date, all Subordinated Securities Claims shall be extinguished, cancelled and discharged and the holders of any Subordinated Securities Claims shall not be entitled to, and shall not receive or retain, any property or Distribution on account of such Subordinated Securities Claims under the Plan. The treatment of Subordinated Securities Claims under the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code.	Unliquidated	0%
6	GT Inc. Equity Interests	On the Effective Date, all GT Inc. Equity Interests shall be extinguished, cancelled, and discharged, and the holders of any GT Inc. Equity Interests shall not be entitled to, and shall not receive or retain, any property or	N/A	0%

[13] The estimated amount set forth above excludes (a) any claims arising under executory contracts and unexpired leases of the Debtors unless a proof of claim has been filed with respect to such contract or lease, and (b) future claims that may arise or be filed as the Debtors continue with their reorganization. The magnitude of claims arising under executory contracts or unexpired leases for rejection damages may be substantial and may have a significant dilutive effect on the estimated recovery to holders of General Unsecured Claims. The numbers listed here are estimates.

[14] The estimated percentage recovery for Allowed Class 4D Claims is based solely upon the Debtors' calculation of the imputed value of the Reorganized Common Stock Pool allocated to Class 4D. The imputed value, in turn, has been calculated based solely upon the $20 million that the Financing Support Parties are paying for the Preferred Stock, representing 86% of the Reorganized Common Stock as of the Effective Date subject to dilution from the New Warrants and the Management Incentive Plan (as described more fully in Exhibit E to the Disclosure Statement). The estimated percentage recovery assumes that no transaction occurs that would trigger the liquidation preference of the Preferred Stock. The estimated percentage recovery does not include any potential additional recovery value that may be distributable by the Litigation Trust to holders of Allowed Class 4D Claims from Excess Proceeds, GUC Preference Proceeds, or Non-Released D&O Causes of Action.

xviii

xix Class Type of Claim or Equity Interest Treatment Estimated Aggregate Amount of Allowed Claims7 Estimated Percentage Recovery of Allowed Claims Distribution on account of such Equity Interests under the Plan. 7 Intercompany Equity Interests Except as otherwise provided in Section 8.4 of the Plan, on the Effective Date, Intercompany Equity Interests shall receive no Distribution in respect of their equity interests and shall be reinstated, for administrative purposes only, at the election of the Debtors. N/A N/A C. DESCRIPTION OF OTHER NECESSARY PROCEDURES The hearing to determine whether to confirm the Plan has been scheduled to commence on [_______], 2016, at [_______] (prevailing Eastern Time) before the Honorable Henry J. Boroff, United States Bankruptcy Judge, of the United States Bankruptcy Court for the District of New Hampshire, [insert location of hearing]. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing. In addition, except as expressly provided in the Plan, the Plan may be modified pursuant to section 1127 of the Bankruptcy Code, prior to, during or as a result of the Confirmation Hearing, without further notice to parties in interest. At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements for confirmation of the Plan under section 1129 of the Bankruptcy Code have been satisfied and, if appropriate, will enter an order confirming the Plan. See Section IX (“Voting Requirements”) and Section X (“Confirmation of the Plan”). As set forth in Article XII of the Plan, both confirmation and consummation of the Plan are subject to certain conditions, which may be waived as provided in the Plan.

TABLE OF CONTENTS I. INTRODUCTION ............................................................................................................. 1  A. Definitions.............................................................................................................. 1  B. Notice to Holders of Claims in Voting Classes ..................................................... 2  C. Solicitation Package ............................................................................................... 4  D. Voting Procedures .................................................................................................. 4  1. General Information ................................................................................... 4  2. Voting on the Plan ..................................................................................... 5  E. Confirmation Hearing ............................................................................................ 7  II. OVERVIEW OF GTAT AND ITS BUSINESS ................................................................ 9  A. General ................................................................................................................... 9  1. Polysilicon Segment................................................................................. 10  2. Photovoltaic Segment .............................................................................. 10  3. Sapphire Segment .................................................................................... 10  4. Silicon Carbide Business ......................................................................... 11  B. Corporate Structure .............................................................................................. 11  C. Prepetition Apple Agreements ............................................................................. 12  D. Unsecured Notes .................................................................................................. 14  1. 2017 Notes ............................................................................................... 14  2. 2020 Notes ............................................................................................... 14  III. CERTAIN KEY EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES ..................................................................................................... 14  IV. OVERVIEW OF CHAPTER 11 CASES ........................................................................ 15  A. Commencement ................................................................................................... 15  B. Parties in Interest.................................................................................................. 15  1. Court ........................................................................................................ 15  2. Advisors to the Debtors ........................................................................... 15  3. Creditors’ Committee and Its Advisors ................................................... 16  4. Fee Examiner and Its Advisors ................................................................ 16  C. First Day Orders ................................................................................................... 17  1. Joint Administration Motion .................................................................... 17  2. Tax Motion............................................................................................... 17  3. Insurance Motion ..................................................................................... 17

Table of Contents (continued) Page 4. Cash Management Motion ....................................................................... 18  5. Employee Wage and Benefit Motion ....................................................... 19  6. Customer Programs Motion ..................................................................... 19  7. Shipping and Mechanics Lien Motion ..................................................... 19  8. Reclamation Procedures Motion .............................................................. 20  9. NOL Motion............................................................................................. 20  10. Utilities Motion ........................................................................................ 21  D. Filing Deadline for Prepetition Claims ................................................................ 21  E. Statements of Financial Affairs and Schedules of Assets and Liabilities ............ 21  V. WIND DOWN OF SAPPHIRE GROWTH AND PRODUCTION BUSINESS, SETTLEMENT WITH APPLE, AND ASSET SALES .................................................. 21  A. Wind Down of Sapphire Growth and Production Business................................. 21  B. Original Settlement With Apple .......................................................................... 22  C. Asset Sales ........................................................................................................... 24  1. Excess Assets Sales.................................................................................. 24  2. Online Auctions ....................................................................................... 25  3. Customer X Transaction .......................................................................... 25  4. SSG Sale .................................................................................................. 26  5. Hyperion Sale ........................................................................................... 26  6. Merlin Marketing Process ........................................................................ 27  VI. DIP FINANCING AND INTERCOMPANY SETTLEMENT ....................................... 27  A. DIP Financing ...................................................................................................... 27  B. Intercompany Settlement ..................................................................................... 29  C. Change in Chief Executive Officer ...................................................................... 31  D. Revised Apple Settlement Agreement and Related Amendments to DIP Financing and Intercompany Settlement ............................................................. 31  1. Revised Apple Settlement Agreement ..................................................... 32  2. ASF Auction and Sale to Vast Billion ..................................................... 33  3. Amendment to Intercompany Settlement ................................................ 33  4. DIP Financing Amendment ..................................................................... 33  E. Exit Financing Commitment ................................................................................ 34

Table of Contents (continued) Page 1. Senior Secured Notes ............................................................................... 35  2. Preferred Stock......................................................................................... 36  VII. OTHER DEVELOPMENTS IN THE CHAPTER 11 CASES ........................................ 37  A. SEC Matters ......................................................................................................... 37  1. Regulatory Inquiries ................................................................................. 37  2. Stipulation With SEC Regarding Challenge to Dischargeability ............ 37  B. Securities Litigation ............................................................................................. 38  C. Litigation with Tera Xtal Technology Corp. ....................................................... 39  1. Undelivered ASF Furnaces ...................................................................... 39  2. TXT’s Motion for Allowance and Payment of Purported Administrative Expense Claims ............................................................... 40  3. Preferential Transfer Litigation Against TXT ......................................... 40  D. Litigation With Manz AG and Manz China Suzhou Ltd. .................................... 40  E. APS Settlement .................................................................................................... 41  F. Meyer Burger Settlement ..................................................................................... 42  G. Stipulations with Expeditors and Kerry Logistics ............................................... 42  1. Stipulation with Expeditors...................................................................... 42  2. Stipulation with Kerry.............................................................................. 43  H. Mesa Fire ............................................................................................................. 43  I. Waaree Transaction ............................................................................................. 44  J. 503(b)(9) Claims Report ...................................................................................... 45  K. Key Employee Incentive Plan and Key Employee Retention Plan ..................... 45  L. Request for Official Committee of Equity Holders ............................................. 46  M. Extensions of Exclusivity .................................................................................... 46  N. Claims Objections ................................................................................................ 47  1. Omnibus Claims Objection Procedures ................................................... 47  2. Expedited Adjudication of Claims ........................................................... 48  3. Administrative Expense Bar Date ............................................................ 48  4. IRS Administrative Expense Claim ......................................................... 49  O. Preferential and Fraudulent Transfers .................................................................. 49

Table of Contents (continued) Page P. Monthly Operating Reports ................................................................................. 51  VIII. SUMMARY OF CHAPTER 11 PLAN ........................................................................... 51  A. Global Settlement................................................................................................. 51  1. Considerations Related to Substantive Consolidation ............................. 52  2. Recharacterization of Intercompany Obligations .................................... 55  B. Overall Structure of the Plan................................................................................ 55  C. Exculpation, Releases, and Injunction ................................................................. 57  1. Exculpation (Section 14.1 of the Plan) .................................................... 57  2. Releases of D&O Releasees (Section 14.2 of the Plan) ........................... 58  3. Releases of the Plan Support Party Releasees and the DIP Facility Lender Releasees (Section 14.3 of the Plan) ........................................... 58  4. Release of the Debtor Releasees and the D&O Releasees (Section 14.4 of the Plan) ....................................................................................... 59  5. Injunction (Section 14.6 of the Plan) ....................................................... 60  6. Terms of Stays and Injunctions (Section 14.7 of the Plan) ...................... 61  7. Defined Terms of Exculpated and Released Parties ................................ 61  D. Reservation of Causes of Action/Reservation of Rights ...................................... 62  E. Plan Supplement .................................................................................................. 63  IX. VOTING REQUIREMENTS .......................................................................................... 63  A. Voting Deadline ................................................................................................... 64  B. Holders of Claims Entitled to Vote ...................................................................... 64  C. Vote Required for Acceptance of Class ............................................................... 65  D. Voting Procedures ................................................................................................ 66  1. Ballots ...................................................................................................... 66  2. Withdrawal or Change of Votes on Plan ................................................. 67  3. Voting Multiple Claims ........................................................................... 67  X. CONFIRMATION OF THE PLAN................................................................................. 68  A. Confirmation Hearing .......................................................................................... 68  B. Deadline to Object to Confirmation ..................................................................... 68  C. Requirements for Confirmation of the Plan ......................................................... 68  1. Requirements of Section 1129(a) of Bankruptcy Code ........................... 69

Table of Contents (continued) Page 2. Acceptance by Impaired Classes ............................................................. 72  3. Feasibility ................................................................................................. 72  4. Requirements of Section 1129(b) of Bankruptcy Code ........................... 72  XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN ............................................................................................................................... 73  A. Liquidation Under Chapter 7 ............................................................................... 73  B. Alternative Plan ................................................................................................... 74  C. Dismissal .............................................................................................................. 74  XII. CERTAIN RISK FACTORS TO BE CONSIDERED .................................................... 74  A. General Considerations ........................................................................................ 74  B. Certain Bankruptcy Considerations ..................................................................... 75  1. Failure to Satisfy Vote Requirement........................................................ 75  2. Risk of Non-Confirmation of Plan; Feasibility ........................................ 75  3. Non-Consensual Confirmation ................................................................ 75  4. The Debtors May Object to the Amount or Classification of a Claim ........................................................................................................ 76  5. Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan ..................................................................................... 76  6. Risk of Non-Consummation of Plan ........................................................ 76  7. Risk of Chapter 7 Liquidation.................................................................. 77  8. Estimation for Allowed Claims ............................................................... 77  9. Potential Claims Against Non-Debtor GT Guiyang ................................ 78  C. Factors That May Affect the Value of Distributions Under the Plan .................. 78  1. Risks Associated with the Debtors’ Business Operations ....................... 78  2. Certain Risks Relating to the Reorganized Common Stock .................... 88  3. Certain Risks Relating to the Litigation Trust ......................................... 93  D. Inherent Uncertainty of the Financial Projections ............................................... 93  E. Additional Factors That May Affect Distributions to Holder of General Unsecured Claims ................................................................................................ 94  1. Allowance of General Unsecured Claims ................................................ 94  2. Proceeds of Preference Litigation ............................................................ 94

Table of Contents (continued) Page 3. Excess Proceeds ....................................................................................... 94  4. Litigation Risks ........................................................................................ 95  F. Disclosure Statement Disclaimer ......................................................................... 95  1. Information Contained Herein is for Soliciting Votes ............................. 95  2. Disclosure Statement Was Not Approved by the Securities and Exchange Commission or any State Regulatory Authority ..................... 95  3. Disclosure Statement May Contain Forward Looking Statements .......... 95  4. No Legal or Tax Advice is Provided to You by this Disclosure Statement.................................................................................................. 96  5. No Admissions Made ............................................................................... 96  6. Failure to Identify Litigation Claims or Projected Objections ................. 96  7. No Waiver of Right to Object or Right to Recover Transfers and Assets ....................................................................................................... 96  8. Information Was Provided by the Debtors and Was Relied upon by the Debtors’ Advisors and the Creditors’ Committee’s Advisors ........... 96  9. No Representations Outside the Disclosure Statement are Authorized................................................................................................ 97  G. Certain Tax Considerations.................................................................................. 97  XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN .............................................................................. 97  A. General ................................................................................................................. 97  B. U.S. Federal Income Tax Consequences to the U.S. Debtors .............................. 98  1. Cancellation of Debt Income.................................................................... 98  2. Limitation on NOL Carryforwards .......................................................... 99  3. Alternative Minimum Tax ...................................................................... 100  C. U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Claims ................................................................................................................ 100  1. Definition of Securities .......................................................................... 101  2. Tax Treatment of Exchange of Securities for Stock or Securities.......... 102  3. Tax Treatment of Other Exchanges ....................................................... 102  4. Reorganized Common Stock ................................................................. 103  5. Noteholder Warrants .............................................................................. 104

Table of Contents (continued) Page D. Certain Other Tax Considerations for U.S. Holders of Allowed Claims ........... 104  1. Medicare Surtax ..................................................................................... 104  2. Accrued but Unpaid Interest .................................................................. 104  3. Post-Effective Date Distributions .......................................................... 105  4. Possible Deductions in Respect of Claims ............................................. 105  5. Market Discount ..................................................................................... 105  6. Information Reporting and Backup Withholding ................................... 105  E. Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Allowed Claims Against U.S. Debtors ............................................. 106  1. Tax Treatment of Exchange or Disposition ........................................... 106  2. Interest ................................................................................................... 107  3. Distributions With Respect to Reorganized Common Stock Paid to Non-U.S. Holders................................................................................... 108  4. FATCA .................................................................................................. 109  F. Importance of Obtaining Professional Tax Assistance ...................................... 109  XIV. CONCLUSION .............................................................................................................. 110

TABLE OF EXHIBITS Exhibit A PLAN OF REORGANIZATION Exhibit B DISCLOSURE STATEMENT ORDER (WITHOUT EXHIBITS) Exhibit C CORPORATE OWNERSHIP STRUCTURE Exhibit D LIQUIDATION ANALYSIS Exhibit E VALUATION ANALYSIS Exhibit F PROJECTIONS Exhibit G REMAINING SCHEDULED AND FILED CLAIMS Exhibit H M.O.R. SUMMARY

DISCLOSURE STATEMENT FOR DEBTORS’ JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE I. INTRODUCTION The Debtors submit this Disclosure Statement in accordance with section 1125 of the Bankruptcy Code, to holders of Claims against and Equity Interests in the Debtors for use in the solicitation of votes on the Joint Plan of Reorganization of GT Advanced Technologies Inc. and Its Subsidiaries under Chapter 11 of the Bankruptcy Code (the “Plan”), which is attached as Exhibit A to this Disclosure Statement. The Debtors have not filed any other chapter 11 plan in connection with the Chapter 11 Cases. This Disclosure Statement sets forth specific information regarding the Debtors’ pre- bankruptcy history, significant events that have occurred during the Chapter 11 Cases, and the anticipated organizational and capital structure and operations of the Reorganized Debtors after confirmation of the Plan and the Debtors’ emergence from chapter 11. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and certain risk factors regarding the Plan, including risk factors associated with the new equity that will be issued under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Impaired Claims must follow for their votes to be counted. FOR A SUMMARY OF THE PLAN AND VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS, PLEASE SEE SECTION VIII (“SUMMARY OF CHAPTER 11 PLAN”) AND SECTION IX.C (“CERTAIN RISK FACTORS TO BE CONSIDERED”). SECTIONS II THROUGH VII FOLLOWING THIS INTRODUCTION DISCUSS THE BACKGROUND OF THE DEBTORS’ BUSINESSES AND THE CHAPTER 11 CASES. A. Definitions Capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan. A term used but not defined in this Disclosure Statement or the Plan has the meaning given it in the Bankruptcy Code or the Bankruptcy Rules. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, will include both the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender will include the masculine, feminine, and the neutral gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document, including the Plan Documents and any document contained in the Plan Supplement, being in a particular form or on particular terms and conditions means that the referenced document will be substantially in that form or substantially on those terms and conditions; (c) any reference herein to an existing document or exhibit having been filed or to be filed will mean that document or exhibit, as it may thereafter be amended, modified, or supplemented; (d) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to the Disclosure Statement in its entirety rather than to a particular portion of the Disclosure Statement; (e) captions and headings to sections are inserted for convenience of reference only

2 and are not intended to be a part of or to affect the interpretation hereof; (f) the rules of construction set forth in section 102 of the Bankruptcy Code will apply; and (g) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules will have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be. B. Notice to Holders of Claims in Voting Classes This Disclosure Statement is being furnished to holders of Claims in the Voting Classes for the purpose of soliciting their votes on the Plan. This Disclosure Statement is also being furnished to certain other creditors and other entities for notice or informational purposes. The primary purpose of this Disclosure Statement is to provide adequate information to holders of Claims in the Voting Classes to enable such holders to make a reasonably informed decision with respect to the Plan prior to exercising the right to vote to accept or reject the Plan. On [______], 2016, the Bankruptcy Court entered the Disclosure Statement Order approving the Disclosure Statement as containing information of a kind and in sufficient detail to enable holders of Claims in Voting Classes to make an informed judgment about the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN NOR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT. IF THE BANKRUPTCY COURT CONFIRMS THE PLAN, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN WHEREVER LOCATED. THUS, IN PARTICULAR, ALL HOLDERS OF IMPAIRED CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. This Disclosure Statement contains important information about the Plan, the Debtors’ businesses and operations, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases. THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except pursuant to this Disclosure Statement, and no person has been authorized to use any information concerning the Debtors other than the information contained herein. Other than as explicitly set forth in this Disclosure Statement, you should not rely on any information relating to the Debtors, their Estates, the value of their properties, the nature of their Liabilities, their creditors’ Claims, or the value of any securities or instruments issued under the Plan.

3 CERTAIN INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD-LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. Except with respect to the projected financial information set forth in Exhibit F hereto with respect to the Reorganized Debtors (the “Projections”), the descriptions of the Reorganized Debtors set forth herein, and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof. Such events may have a material impact on the information contained in this Disclosure Statement. The Debtors do not intend to update the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement will not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF JUDGMENTS AND ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. FOR THE AVOIDANCE OF DOUBT, THE TERM “LIABILITIES” (AS DEFINED IN THE PLAN) DOES NOT GOVERN THE USE OF THAT TERM IN THE PROJECTIONS. THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. IRS CIRCULAR 230 NOTICE: TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS DISCLOSURE STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY HOLDERS OF CLAIMS OR EQUITY INTERESTS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEBTORS OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

4 C. Solicitation Package For the holders of Claims in Voting Classes as of the Voting Record Date (as defined in the Disclosure Statement Order), accompanying this Disclosure Statement are copies of the following documents (collectively with this Disclosure Statement, the “Solicitation Package”): (a) the Plan, which is annexed to this Disclosure Statement as Exhibit A; (b) a copy of the Disclosure Statement Order (excluding exhibits attached thereto); (c) a Notice of Confirmation Hearing; (d) an appropriate Ballot to vote to accept or reject the Plan, and instructions on how to complete the Ballot; and (e) such other materials as the Bankruptcy Court may direct. The holders of Claims in Classes 1, 2, 3, and 5 will receive a Notice of Confirmation Hearing and a notice of non-voting status. Holders of Equity Interests in Class 6 will receive a notice of non-voting status. If you did not receive a Ballot in your package and believe that you should have, please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or outside of the U.S. at (310) 751- 2622), or by email at gtatinfo@kccllc.com. D. Voting Procedures 1. General Information Under the Bankruptcy Code, certain Classes of creditors are deemed to accept or reject the Plan, and the vote of these Classes will not be solicited. Thus, if a creditor holds Claims included within a Class that is not Impaired under the Plan, under Bankruptcy Code section 1126(f), the creditor is conclusively presumed to have accepted the Plan with respect to such Claims, and its vote of such Claims will not be solicited. Pursuant to the Bankruptcy Code, a class of claims or interests is “impaired” if the legal, equitable or contractual rights attaching to the claims or interests of that class are altered, other than by curing defaults and reinstating maturity. The Plan provides that Classes 1, 2, and 3 are Unimpaired. Any holder of a Claim in any of these Classes may, however, object to the Plan to contest the Plan’s characterization of the creditor’s non-impaired status. The Bankruptcy Code provides that the holders of allowed claims are entitled to vote on a plan. A Claim to which an objection has been filed is not entitled to vote unless and until the Bankruptcy Court rules on the objection and allows the Claim. Consequently, although holders of Claims subject to a pending objection may receive Ballots, their votes will not be counted unless the Bankruptcy Court (a) prior to the Voting Deadline (as defined herein), rules on the objection and allows the Claim or (b) on proper request under Bankruptcy Rule 3018(a), temporarily allows the Claim in an amount which the Court deems proper for the purpose of voting on the Plan. If the Debtors have served an objection or request for estimation as to a claim at least fourteen (14) calendar days before the Voting Deadline, such claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except as ordered by the Court before the Voting Deadline.

5 2. Voting on the Plan If a holder of a Claim is classified in a Voting Class under the Plan, such holder’s acceptance or rejection of the Plan is important and must be in writing and filed by the Voting Deadline (as defined herein). If Claims are held in more than one Class and the holder of such Claims is entitled to vote in more than one Class, separate Ballots must be used for each Class of Claims. The holder of more than one Claim classified in a single class of Claims must vote all its Claims within that Class to either accept or reject the Plan, and may not split its votes within a particular Class; thus, a Ballot (or group of Ballots) within a particular Class that partially accepts and partially rejects the Plan shall not be counted. When voting, a creditor must use only the Ballot or Ballots sent to it (or copies if necessary) with this Disclosure Statement. After carefully reviewing the Plan, this Disclosure Statement, and the detailed instructions accompanying your Ballot, please check the appropriate boxes on the enclosed Ballot to indicate your vote to accept or reject the Plan. In addition, to the extent that you hold a GT Inc. Notes Claim, a Corp Debtors General Unsecured Claim, or a GT Hong Kong General Unsecured Claim, you may elect to cash out your claim in accordance with the Cash-Out Program, as detailed in Section 6.1 of the Plan. Furthermore, holders of Claims entitled to vote on the Plan may elect on their Ballot to opt out of the release set forth in Section 14.3 and Section 14.4 of the Plan.  Section 14.3 of the Plan provides, among other things, that each holder of a Claim against any Debtor who either (a) is entitled to vote to accept or reject the Plan and does not opt out of the release under Section 14.3 of the Plan on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases the Plan Support Party Releasees and the DIP Facility Lenders Releasees from any Claims, causes of action, and Liabilities whatsoever (including those arising under the Bankruptcy Code) based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date.  Section 14.4 of the Plan provides, among other things, that each holder of a Claim against any Debtor who either (a) is entitled to vote to accept or reject the Plan and does not opt out of the release under Section 14.4 of the Plan on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases the Debtor Releasees and the D&O Releasees from any Claims, causes of action, and Liabilities whatsoever (including those arising under the Bankruptcy Code) based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date. ADDITIONAL INFORMATION REGARDING PLAN RELEASES: If a holder of a Claim is entitled to vote on the Plan and does not opt out of the releases in Section 14.3

6 and Section 14.4 of the Plan on a timely submitted Ballot, the Claim holder will be deemed to have consented to the releases set forth in Section 14.3 and Section 14.4 of the Plan for all purposes, including the release of any claims that the holder may otherwise have had against a released party in connection with the Securities Litigation. PLEASE COMPLETE AND SIGN YOUR BALLOT(S) AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY NO LATER THAN [________], 2016, AT 4:00 P.M. (PREVAILING PACIFIC TIME) (THE “VOTING DEADLINE”). IN ORDER FOR YOUR BALLOT TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT, AND RECEIVED BEFORE THE VOTING DEADLINE BY THE VOTING AGENT. If you are the holder of a Class 4B, Class 4C, or Class 4D Claim entitled to vote to accept or reject the Plan, please vote and return your Ballot(s) to the Voting Agent at GTAT Ballot Processing, c/o KCC LLC, 2335 Alaska Avenue, El Segundo, California 90245. If you are the beneficial owner of GT Inc. Notes held through a broker, bank, commercial bank, trust company, dealer, or other agent or nominee (each, a “Voting Nominee”), for your vote with respect to such GT Inc. Senior Notes to be counted, you must vote and return your Ballot to the Voting Nominee at the addresses on the envelopes enclosed with your Ballot (or otherwise delivered to the Voting Nominee in accordance with such Voting Nominee’s instructions). BALLOTS SUBMITTED BY BENEFICIAL OWNERS OF GT INC. NOTES TO A VOTING NOMINEE MUST BE RECEIVED BY SUCH VOTING NOMINEE WITH SUFFICIENT TIME TO ENABLE THE VOTING NOMINEE TO DELIVER A MASTER BALLOT TO THE VOTING AGENT BEFORE THE VOTING DEADLINE. See Section IX.A (“Voting Requirements—Voting Deadline”) and Section IX.D.1 (“Voting Requirements— Voting Procedures—Ballots”). If you are a Voting Nominee with respect to the GT Inc. Notes, you must return the master Ballot to the Voting Agent at GTAT Ballot Processing, c/o KCC LLC, 1290 Avenue of the Americas, 9th Floor, New York, New York 10104. If you have any questions about the procedure for voting your Claim or the packet of materials that you received, please contact the Voting Agent at the address indicated above in subsection C herein. Prior to the Voting Deadline, if you cast more than one Ballot voting the same Claim, the last received, validly executed Ballot received before the Voting Deadline shall be deemed to reflect your intent and thus to supersede any prior Ballots. After the Voting Deadline, if you wish to change your vote, you can do so, if you meet the requirements of Bankruptcy Rule 3018(a), by filing a motion with the Bankruptcy Court with sufficient advanced notice so that it can be heard prior to the Confirmation Hearing scheduled for [_________], 2016. Any such application must be filed and served in accordance with the procedures set forth in detail in the Disclosure Statement Order.

7 If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or outside of the U.S. at (310) 751-2622), or by email at gtatinfo@kccllc.com. Copies of the Plan, this Disclosure Statement, or any exhibits to such documents may also be obtained free of charge on KCC’s website for these chapter 11 cases (http://www.kccllc.net/gtat). E. Confirmation Hearing Pursuant to section 1128 of the Bankruptcy Code and Bankruptcy Rule 3017(c), the Bankruptcy Court has scheduled the Confirmation Hearing to commence on [______], 2016 at [_____] (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Henry J. Boroff, United States Bankruptcy Judge, of the United States Bankruptcy Court for the District of New Hampshire, [_____________]. THE BANKRUPTCY COURT HAS DIRECTED THAT OBJECTIONS, IF ANY, TO CONFIRMATION OF THE PLAN MUST BE IN WRITING AND FILED WITH THE CLERK OF THE BANKRUPTCY COURT AND SERVED SO THAT THEY ARE RECEIVED ON OR BEFORE [_______], 2016 AT [_______] (PREVAILING EASTERN TIME) BY: Counsel for the Debtors: Paul Hastings LLP Park Avenue Tower 75 East 55th Street, First Floor New York, New York 10022 Attn: Luc A. Despins, Esq. G. Alexander Bongartz, Esq. Paul Hastings LLP 600 Travis Street, 58th Floor Houston, Texas 77002 Attn: James T. Grogan, Esq. and Nixon Peabody LLP 900 Elm Street Manchester, New Hampshire 03101-2031 Attn: Daniel W. Sklar, Esq. Counsel for the Creditors’ Committee: Kelley Drye & Warren LLP 101 Park Avenue New York, New York 10178 Attn: James S. Carr, Esq.

8 Jason R. Adams, Esq. and Devine, Millimet & Branch, P.A. 111 Amherst Street Manchester, New Hampshire 03101 Attn: Charles R. Powell, Esq. United States Trustee: Office of the United States Trustee for the District of New Hampshire 1000 Elm Street Suite 605 Manchester, New Hampshire 03101 Attn: Geraldine Karonis, Esq. Counsel for the Financing Support Parties: Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 Attn: Philip D. Anker, Esq. and 60 State Street Boston, Massachusetts 02109 Attn: Dennis L. Jenkins, Esq. and Sheehan Phinney Bass + Green 1000 Elm Street, 17th Floor Manchester, New Hampshire 03101 Attn: Christopher M. Candon, Esq. Counsel for the Consenting Parties: Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attn: Michael S. Stamer, Esq. Brad M. Kahn, Esq. and

9 Drummond Woodsum LLP 1001 Elm Street, #303 Manchester, New Hampshire 03101 Attn: Benjamin E. Marcus, Esq. Jeremy R. Fischer, Esq. and all other parties in interest that have filed requests for notice pursuant to Bankruptcy Rule 2002 in these Chapter 11 Cases. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjourned date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. THE PLAN HAS THE SUPPORT OF THE DEBTORS, THE ADDITIONAL CONSENTING PARTIES, AND THE CREDITORS’ COMMITTEE. IN THE VIEW OF THE DEBTORS AND THE OTHER PARTIES SUPPORTING THE PLAN, THE TREATMENT OF HOLDERS OF CLAIMS UNDER THE PLAN PROVIDES A GREATER RECOVERY FOR HOLDERS OF CLAIMS THAN WOULD BE AVAILABLE IN A CHAPTER 7 LIQUIDATION. ACCORDINGLY, THE PLAN IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS AND, THUS, THE DEBTORS, THE ADDITIONAL CONSENTING PARTIES, AND THE CREDITORS’ COMMITTEE RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS THAT ARE ENTITLED TO CAST BALLOTS VOTE TO ACCEPT THE PLAN. II. OVERVIEW OF GTAT AND ITS BUSINESS15 A. General Before the Petition Date, GT Advanced Technologies Inc., as well as its Debtor and non- debtor affiliates (collectively, the “GTAT Group”) were a diversified technology company producing advanced materials and equipment for the solar, global consumer electronics, power electronics, and light-emitting diode (“LED”) industries. The GTAT Group has historically been an equipment company serving the solar industry in two areas: (i) providing equipment and services that enable the production of high quality polysilicon; and (ii) producing silicon casting furnaces that produce multi-crystalline ingots used in the production of solar cells. In 2001, the GTAT Group acquired Confluence Solar Inc., which enabled the GTAT Group to expand its technology segment to include “HiCz” growth technology for manufacturing more efficient monocrystalline solar cells. 15 Additional information regarding the GTAT Group’s business, corporate history, organizational structure, and prepetition capital structure may be found in the Declaration of Daniel W. Squiller in Support of Chapter 11 Petitions and First-Day Motions, filed on the Petition Date [Docket No. 14] and the Supplemental Declaration of Daniel W. Squiller in Support of Chapter 11 Petitions and First-Day Motions [Docket No. 462] (collectively, the “First Day Declaration”), which are incorporated herein by reference.

10 Before the Petition Date, the GTAT Group operated as one business enterprise comprised of three business segments: polysilicon; photovoltaic (“PV”); and sapphire. 1. Polysilicon Segment The GTAT Group’s polysilicon business is focused on product design, quality control, engineering services, project management and process development related to the production of polysilicon. Polysilicon is a purified form of silicon that is a key raw material used to produce PV and semiconductor wafers. The GTAT Group’s polysilicon business offers silicon deposition reactors (“SDR”™), which utilizes the chemical vapor deposition process. In addition, the GTAT Group sells hydrochlorination technology and equipment which is utilized to convert silicon tetrachloride into trichlorosilane, which is used in the manufacture of high purity silicon. All of the components of the GTAT Group’s polysilicon products are shipped directly from qualified vendors to the customer installation site. Among other things, the GTAT Group has a contract with a customer in Asia for the supply of polysilicon reactors with a value of approximately $260 million. Including delay fees which have been paid by the customer, the total value of the contract is approximately $302 million. The customer paid a deposit of approximately $97 million pre-petition. Pursuant to the terms of the contract, delivery of half of the reactors is scheduled for 2016. The customer has requested a further delay in delivery until 2017 and negotiations are in process regarding the terms of such delay. See also Section XII.C.1(“Risks Associated with the Debtors’ Business Operations”) and Exhibit F (“Projections”). 2. Photovoltaic Segment The GTAT Group’s PV business is centered on the development and sales of crystallization growth furnaces to produce silicon ingots used in the production of solar wafers, modules, and cells. The GTAT Group’s principal product line has been the directional solidification system (“DSS”™) furnaces and related equipment are used to cast multicrystalline and MonoCast™ crystalline silicon ingots, which are used to make PV solar wafers and cells. The company introduced the first DSS furnace, the DSS™240, in 2003. All of the components and assemblies for DSS furnaces are manufactured by third parties using the GTAT Group’s designs or specifications. These components are shipped to the company’s consolidation warehouse in Hong Kong where they are crated for ultimate shipment to customers. The GTAT Group’s service personnel focus on final assembly, integration and testing of the DSS furnace at the customer site. The GTAT Group also offers engineering and product design, quality control, process engineering and engineering services related to the operation of the DSS furnaces. 3. Sapphire Segment In 2010, the GTAT Group acquired Crystal Systems Inc., which enabled the GTAT Group to enter the sapphire material and equipment business, with a focus on providing sapphire furnaces for the global LED and certain other industrial markets. The GTAT Group’s sapphire business was traditionally based on designing and selling ASF Furnaces, which are used to produce sapphire boules. These sapphire boules are used, following certain cutting and polishing

11 processes, to make sapphire wafers, a substrate for manufacturing light emitting diodes, as well as sapphire material for a wide range of other industrial and consumer applications including, medical devices, dental, oil and gas, watch crystals, and specialty optical applications such as low absorption optical sapphire for advanced optics and titanium-doped sapphire material for high power lasers. Sapphire is scratch-resistant and has other properties that make it a desirable material for display applications where those properties provide significant advantages over strengthened glass or other materials used in the consumer electronics field. Sapphire can be fabricated into a variety of shapes and sizes for use in consumer electronics, as well as the military, LED industry, and other industries. In the consumer electronics field, sapphire is currently used in watch crystals, camera lenses, and smartphone displays. Some of the GTAT Group’s customers in Asia, which have purchased nearly over 1000 sapphire furnaces from certain entities within the GTAT Group, supply the consumer electronics market, where the sapphire materials they make are used in a variety of applications. As a result of a series of transactions with Apple entered into in October 2013, the GTAT Group’s sapphire business model shifted from being primarily an equipment supplier to primarily being a sapphire materials manufacturer. The agreements with Apple contained exclusivity provisions that limited the GTAT Group’s right to sell ASF Furnaces to third parties, subject to certain exceptions. The GTAT Group was permitted to and continued to market ASF Furnaces to current and new customers for certain applications not prohibited under the non- competition agreements and exclusivity restrictions with Apple. In addition, the GTAT Group was permitted to sell ASF Furnaces to satisfy certain customer contracts in place at the time of entering into the agreements with Apple. As detailed in Section V.B hereof, the Original Apple Settlement Agreement (as defined below) lifted all exclusivity restrictions under the Prepetition Apple Agreements. All of the components and assemblies for ASF Furnaces sold to customers are manufactured by third party vendors using GTAT Group’s designs or specifications. These components are shipped to the GTAT Group where they are crated for ultimate shipment to ASF Furnaces customers. The GTAT Group’s service personnel focus on final assembly, integration and testing of the ASF Furnaces at the customer site. 4. Silicon Carbide Business The GTAT Group also offers its SiClone™ furnace and process technology to customers who want to produce high-quality, low defect, semiconducting silicon carbide bulk crystals. Silicon carbide is used for the manufacture of high power semiconductor devices that can operate at voltages exceeding 1000 volts. The GTAT Group’s SiClone™ systems are available with its optional proprietary hot zone and recipe, offering a full system solution capable of achieving scale in silicon carbide industry manufacturing. B. Corporate Structure The Debtors in these chapter 11 cases are:

12  GT Advanced Technologies Inc. (“GT Inc.”);  GTAT Corporation (“GTAT Corp”);  GT Advanced Equipment Holding LLC (“GT SPE”);  GT Equipment Holdings, Inc.;  Lindbergh Acquisition Corp.;  GT Sapphire Systems Holding LLC;  GT Advanced Cz LLC  GT Sapphire Systems Group LLC (“GT SSG”); and  GT Advanced Technologies Limited (“GT Hong Kong”). GT Inc. is the direct or indirect parent of each of the other Debtors and their non-debtor affiliates. A chart showing the GTAT Group’s prepetition corporate ownership structure is annexed hereto as Exhibit C. C. Prepetition Apple Agreements In October 2013, Apple and GTAT entered into a series of agreements (collectively, the “Prepetition Apple Agreements”) for the production of sapphire. Under the Prepetition Apple Agreements, Apple agreed to advance, subject to certain sapphire material production milestones, approximately $578 million to GTAT Corp to enable GTAT Corp to establish sapphire growth and fabrication capabilities in the Mesa Facility (which is owned by an affiliate of Apple). The transaction included an exclusivity provision generally limiting the GTAT Group’s sapphire material and equipment sales to segments outside of consumer electronics, subject to certain limited exceptions. GTAT Corp was also required (a) to form a special purpose subsidiary (GT SPE) which was to hold title to the ASF Furnaces and related equipment and (b) to pledge its interest in that subsidiary as collateral to secure repayment of the $578 million advance. The most relevant Prepetition Apple Agreements are summarized below.  MDSA and Statement of Work. Under the Master Development and Supply Agreement, dated October 31, 2013 (“MDSA”), and related Statement of Work (“SOW”), GTAT agreed to supply sapphire material to Apple. The MDSA specified GTAT’s minimum and maximum supply commitments. Apple had no purchase requirements under the MDSA; however, Apple was required to make substantial investments in the sapphire growth project.  Prepayment Agreement. Under the Prepayment Agreement, dated October 31, 2013 (the “Prepayment Agreement”), GTAT Corp was eligible to receive $578 million in four separate installments, as a loan to pay for the purchase of sapphire furnaces and other equipment required under the MDSA and related SOW. Under the Prepayment Agreement, GTAT Corp was required to repay this amount ratably over a five year period commencing in 2015 and ending in January 2020, either as a credit against amounts due from Apple purchases of sapphire material under the MDSA or as a direct cash payment. The installment payments received by GTAT Corp were to be used exclusively by GTAT Corp to fund the purchase of components necessary to manufacture 2,036 ASF Furnaces and related processing and manufacturing equipment at the Mesa Facility. The first three

13 installments under the Prepayment Agreement of $225 million, $111 million, and $103 million were received on November 15, 2013, January 23, 2014, and April 4, 2014, respectively. Apple failed to make the fourth and final installment payment, in the amount of $139 million, to GTAT Corp.  Formation and Pledge of Special Purpose Entity. As part of the Prepayment Agreement, GTAT Corp was also required to form a Delaware limited liability company as a wholly-owned subsidiary, referred to in the deal documents as “bankruptcy remote.” Accordingly, GTAT Corp formed GT SPE in October 2013. As collateral for its obligations under the Prepayment Agreement, the MDSA, and the SOW, GTAT Corp entered into a Membership Interest Pledge Agreement, dated October 31, 2013, under which it pledged its membership interest in GT SPE to Apple. GT SPE is one of the Debtors in these chapter 11 cases.  Intercompany Loan Agreement. To the extent GTAT Corp received funds under the Prepayment Agreement, GTAT Corp was obligated to make an intercompany loan to GT SPE in the amount of the payment from Apple pursuant to that certain Loan Agreement, dated October 31, 2013 between GTAT Corp and GT SPE (the “Intercompany Loan Agreement”).  Equipment Lease Agreements. Because the Prepetition Apple Agreements contemplate that GT SPE would be the owner of the Mesa furnaces, GT SPE entered into a Lease Agreement (the “GT SPE Equipment Lease”) with GTAT Corp under which GT SPE leased the Mesa furnaces to GTAT Corp.  GT SPE Secured Guaranty. On October 31, 2013, GT SPE issued a secured guaranty in favor of Apple guaranteeing all of GTAT Corp’s obligations under the Prepayment Agreement, the MDSA, or the SOW (the “GT SPE Secured Guaranty”). GT SPE granted Apple a first-priority security interest in all of its assets under the GT SPE Secured Guaranty.  Security Agreement. Apple and GTAT Corp also entered into a Security Agreement, dated October 31, 2013 (the “Security Agreement”), pursuant to which GTAT Corp granted Apple a security interest and lien on certain of GTAT Corp’s assets. However, Apple’s lien and security interest were extinguished pursuant to the Security Agreement when GT Inc. issued the convertible notes described below and contributed proceeds of the note issuance to GT SPE. Therefore, as of the Petition Date, the only asset of GTAT Corp which constituted collateral of Apple was the LLC membership interest in GT SPE.  Mesa Facility Lease. GTAT Corp entered into a lease for the Mesa Facility on October 31, 2013 (the “Mesa Facility Lease”). The landlord at the Mesa Facility is Platypus Development LLC, an affiliate of Apple.

14 D. Unsecured Notes 1. 2017 Notes On September 28, 2012, GT Inc. issued $220 million aggregate principal amount of 3.00% Convertible Senior Notes due 2017 (the “2017 Notes”). The 2017 Notes are senior unsecured obligations of GT Inc., at an interest rate of 3.00% per annum beginning on April 1, 2013. The 2017 Notes are governed by an Indenture dated September 28, 2012 with U.S. Bank National Association, as trustee. In connection with the offering of the 2017 Notes, GT Inc. entered into separate convertible note hedging transactions and warrant transactions with multiple counterparties. The 2017 Notes had a maturity date of October 1, 2017. 2. 2020 Notes On December 10, 2013, GT Inc. issued $214 million aggregate principal amount of 3.00% Convertible Senior Notes due 2020 (the “2020 Notes”). The 2020 Notes are senior unsecured obligations of GT, at an interest rate of 3.00% per annum beginning on June 15, 2014. The 2020 Notes are governed by an Indenture dated December 10, 2013 with U.S. Bank National Association, as trustee. The 2020 Notes had a maturity date of December 15, 2020. III. CERTAIN KEY EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES As noted above, in October 2013, the Debtors and Apple entered into transactions for the production of sapphire in quantities, size, and specifications never before achieved. The Debtors were required to procure and operate over 2,000 ASF Furnaces to produce large quantities of high-quality sapphire for use in Apple’s products. The transaction had the potential to be revolutionary for the Debtors’ business and a significant achievement for Apple. Becoming a major supplier to Apple provided the possibility of transforming the Debtors’ business and dramatically increase its revenue. A key to making the transaction profitable for both sides was the production of a sufficiently large sapphire crystal boules meeting the specifications required by Apple. Production and bricking of 262 kg sapphire boules was anticipated to provide for scale, that, if accomplished, would be profitable to both Apple and the Debtors. Unfortunately, the production objectives could not be accomplished within the time frames the parties had agreed, and was more expensive than anticipated. The Debtors and Apple have differing views as to the reason for the failure of the relationship between the parties. The Debtors, however, were ultimately unable to produce sapphire to the specifications acceptable to Apple in the quantities and cost targets required under the Prepetition Apple Agreements. These problems and difficulties, as well as disagreements between Apple and the Debtors more fully described in the First Day Declaration, including significant issues in downstream fabrication, were a contributing factor to the commencement of these chapter 11 cases. Upon the commencement of these chapter 11 cases, the Debtors were in the middle of a severe liquidity crisis that resulted from the following factors, among others:

15  The Debtors’ production costs for sapphire material were higher than originally contemplated;  The Debtors were selling sapphire material to Apple at a substantial loss due to various factors, some of which were outside the Debtors’ control;  The Debtors incurred approximately $900 million in costs in connection with the Apple project (of which $439 million was funded by the Apple prepayment); and  As a result of the exclusivity provisions in the Prepetition Apple Agreements, the Debtors’ participation in the global market for sapphire material and equipment was limited. In light of the liquidity crisis which occurred in the fall of 2014, the Debtors determined that seeking relief under chapter 11 of the Bankruptcy Code would be in the best interests of the Debtors, as well as the best interests of creditors and other parties in interest. The Debtors planned to use the remedies available under the Bankruptcy Code to reject the Prepetition Apple Agreements and wind-down their Apple-related operations. At the time, the Debtors believed that in doing so, they would be able to tap into the demand for sapphire material in the consumer electronics markets. IV. OVERVIEW OF CHAPTER 11 CASES A. Commencement On October 6, 2013 (the “Petition Date”), the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”). The cases are being jointly administered under the caption In re GT Advanced Technologies Inc, et al., Case No. 14-11916 (the “Chapter 11 Cases”). B. Parties in Interest 1. Court The Chapter 11 Cases are pending in the Bankruptcy Court before the Honorable Henry J. Boroff, United States Bankruptcy Judge for the District of Massachusetts, sitting by designation in the District of New Hampshire. 2. Advisors to the Debtors The Debtors retained Paul Hastings LLP (“Paul Hastings”) as its general bankruptcy counsel by order dated October 30, 2014. In addition to ordinary course professionals, the Debtors also retained the following additional advisors:  Nixon Peabody LLP was retained as local New Hampshire counsel to the Debtors by order dated November 10, 2014.

16  Quinn Emanuel Urquhart & Sullivan, LLP was retained by GT SPE as its special counsel by order dated October 30, 2014.  Alvarez & Marsal North America, LLC (“Alvarez & Marsal”) was retained by as restructuring advisor to the Debtors by order dated November 5, 2014.  Rothschild Inc. (“Rothschild”) was retained as financial advisor and investment banker to the Debtors by order dated October 30, 2014.  Ropes & Gray LLP (“Ropes & Gray”) was retained as corporate counsel and conflicts counsel to the Debtors by order dated November 14, 2014.  PricewaterhouseCoopers LLP was retained as accountant and tax advisor to the Debtors by order dated March 20, 2015.  StoneTurn Group, LLP was retained by the Debtors, through Ropes & Gray, as accountants by order dated May 12, 2015.  Hilco Valuation Services, LLC was retained by the Debtors as appraiser and valuation consultant by order dated November 25, 2014. 3. Creditors’ Committee and Its Advisors On October 14, 2014, the U.S. Trustee appointed a seven member committee of unsecured creditors to represent the interests of unsecured creditors in the Chapter 11 Cases. The current membership of the Creditors’ Committee is comprised of Manz AG, US Bank National Association, as Trustee, SGL Carbon LLC, and Sanmina Corporation. The Creditors’ Committee retained Kelley Drye & Warren LLP as its general bankruptcy counsel by order dated December 12, 2014. The Creditors’ Committee also retained the following additional advisors:  Devine, Millimet & Branch Professional Association was retained by the Creditors’ Committee as co-counsel by order dated December 12, 2014.  EisnerAmper LLP was retained by the Creditors’ Committee as its financial advisors by order dated December 12, 2014.  Houlihan Lokey Capital Inc. was retained by the Creditors’ Committee as its investment banker by order dated December 12, 2014. 4. Fee Examiner and Its Advisors On May 15, 2015, the Court appointed Joseph J. McMahon, Jr. of Ciardi Ciardi & Astin, to serve as the independent fee examiner (the “Fee Examiner”) in the Chapter 11 Cases. The Fee Examiner retained (a) Ciardi Ciardi & Astin as its bankruptcy counsel by order dated June 11, 2015, and (b) Whisman Giordano & Associates LLC as accountants by order dated June 11, 2015.

17 C. First Day Orders Following the Petition Date, certain transactions outside of the ordinary course of business required approval of the Bankruptcy Court, following notice and the opportunity for a hearing in accordance with the Bankruptcy Code and the Bankruptcy Rules. Accordingly, on the Petition Date, the Debtors requested the entry of specific orders from the Bankruptcy Court authorizing the Debtors to pay certain prepetition claims and to continue specific prepetition practices essential to its continued business operations during the pendency of the Chapter 11 Cases. The Bankruptcy Court granted several “first day” orders concerning various matters related to the Debtors’ continued business operations. All of the motions and orders filed and entered in the Chapter 11 Cases can be found and viewed free of charge at http://www.kccllc.net/gtat. Included in such “first day” orders were the following: 1. Joint Administration Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Rule 1015, for Entry of an Order Directing Joint Administration of Related Chapter 11 Cases [Docket No. 9] (the “Joint Administration Motion”) seeking an order directing the joint administration of the Chapter 11 Cases. The Bankruptcy Court granted the Joint Administration Motion by order dated October 8, 2014 [Docket No. 47]. Accordingly, the Chapter 11 Cases are jointly administered by the Bankruptcy Court. 2. Tax Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a), 363(b), 541, and 507(a)(8) and Bankruptcy Rules 6003 and 6004, for Entry of Order (A) Authorizing Debtors to Pay Prepetition Taxes and Fees and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 5] (the “Tax Motion”). In the Tax Motion, the Debtors sought entry of an order:  authorizing, but not directing, the Debtors to pay certain sales, franchise, and other similar taxes, as well as fees for licenses, permits, and other similar charges and assessments, including any penalties and interest thereon to various government and other licensing authorities in the United States; and  authorizing and directing banks and financial institutions to honor and process checks and transfers related to such payments. The Bankruptcy Court granted the Tax Motion by order dated October 9, 2013 [Docket No. 69]. 3. Insurance Motion

18 On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a), 362(d), 363(b)(1) and Bankruptcy Rules 6003 and 6004, for Entry of Order (A) Authorizing Debtors to (I) Continue Workers’ Compensation Program and Liability, Property, and Other Insurance Programs, and (II) Pay All Obligations in Respect Thereof, and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 8] (the “Insurance Motion”). In the Insurance Motion, the Debtors sought entry of an order:  authorizing, but not directing, the Debtors to (i) continue workers’ compensation programs and insurance programs, and (ii) pay all obligations in respect thereof; and  authorizing and directing banks and financial institutions to honor and process checks and transfers related to such obligations. The Bankruptcy Court granted the Insurance Motion by order dated October 9, 2014 [Docket No. 74]. 4. Cash Management Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion for Entry of Order, Pursuant to Bankruptcy Code Sections 105(a), 345(b), 363(c)(1), 364(a), 364(b), and 503(b)(1), Bankruptcy Rules 6003 and 6004, (A) Authorizing Debtors to Use Existing Cash Management System, (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers, (C) Authorizing Continued Use of Intercompany Transactions, (D) Waiving Requirements of Section 345(b) of Bankruptcy Code and (E) Authorizing Debtors to Use Existing Bank Accounts and Existing Business Forms [Docket No. 4] (the “Cash Management Motion”). In the Cash Management Motion, the Debtors sought entry of an order:  authorizing continued use of existing cash management systems;  authorizing and directing banks and financial institutions to honor and process checks and transfers;  authorizing the continuation of intercompany transactions in the ordinary course of business and consistent with historical business practices;  waiving the requirements of section 345(b) of the Bankruptcy Code; and  authorizing the Debtors to use their existing bank accounts and existing business forms. The Bankruptcy Court granted the Cash Management Motion (with certain revisions) by order dated October 9, 2014 [Docket No. 64].

19 5. Employee Wage and Benefit Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a), 363(b), 503(b), 507(a)(4), and 507(a)(8), and Bankruptcy Rules 6003 and 6004, for Entry of Interim and Final Orders, (A) Authorizing Debtors to (I) Pay Certain Employee Compensation and Benefits and (II) Maintain and Continue Such Benefits and Other Employee-Related Programs and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 19] (the “Employee Wage and Benefit Motion”). In the Employee Wage and Benefit Motion, the Debtors sought entry of an order:  authorizing, but not directing, the Debtors to (i) pay certain employee compensation and benefits and (ii) maintain and continue such benefits and other employee-related programs; and  authorizing and directing banks and financial institutions to honor and process checks and transfers related to such obligations. The Bankruptcy Court granted the Employee Wage and Benefit Motion (with certain revisions) by order dated October 9, 2014 [Docket No. 95]. 6. Customer Programs Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion For Entry of Order, Pursuant to Bankruptcy Code Sections 105(a), 362, 363(b), 503(b)(1), 1107(a), and 1108 and Bankruptcy Rules 6003 and 6004, Authorizing (A) Debtors to Continue Customer Programs in and Practices in the Ordinary Course of Business and (B) Authorizing Financial Institutions to Honor and Process Checks and Transfers Related to Such Obligations [Docket No. 9] (the “Customer Programs Motion”). In the Customer Programs Motion, the Debtors sought entry of an order:  authorizing the Debtors to continue customer programs and policies in the ordinary course of business; and  authorizing banks and financial institutions to honor and process prepetition checks and transfers in connection with the Debtors’ customer programs. The Bankruptcy Court granted the Customer Programs Motion (with certain revisions) on an interim basis by order dated October 9, 2014 [Docket No. 62] and on a final basis by order dated October 22, 2014 [Docket No. 254]. 7. Shipping and Mechanics Lien Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a) and 363(b) and Bankruptcy Rules 6003 and 6004, for Entry of Interim and Final Orders (A) Authorizing Debtors’ Payment of (I) Certain Prepetition Shipping and Delivery Charges and (II) Mechanic’s Lien Charges, and (B) Authorizing and Directing Banks and Financial Institutions to Honor and Process Checks and Transfers Related to Such

20 Obligations [Docket No. 7] (the “Shipping and Mechanics Lien Motion”). In the Shipping and Mechanics Lien Motion, the Debtors sought entry of an order:  authorizing, but not directing, the Debtors to pay (i) prepetition shipping and delivery charges, (ii) certain prepetition import obligations, and (iii) prepetition mechanic’s lien charges; and  authorizing and directing banks and financial institutions to honor and process checks and transfers related to such obligations. The Bankruptcy Court granted the Shipping and Mechanics Lien Motion (with certain revisions) on an interim basis by order dated October 10, 2014 [Docket No. 85] and on a final basis by order dated November 5, 2014 [Docket No. 441]. 8. Reclamation Procedures Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion for Entry of Order Establishing Procedures for the Assertion, Resolution, and Satisfaction of Reclamation Claims [Docket No. 13] (the “Reclamation Procedures Motion”). In the Reclamation Procedures Motion, the Debtors sought entry of an order establishing procedures for the assertion, resolution, and satisfaction of reclamation claims. The Bankruptcy Court granted the Reclamation Procedures Motion (with certain revisions) by order dated October 9, 2014 [Docket No. 94]. Subsequent to the entry of the Bankruptcy Court’s order, disputes have arisen with various parties that successfully asserted reclamation claims in accordance with the reclamation procedures. These parties have asserted that notwithstanding the successful assertion of reclamation claims, they are entitled to a claim for administrative expense priority under section 503(b)(9) of the Bankruptcy Code. GTAT disagrees with that position and has objected to such 503(b)(9) claims on that basis. 9. NOL Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Bankruptcy Code Sections 105(a) and 362, for Entry of Interim and Final Orders, Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Claims Against and Equity Interests in the Debtors Nunc Pro Tunc to the Petition Date [Docket No. 15] (the “NOL Motion”). In the NOL Motion, the Debtors sought entry of an order establishing notification procedures and approving restrictions on certain transfers of claims against and equity interests in GTAT. The Bankruptcy Court granted the NOL Motion (with certain revisions) on an interim basis by order dated October 14, 2014 [Docket No. 121] and on a final basis by order dated October 30, 2014 [Docket No. 387] (the “Original NOL Order”). On September 16, 2015, the Debtors filed a motion [Docket No. 2310] to amend the Original NOL Order to clarify certain restrictions contained therein. On October 16, 2015, the Bankruptcy Court entered an order amending the Original NOL Order as requested by the Debtors [Docket No. 2438].

21 10. Utilities Motion On the Petition Date, the Debtors filed an Emergency Ex Parte Motion, Pursuant to Sections 105(a) and 366 of the Bankruptcy Code and Bankruptcy Rules 6003 and 6004, for Entry of Interim and Final Orders (A) Prohibiting Utility Providers From Altering, Refusing, or Discontinuing Utility Services, (B) Approving Debtors’ Proposed Form of Adequate Assurance, and (C) Determining Adequate Assurance of Payment for Future Utility Services [Docket No. 18] (the “Utilities Motion”). In the Utilities Motion, the Debtors sought entry of an order:  prohibiting utility providers from altering, refusing, or discontinuing services; and  approving the Debtors’ proposed form of adequate assurance. The Bankruptcy Court granted the Utilities Motion (with certain revisions) on an interim basis by order dated October 9, 2014 [Docket No. 91] and on a final basis by order dated October 30, 2014 [Docket No. 388]. D. Filing Deadline for Prepetition Claims On the Petition Date, the Debtors filed a Motion, Pursuant to Bankruptcy Code Sections 105(a), 501, 502(b)(9), and 503, Bankruptcy Rules 2002(l) and 3003(c)(3), and LBR 3001-1(b), for Entry of Order (A) Establishing Bar Date for Filing Proofs of Claim, (B) Designating Form and Manner of Notice Thereof, and (C) Granting Related Relief (the “Bar Date Motion”). The Bar Date Motion sought entry of an order (a) establishing the bar date for filing proofs of claim and (b) designating the form and manner of notice thereof. The Bankruptcy Court granted the Bar Date Motion by order dated October 30, 2014 [Docket No. 395]. Among other things, the Bankruptcy Court established January 26, 2015, at 5:00 p.m. (prevailing Eastern Time) as the general claims bar date. E. Statements of Financial Affairs and Schedules of Assets and Liabilities Each of the Debtors filed its Statement of Financial Affairs and Schedules of Assets and Liabilities (the “Schedules”) on November 21, 2014. The Schedules reflect the assets and liabilities of each of the Debtors as reflected in the Debtors’ books and records as of the Petition Date. The Schedules may be viewed, free of charge, at http://www.kccllc.net/gtat. A detailed breakdown of the scheduled claims (by Class) and filed proofs of claim is attached hereto as Exhibit G. V. WIND DOWN OF SAPPHIRE GROWTH AND PRODUCTION BUSINESS, SETTLEMENT WITH APPLE, AND ASSET SALES A. Wind Down of Sapphire Growth and Production Business As noted above, the Debtors commenced the Chapter 11 Cases in the midst of a liquidity crisis brought on by substantial losses incurred in connection with the sapphire growth and fabrication project with Apple. Upon commencing the Chapter 11 Cases, the Debtors

22 determined, after careful evaluation of all alternatives, and in consultation with the Debtors’ advisors, to wind down the sapphire growth and production business and refocus the Debtors’ resources on other business lines in order to preserve the value of the Estates. As part of the wind down of the sapphire manufacturing operations, after the Petition Date, the Debtors also negotiated a settlement agreement with Apple which allowed the parties to consensually unwind their business relationship. GTAT developed a wind down process to facilitate the winding down of sapphire manufacturing operations in as orderly a manner as possible, while preserving the value of the Debtors’ assets. During the wind down process, it was also critical to retain qualified personnel to successfully implementing the process. Without the know-how and experience of these employees, the wind down process would have been chaotic and much value would have been lost to the detriment of the Estates. Accordingly, on October 10, 2014, the Debtors filed an Emergency Motion, Pursuant to Bankruptcy Code Sections 105(a) and 363(b), for Entry of Order (I) Authorizing Debtors to Wind Down Operations at Sapphire Manufacturing Facilities and (II) Approving Wind Down Employee Incentive Plan in Connection with Wind Down of Such Operations [Docket No. 97] (as supplemented, the “Wind Down Motion”).16 Pursuant to the Wind Down Motion, GTAT requested entry of an order:  authorizing GTAT to implement the wind down process that would allow for an orderly wind down by December 31, 2014; and  approving an incentive plan for certain of GTAT’s employees who remain in its employ for the implementation of the wind down process. By order dated October 24, 2014 [Docket No. 286], the Bankruptcy Court granted the Wind Down Motion. B. Original Settlement With Apple Beginning in the few weeks prior to the Petition Date, GTAT and Apple engaged in significant good faith, arm’s-length negotiations regarding a possible consensual resolution of their various disputes with respect to the Prepetition Apple Agreements and the business relationship between them more generally. On October 21, 2014, after intensive and hard-fought negotiations, GTAT and Apple entered into a settlement agreement (as amended and restated, the “Original Apple Settlement Agreement”) which allowed the parties to unwind their business relationship. On October 27, 2014, the Debtors filed a motion to approve the Original Apple Settlement Agreement. At the time, it was clear that the Debtors would be unable to continue their operations as a supplier of 16 Concurrently with the filing of the Wind Down Motion, GTAT also filed a motion seeking to reject certain Prepetition Apple Agreements (other than the Mesa Facility Lease) [Docket No. 96] that, in GTAT’s business judgment, provided no benefit to GTAT’s estates, including in light of the wind down of the sapphire manufacturing operations. That motion was ultimately resolved as part of the Original Apple Settlement Agreement, which is detailed in Section V.B below.

23 sapphire material to Apple, and the Original Apple Settlement Agreement provided for a consensual unwinding of that business relationship. The Debtors believed the Original Apple Settlement was a critical step in the Debtors’ overall reorganization strategy and would free management to focus on the Debtors’ reorganization efforts. Following the Debtors’ filing of the motion to approve the Original Apple Settlement Agreement, the Creditors’ Committee and certain unaffiliated holders of the GT Inc. Notes (the “Unaffiliated Noteholders”) engaged in extensive discovery of the Debtors and Apple with respect to the prepetition relationship between the parties and the proposed settlement. The Creditors’ Committee and the Unaffiliated Noteholders filed preliminary objections to the Original Apple Settlement challenging whether the proposed settlement was fair, equitable, and in the best interest of the Debtors and the Debtors’ estates. The Creditors’ Committee and the Unaffiliated Noteholders participated in good faith negotiations with Apple regarding the proposed settlement, ultimately resulting in a global settlement pursuant to the final terms of the Original Apple Settlement. The key elements of the Original Apple Settlement Agreement are as follows:  GTAT was freed from the exclusivity restrictions in the Prepetition Apple Agreements.  GTAT retained control of its intellectual property and would be able to sell its sapphire growth and fabrication technology without restrictions.  GTAT continued to own all production, ancillary, and inventory assets located at the Mesa Facility, including 2,036 ASF Furnaces in the Mesa Facility.  GTAT was able to continue using the Mesa Facility rent-free until the end of 2015 to store ASF Furnaces, and thereafter would be able to use a reduced space at the Mesa Facility until at least the end of 2017.  Apple released all claims it may have against GTAT, including under the liquidated damages provisions in the Prepetition Apple Agreements (which Apple advised GTAT would total in excess of $1 billion), save for a $439 million secured, non- recourse claim against GT SPE (the “Apple Claim”), which claim was recoverable solely from 2,036 ASF Furnaces located in the Mesa Facility.  The Apple Claim was to be repaid, without interest, fees or other charges, costs or fixed amortization, as follows: for each ASF Furnace GTAT sells (and regardless of whether such furnace is located in the Mesa Facility), GTAT (other than GT Hong Kong) will pay Apple an amount in cash as provided in Exhibit B-2 attached to the Original Apple Settlement Agreement (the “Apple Repayment Amount”). If GT Hong Kong sold one of its ASF Furnaces, it had no obligation under the Original Apple Settlement Agreement to pay Apple the Apple Repayment Amount.  Apple consented, subject to being provided with the adequate protection right set forth in the Original Apple Settlement Agreement, to GTAT obtaining debtor in

24 possession or exit financing that primes Apple’s security interest in ASF Furnaces in an amount of up to $150 million.  Apple agreed to support, and vote in favor of, any chapter 11 plan proposed by GTAT which provides for the treatment of the Apple Claim as set forth in the Original Apple Settlement Agreement. The Bankruptcy Court approved GTAT’s entry into the Original Apple Settlement Agreement by order dated December 17, 2014 [Docket No. 819]. Following the Bankruptcy Court’s approval of the Original Apple Settlement, the Debtors undertook efforts to reenter the ASF Furnace sales market and develop their Merlin business. The Debtors anticipated meaningful ASF Furnace sales in 2015, with increased sales in 2016 and 2017, at prices consistent with historical sales and generating meaningful revenue for the Debtors. Thomas Gutierrez, the Debtors’ Chief Executive Officer, and Paul Beaulieu, Executive Vice President, Crystal Systems, were primarily responsible for the Debtors’ ASF Furnace sales. Given the importance of the ASF Furnace sales to the Debtors’ reorganization success, the Creditors’ Committee requested bi-monthly meetings with Mr. Gutierrez, regarding the status of the Debtors’ efforts in marketing and selling ASF Furnaces. The Creditors Committee created a special subcommittee (the “Furnace Subcommittee”) to participate in these meeting and monitor the progress of ASF Furnace sales, which meeting began in February 2015. Representatives of the Unaffiliated Noteholders also participated in these reports. Prior to the Vast Billion Sale (as defined below) in November 2015, the Debtors were ultimately only able to execute one sale of ASF Furnaces, in March 2015, that resulted in the sale of only 2 ASF Furnaces (as discussed in more detail in Section V.C.3 below). C. Asset Sales 1. Excess Assets Sales In light of the wind down of its sapphire growth and production business, GTAT determined that many assets that were no longer needed for remaining operations and the reorganization of the Debtors’ business. These assets were primarily located in the Mesa Facility that formerly housed GTAT’s sapphire growth operations for Apple including, but not limited to, office equipment, fixtures, surplus parts, decommissioned equipment, and other similar items (the “Excess Assets”). To avoid the time and expense involved in seeking separate court approval for each disposition of Excess Assets, on November 10, 2014, GTAT filed its motion [Docket No. 486] (the “Excess Assets Sales Procedures Motion”) seeking authority to conduct dispositions of Excess Assets without further order of the Bankruptcy Court pursuant to certain sale procedures, provided that the aggregate transaction price is $500,000 or less. By order dated December 15, 2014 [Docket No. 804] (the “Excess Assets Sales Procedures Order”), the Bankruptcy Court granted the Excess Assets Sale Procedures Motion (with certain revisions).

25 Since December 2014, GTAT has sold assets with aggregate sale proceeds of approximately $5.7 million in accordance with the Excess Assets Sales Procedures Order, including those assets sold through online auctions as described below. 2. Online Auctions Subsequently, to further facilitate the sale of excess machinery, equipment, tools, and other assets that were no longer useful to GTAT’s business in light of the wind down of the sapphire growth and production business, GTAT filed its motion [Docket No. 1583] (the “Online Auction Motion”) seeking authority to sell many of these non-core assets through online auctions that would be managed, marketed and promoted by Cunningham & Associates, Inc. (“C&A”), as auctioneer. By order dated April 16, 2015 [Docket No. 1671] (the “Online Auction Order”), the Bankruptcy Court granted the Online Auction Motion (with certain revisions). Pursuant to the Online Auction Order, C&A conducted a total of five (5) online auctions. As a result of these auctions, GTAT has sold assets with aggregate sale proceeds of approximately $3 million. 3. Customer X Transaction On March 30, 2015, GTAT filed its motion [Docket No. 1544] (the “Customer X Transaction Motion”) seeking approval of (a) a transaction with a Chinese customer (“Customer X”) related to the sale of ASF Furnaces and (b) a limited intercompany agreement between GT Hong Kong, GTAT Corp, and GT SPE (the “Limited Intercompany Agreement”). With respect to the transaction with Customer X, GTAT sought the Bankruptcy Court’s approval to net and set off certain obligations arising under a prepetition seed purchase agreement and a prepetition ASF Furnace purchase order with Customer X. The resolution of these obligations was a necessary condition to Customer X agreeing to perform under a postpetition purchase order for the purchase of ASF Furnaces from GT Hong Kong for an aggregate purchase price of more than $45 million (subject to certain adjustments), if fully consummated. The Debtors believed that the Customer X sale was a critical first step to reenter the sapphire furnace market and would provide strong evidence to the market of the value and viability of the ASF Furnaces and the Debtors’ ongoing commitment to selling and servicing such furnaces. As part of the Customer X Transaction Motion, GTAT also sought approval of the Limited Intercompany Agreement, pursuant to which GT Hong Kong would agree to compensate GTAT Corp for paying the Apple Repayment Amount on account of the sale of GT Hong Kong’s ASF Furnaces by requiring GT Hong Kong to pay an equivalent amount to GTAT Corp. By order dated April 9, 2015 [Docket No. 1630], the Bankruptcy Court granted the Customer X Transaction Motion as it relates to the transaction with Customer X. The relief as it related to the Limited Intercompany Agreement was adjourned without date, subject to GTAT’s right to renew its request for relief related to the resolution of intercompany issues between GT Hong Kong, GTAT Corp, and GT SPE related to their intercompany license and cost sharing agreements, the sale of ASF Furnaces outside of the United States, as well as other intercompany

26 issues between GTAT Corp and GT Hong Kong. (As further detailed in Section VI.D.3 below, GTAT filed such a renewed motion on July 6, 2015.). As of the date hereof, GTAT has sold only two ASF Furnaces to Customer X under this agreement. 4. SSG Sale On June 10, 2015, GTAT filed its motion [Docket No. 1915] (the “SSG Sale Motion”) seeking approval to sell certain assets of GT Sapphire Systems Group LLC (“GT SSG”), including (a) machinery, equipment, and tooling located at GT SSG’s facility in Santa Rosa, California, (b) inventory of finished product and work in progress, and (c) accounts receivable (collectively, the “SSG Purchased Assets”), to Thermal Technology, LLC (“Thermal Technology”) for a cash purchase price of $1,850,000, subject to the terms and conditions of the Asset Purchase Agreement, dated June 9, 2015, between GT SSG and Thermal Technology (as amended, the “SSG Asset Purchase Agreement”). Under the SSG Asset Purchase Agreement, Thermal Technology also agreed to assume certain other liabilities of GT SSG, including liabilities for outstanding postpetition accounts payable, accrued postpetition expenses, product warranty obligations to customers, and accrued state sales tax. The SSG Purchased Assets consisted of assets that GTAT originally acquired from Thermal Technology in May 2013 or that were developed subsequently by GT SSG in order to facilitate and complement GTAT’s production of sapphire materials. Because GTAT largely exited the sapphire growth and production business, assets that were complementary and ancillary to that business, such as the SSG Purchased Assets, became non-essential to GTAT’s reorganization. Accordingly, GTAT determined that it was in the best interest of its estates and creditors to sell the SSG Purchased Assets to Thermal Technology. By order dated June 23, 2015 [Docket No. 1957], the Bankruptcy Court authorized the sale of the SSG Purchased Assets pursuant to the SSG Asset Purchase Agreement, including the assumption and assignment to Thermal Technology of contracts and leases set forth on the schedules to the SSG Asset Purchase Agreement. The sale under the SSG Asset Purchase Agreement closed on June 30, 2015. 5. Hyperion Sale After extensive marketing of the Hyperion business by Rothschild, on October 1, 2015, GTAT filed its motion [Docket No. 2360] (the “Hyperion Sale Motion”) seeking approval to sell certain assets of GTAT Corp consisting of all assets used exclusively in GTAT Corp’s Hyperion business (the “Hyperion Purchased Assets”), to Neutron Therapeutics, Inc. (“Neutron”) for a cash purchase price of $1,100,000, subject to the terms and conditions of the Asset Purchase Agreement, dated October 1, 2015, between GTAT Corp and Neutron (as amended, the “Hyperion Asset Purchase Agreement”). Under the Hyperion Asset Purchase Agreement, Neutron also agreed to assume certain other liabilities of GTAT Corp related to the Hyperion business, including (a) all payment and performance obligations and related liabilities under certain contracts; (b) any cure payment required to be made in connection with the assumption of certain contracts by GTAT Corp and the assignment of such contracts to Neutron; (c) certain outstanding postpetition liabilities and obligations as set forth on Schedule 2.1(b) to the Hyperion

27 Asset Purchase Agreement; and (d) the liabilities other than accrued wages, including accrued vacation time, related to employees that remained with the Hyperion business. The Hyperion business no longer fit into GTAT’s business plan going forward. By selling the Hyperion Purchased Assets, GTAT saved approximately $300,000 in losses per month associated with the Hyperion business. Pursuant to the Hyperion Asset Purchase Agreement, Neutron made offers to all of the employees who work in the Hyperion business. By order dated October 19, 2015 [Docket No. 2461], the Bankruptcy Court authorized the sale of the Hyperion Purchased Assets, including the assumption and assignment to Neutron of contracts and leases set forth on the schedules to the Hyperion Asset Purchase Agreement. The sale under the Hyperion Asset Purchase Agreement closed on November 3, 2015. 6. Merlin Marketing Process On November 5, 2015, GTAT filed its notice [Docket No. 2491] (the “Merlin Notice”) notifying parties in interest that it is seeking non-binding indications of interest to acquire its assets related to the Merlin business (the “Merlin Assets”). The deadline to submit such indications of interest was December 14, 2015 at 4:00 p.m. (Prevailing Eastern Time). As of the date of this Disclosure Statement, discussions with parties submitting indications of interest are ongoing. VI. DIP FINANCING AND INTERCOMPANY SETTLEMENT A. DIP Financing Since the earliest stages of these cases, Rothschild spearheaded GTAT’s efforts to obtain DIP financing. GTAT analyzed its cash needs to determine the funding needed to maintain GTAT’s operations and emerge from chapter 11. Based on GTAT’s financial analysis and projections, absent DIP financing, GTAT eventually would have had insufficient cash to, among other things, continue operating their business, maintain business relationships with their vendors and suppliers, pay employee wages in the ordinary course, and implement their business plan, including the sales of ASF Furnaces. At the time, obtaining DIP financing was intended to provide assurance to potential purchasers of ASF Furnaces that GTAT had sufficient liquidity to consummate a restructuring and continue as a going concern able to service and maintain any sold furnaces. After a lengthy marketing process, in late 2014 and early 2015, GTAT engaged in extensive negotiations with TPG Specialty Lending, Inc. and one of its affiliates (collectively, “TPG”) and certain unaffiliated holders of the 2017 Notes and 2020 Notes (the “Noteholders”) regarding DIP financing. On March 5, 2015, GTAT filed its motion [Docket No. 1395] seeking approval of certain fees and expenses under a commitment letter with TPG. Shortly thereafter, however, the Noteholders improved their DIP financing proposal, which led GTAT to execute a commitment letter, dated March 17, 2015 (the “Original Commitment Letter”) with certain Noteholders (the “Noteholder Commitment Parties”). On March 17, 2015, the Creditors Committee filed an objection to the Debtors’ motion. Following negotiations between the Creditors’ Committee and the Noteholders, the parties were able to reach a consensual resolution of the Creditors’ Committee objection that provided for enhanced terms. By order dated March

28 20, 2015 [Docket No. 1490] (the “Original Commitment Letter Order”), the Bankruptcy Court approved, among other things, the payment of put option premium and the reimbursement of certain fees and expenses under the Original Commitment Letter. Following entry of the Original Commitment Letter Order, GTAT, the Noteholder Commitment Parties, and their advisors, in consultation with the Creditors’ Committee, began negotiating final DIP documentation consistent with the Original Commitment Letter. At around the same time, GTAT also began negotiations with the Creditors’ Committee, the Noteholders, and Citigroup Financial Products Inc. (“CFP”) (one of GT Hong Kong’s largest creditors), to reach a consensual resolution on a number of critical intercompany issues in order to clear the path for GTAT to sell ASF Furnaces to customers in Asia. As further detailed in Section VI.B below, due to GTAT’s prepetition intercompany agreements, GTAT Corp, GT SPE, and GT Hong Kong require each other’s cooperation in order to sell their ASF Furnaces to purchasers outside of the United States. During the negotiations regarding an intercompany settlement, CFP indicated that its affiliate Citigroup Global Markets Inc. (“CGM”), as arranger, and certain funds (collectively, the “CGM Parties”) would be prepared to offer alternative DIP financing to the Debtors in conjunction with a proposed resolution of the intercompany issues between the U.S. Debtor entities and GT Hong Kong. In early June 2015, the CGM Parties presented the Debtors with their own DIP financing proposal in the form of a draft commitment letter and term sheet. In the ensuing weeks, GTAT engaged the Noteholder Commitment Parties and the CGM Parties in extensive, arm’s-length negotiations regarding the terms of their respective DIP financing proposals and the intercompany settlement, including several in-person meetings, extensive diligence, and the exchanges of many written term sheets regarding DIP financing and an intercompany proposal. On July 2, 2015, GTAT’s Board of Directors, in consultation with management and GTAT’s advisors, considered the “best and final” offers of the two groups. The Board determined that, overall, the DIP financing and intercompany proposal submitted by the Noteholder Commitment Parties collectively was superior to the CGM Parties’ proposal. Among other things, the Noteholder Commitment Parties’ DIP financing proposal provided more certainty of closing, contained less burdensome conditions, offered better pricing, and would be solicited to all holders of the GT Inc. Notes to participate in the DIP financing on a ratable basis. Accordingly, the Board approved the Second Amended and Restated Commitment Letter, dated July 2, 2015 (the “Second Amended and Restated Commitment Letter”) with the Noteholder Commitment Parties. On July 6, 2015, GTAT filed its motion [Docket No. 1997] (the “DIP Financing Motion”) seeking court approval of debtor in possession financing to be provided by certain Noteholders.17 In the DIP Financing Motion, GTAT sought entry of an order that would, among other things: 17 As contemplated by the Amended and Restated Commitment Letter and as authorized by the Bankruptcy Court’s order, dated April 2, 2015 [Docket No. 1575], GTAT solicited interest in participating in the DIP Facility from Noteholders other than the Noteholder Commitment Parties. Three such Noteholders chose to participate in the DIP Facility.

29  authorize the Debtors to obtain postpetition secured debtor in possession financing in the amount of $95 million (the “DIP Facility”) pursuant to the Senior Secured Superpriority Debtor-In-Possession Credit Agreement (as amended, the “DIP Credit Agreement”), among GT Advanced Technologies Inc., as Borrower, the other Debtors (except for GT Hong Kong) and non-Debtors GT Advanced Technologies Luxembourg S.à.r.l. and GTAT IP Holding LLC, as Guarantors, the Lenders from time to time party thereto (the “DIP Lenders”), and Cantor Fitzgerald Securities, as administrative agent for the DIP Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the DIP Lenders (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, collectively, the “Agent”);  authorize the Debtors to secure their obligations under the DIP Facility and the DIP Credit Agreement by granting liens on Collateral pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code and, solely with respect to the security interest of Apple in the Mesa ASF Furnaces under the Original Apple Settlement Agreement, a priming security interest pursuant to section 364(d) of the Bankruptcy Code, in all cases subject to the Carve-Out (as defined in the DIP Credit Agreement); and  grant the DIP Lenders and the Agent a superpriority claim in accordance with section 364(c)(1) of the Bankruptcy Code, subject to a carve-out for professional fees and expenses following an event of default. The Bankruptcy Court granted the DIP Financing Motion (with certain modifications) by order dated July 24, 2015 [Docket No. 2122] (the “DIP Order”). The DIP Facility closed on July 27, 2015. As discussed further below, the DIP Facility has since been amended to reflect the revised agreements between the Debtors and Apple. Further, certain voluntary and mandatory prepayments have been made under the DIP Facility, including a $45 million voluntary prepayment in December 2015. As of the date hereof, the outstanding principal amount of the DIP Facility is approximately $25.7 million. B. Intercompany Settlement Due to GTAT’s prepetition intercompany agreements, numerous intercompany issues have arisen between GTAT Corp and GT Hong Kong with respect to the ability of each of them to sell ASF Furnaces in the marketplace without the consent of each other, as well as the sharing of proceeds from such sales between them. These intercompany agreements are more fully described in GTAT’s motion [Docket No. 1998] (the “Intercompany Settlement Motion”) seeking approval of the intercompany settlement between GTAT Corp, GT Hong Kong, and GT SPE (the “Intercompany Settlement”). These issues relate back to a prepetition intercompany license agreement between GTAT Corp and GT Hong Kong. Under that license agreement, GT Hong Kong enjoys the exclusive license to sell ASF Furnaces outside the United States. Because potential buyers of ASF Furnaces are predominantly located in Asia, GTAT Corp and GT SPE would have been unable to sell their ASF Furnaces directly to customers in Asia, absent the cooperation of GT Hong Kong. Conversely, GT Hong Kong would have been unable to sell its ASF Furnaces with the latest sapphire growth technology because, GTAT Corp asserted, such technology had not been

30 shared with GT Hong Kong under the relevant intercompany license agreement and cost sharing agreement. Nor was it a viable option for GT Hong Kong to simply assume these executory contracts, because, GTAT Corp asserted, GT Hong Kong owed GTAT Corp more than $131 million in aggregate cure costs with respect to these agreements, as well as more than $25 million on account of intercompany administrative expense claims (through the end of the second quarter of 2015). In light of this stalemate, starting in April 2015, GTAT engaged in extensive good-faith and arm’s-length discussions with the Creditors’ Committee, the Noteholders, and CFP over the course of several months in an effort to reach a consensual resolution on these intercompany issues. In these negotiations, GT Hong Kong also sought advice from Alan B. Miller (the “Independent Director”), who was appointed to the board of GT Hong Kong in April 2015 to provide independent guidance to GT Hong Kong in connection with intercompany matters. The intercompany negotiations were also closely tied to DIP financing because, given the critical importance of selling ASF Furnaces to the Debtors’ business plan and the importance of the furnaces themselves to the value of collateral securing any loan, prospective postpetition lenders were substantially less comfortable providing financing to GTAT without a resolution of the intercompany issues between GTAT Corp and GT Hong Kong, including an agreement on the sharing of proceeds from the sale of ASF Furnaces and GT Hong Kong’s payment of administrative expenses. The parties focused their efforts on achieving a resolution of the intercompany claims by GTAT Corp against GT Hong Kong, and GT Hong Kong’s desire to acquire the intellectual property necessary to maximize the value of its ASF Furnaces without incurring cure costs beyond its ability to pay. After multiple rounds of negotiations with the Creditors’ Committee, the Noteholders, and the CGM Parties over several weeks, including several in-person meetings, extensive diligence, and the exchanges of many written term sheets regarding DIP financing and an intercompany settlement, GTAT determined to proceed with the proposal submitted by the Noteholder Commitment Parties, as set forth in the Second Amended and Restated Commitment Letter. On July 6, 2015, GTAT filed the Intercompany Settlement Motion. Under the Intercompany Settlement, GTAT Corp and GT Hong Kong each assumed certain license and cost sharing agreements as well as certain management services agreements, with the related and modified cure cost to be paid by GT Hong Kong over time through an intercompany note, payment of which is expressly contingent upon sales of ASF Furnaces. The Intercompany Settlement also provided for the resolution of administrative expense and other claims of GTAT Corp against GT Hong Kong, including the allocation and payment of professional fees incurred in the Chapter 11 Cases as between GTAT Corp and GT Hong Kong, through a combination of cash and the issuance of a priority note by GT Hong Kong to GTAT Corp. Moreover, the Intercompany Settlement established the terms on which GTAT Corp and GT SPE would sell their ASF Furnaces to customers in Asia via back-to-back sales with GT Hong Kong. The Bankruptcy Court approved the Intercompany Settlement by order dated July 20, 2015 [Docket No. 2101]. As discussed below, the Intercompany Settlement was subsequently

31 amended to reflect the revised agreement between the Debtors and Apple with respect to the proceeds from the sales of any ASF Furnaces. C. Change in Chief Executive Officer On August 7, 2015, Thomas Gutierrez resigned as President and Chief Executive Officer of GTAT. On August 10, 2015, GTAT’s Board of Directors appointed David Keck as the new Chief Executive Officer. The Creditors’ Committee, Mr. Keck, and the Restructuring Committee of the Debtors’ board of directors promptly scheduled a call to discuss the Debtors’ management transition and go-forward strategy. Following Mr. Keck’s appointment, GTAT revised its business plan in September 2015, including with respect to sales of ASF Furnaces to take into account prevailing market conditions. The revised business plan contained a significant downward adjustment of the projected ASF Furnace sales in 2015 and beyond. The Debtors also announced a 40% reduction in their workforce to right-size their cost structure to create a sustainable business model which would form the basis of the Debtors’ revised business plan. On September 17, 2015, the Creditors’ Committee provided notice to the Debtors’ board of directors, with copies to the Debtors’ appropriate insurance carriers, regarding the Creditors’ Committee’s investigation of and assertion of claims on behalf of the Debtors’ estates and creditors against the Debtors’ current and former officers and directors relating to the Debtors’ prepetition relationship with Apple. The Creditors’ Committee requested that the Debtors’ board of directors advise the appropriate insurance carriers of the Creditors’ Committee’s intent to pursue the claims based upon the facts identified in the letter, including claims for breach of fiduciary duty. D. Revised Apple Settlement Agreement and Related Amendments to DIP Financing and Intercompany Settlement Pursuant to the Original Apple Settlement Agreement, GTAT was obligated to turn over the Mesa Facility to Apple in “broom clean” condition by December 31, 2015, other than certain designated storage space for the ASF Furnaces. However, as of November 2, 2015, GTAT had not sold any of the more than 2,000 ASF Furnaces located in the Mesa Facility. At the same time, GTAT was incurring substantial crating costs that were necessary in order to relocate the ASF Furnaces from their current location in the Mesa Facility to the dedicated storage space. GTAT had previously sought and obtained, on August 24, 2015, authority from the Bankruptcy Court to commence the process to crate the ASF Furnaces located in the Mesa Facility. Given the lack of ASF Furnace sales due to prevailing market conditions and the mounting cost of crating ASF Furnaces, GTAT, now under the leadership of its new Chief Executive Officer, David Keck, re-engaged in discussions with Apple to resolve the fate of the ASF Furnaces located in the Mesa Facility and free GTAT from its repayment obligations under the Original Apple Settlement Agreement. After lengthy and hard-fought negotiations between GTAT, Apple, and the DIP Lenders (and after consultation with the Creditors’ Committee’s professionals), a revised settlement was reached with Apple regarding the disposition of ASF

32 Furnaces and related equipment located in the Mesa Facility, the Apple Claim, and the turnover of the Mesa Facility by December 31, 2015. On November 2, 2015, GTAT filed its motion (the “Revised Apple Settlement Motion”) seeking approval to (i) enter into a revised settlement agreement that would amend and supersede the Original Apple Settlement Agreement (as amended, the “Revised Apple Settlement Agreement”), (ii) sell ASF Furnaces pursuant to auction procedures to be approved by the Bankruptcy Court (the “ASF Auction”), (iii) abandon certain Mesa ASF Furnaces that GTAT did not sell, (iv) modify the Intercompany Settlement, and (v) amend the DIP Credit Agreement (the “DIP Amendment”) [Docket No. 2484]. 1. Revised Apple Settlement Agreement As part of the Revised Apple Settlement Motion, GTAT sought approval of the Revised Apple Settlement Agreement. Among other things, the Revised Apple Settlement Agreement provided as follows:  GTAT would conduct the ASF Auction on or prior to December 2, 2015.  GTAT would receive 50% of the net proceeds of all ASF Furnaces located in the Mesa Facility sold before or through the ASF Auction (the “Sold Furnaces”) and Apple would receive the remaining 50%.  Subject to certain limitations, GTAT has the option to retain any number of ASF Furnaces located in the Mesa Facility (the “Retained Furnaces”).  The proceeds, if any, from the scrapping of Retained Furnaces, net of the costs of such scrapping, will be distributed 50% to GTAT and 50% to Apple.  If GTAT or the DIP Lenders sell or otherwise dispose of, on or before December 15, 2018, any Retained Furnaces (including Surplus Retained Furnaces) or any ASF Furnaces currently in inventory at the Debtors’ other facilities, GTAT will retain 50% of the net proceeds of such sale or disposition, with the remaining 50% of net proceeds being distributed to Apple; provided, however, that if GT Hong Kong sells any of its ASF Furnaces, GTAT Corp would pay Apple 50% of the net proceeds of such sale instead of GT Hong Kong.  On December 3, 2015, title to any ASF Furnaces located in the Mesa Facility other than the Sold Furnaces and the Retained Furnaces (such other ASF Furnaces, the “Excess Furnaces”) would immediately and automatically for no consideration and without need for further order of the Bankruptcy Court transfer to Apple, free and clear of all liens, claims, encumbrances and interests, including, without limitation, liens granted to secure the DIP Facility. Apple agreed that it would scrap all of the Excess Furnaces and the proceeds, if any, from the scrapping of Excess Furnaces, net of the costs of such scrapping, shall be distributed 50% to GTAT and 50% to Apple.

33 By order dated December 2, 2015 [Docket No. 2672] (the “Revised Apple Settlement Order”), the Bankruptcy Court approved the Revised Apple Settlement Agreement. 2. ASF Auction and Sale to Vast Billion As noted above, the Revised Apple Settlement Agreement contemplated that the Debtors would conduct an auction to sell ASF Furnaces. To that end, on November 20, 2015, the Bankruptcy Court entered an order approving procedures for conducting the ASF Auction [Docket No. 2591]. However, prior to the date of the ASF Auction, GTAT received an offer from Vast Billion Development Ltd. (“Vast Billion”) to purchase 567 ASF Furnaces (the “Vast Billion Furnaces”) at the aggregate purchase price of $26,595,000 (the “Vast Billion Sale”). As a condition to the Vast Billion Sale, Vast Billion requested that GTAT seek approval of such sale by the Bankruptcy Court by separate order. GTAT filed a separate motion [Docket No. 2631], seeking approval of the Vast Billion Sale. By order dated December 1, 2015 [Docket 2659], the Bankruptcy Court approved the Vast Billion Sale. The proceeds from the Vast Billion Sale were treated in accordance with the Revised Apple Settlement Agreement, the First Intercompany Amendment (as described below), and the DIP Credit Agreement. On December 2, 2015, GTAT filed its Notice of Cancellation of Auction of ASF Furnaces cancelling the ASF Auction [Docket No. 2675]. Notwithstanding the cancellation of the auction, the Debtors are continuing efforts to sell ASF Furnaces that the Debtors were entitled to retain under the Revised Apple Settlement. 3. Amendment to Intercompany Settlement As part of the Revised Apple Settlement Motion, and in order to implement the sale of ASF Furnaces directly to buyers outside the United States, GTAT sought Bankruptcy Court approval to enter into the First Amendment and Limited Waiver to the Intercompany Settlement Agreement (the “First Intercompany Amendment”). The First Intercompany Amendment provided for, among other things, (i) the waiver of GT Hong Kong’s exclusive rights to sell ASF Furnaces outside of the United States so as to allow GTAT to sell its ASF Furnaces through the ASF Auction directly to non-U.S. buyers in exchange for a 5% royalty payment on ASF Furnaces sold by GT Corp and GT SPE, and (ii) the revision of the minimum payment due from GT Hong Kong to GT Corp under the Contingent Note to be equal to the amounts owed to Apple under the Revised Apple Settlement. The Bankruptcy Court approved the First Amendment as part of its Revised Apple Settlement Order. 4. DIP Financing Amendment In connection with the Revised Apple Settlement Agreement, the DIP Lenders also agreed to amend the DIP Facility and relax numerous negative covenants that would likely have been breached in light of GTAT’s entry into and performance under the Revised Apple Settlement Agreement. Absent an amendment, entry into and performance under the Revised Apple Settlement Agreement would likely have resulted in a breach of one or more of the covenants contained in the DIP Credit Agreement. For example, the DIP Credit Agreement prohibited any modification to the Original Apple Settlement Agreement that would be in any

34 manner adverse to the interests of the DIP Lenders. Moreover, the DIP Credit Agreement also set forth specific limitations on, among other things, the disposition of assets and the sale price of ASF Furnaces. Thus, for GTAT to be able to move forward with the Revised Apple Settlement Agreement it was necessary to either amend the DIP Credit Agreement or repay the DIP Facility in full. Separately, GTAT determined that its business needs did not warrant carrying a $95 million DIP Facility. Therefore, GTAT also sought to make a $45 million prepayment on the DIP Facility. Moreover, the cash receipts covenants under the current DIP Credit Agreement would likely have been breached at the end of December 2015, if the DIP Credit Agreement were not amended. As part of the discussions related to the exit financing commitment (see below), GTAT and the DIP Lenders were able to negotiate the DIP Amendment, which addressed all of the foregoing issues. In exchange for the substantial benefits obtained by GTAT as a result of the DIP Amendment, GTAT agreed to a tightening of the related milestones related to a plan of reorganization and the payment of certain fees to the DIP Lenders. The DIP Amendment was approved by the Bankruptcy Court as part of the Revised Apple Settlement Order. E. Exit Financing Commitment Throughout the Summer and Fall of 2015, GTAT, through its investment banker Rothschild, solicited interest from more than 100 parties (including large stakeholders in these chapter 11 cases) to provide new capital that GTAT required to emerge from chapter 11 or to acquire GTAT as a going concern. Shortly after entering into the Revised Apple Settlement Agreement with Apple, GTAT received two exit financing proposals for consideration, one from a third-party investor that had no prior connection to the Chapter 11 Cases, and the other from a group of creditors holding large claims throughout the Debtors’ capital structure (the “Financing Support Parties”). In order to obtain the best terms for exit financing and maximize recoveries to unsecured creditors in these cases, GTAT engaged these parties in competitive, concurrent negotiations regarding both proposals. Importantly, both exit financing proposals also included related proposals to amend or replace the Debtors’ existing DIP financing facility, as well as proposals for the terms of a plan of reorganization. Following a competitive process and extensive negotiations by all involved, GTAT’s Board of Directors determined that the exit financing proposal from the Financing Support Parties was the superior offer because, among other things, it had the support of the creditors holding very large claims against multiple Debtors, thereby minimizing execution risk with respect to emergence from chapter 11. The Financing Support Parties include certain of the DIP Lenders as well as holders of large prepetition claims against GTAT Corp and GT Hong Kong. Specifically, and as described further in this Disclosure Statement, the proposal of the Financing Support Parties included an agreement on the material terms of a plan of reorganization that has the support of the Consenting Parties, who are holders of a substantial amount of the GT Inc.

35 Notes. The Plan Term Sheet (as defined below) that accompanied the Financing Support Parties’ proposal effectuates the Global Settlement of numerous complex and hotly-contested intercompany and inter-creditor issues that paves the way towards GTAT’s emergence from bankruptcy protection. On November 29, 2015, GTAT filed its Emergency Motion for an Order Pursuant to Bankruptcy Sections 363(b) and 503(b) and Bankruptcy Rules 2002 and 6004(h) (A) Authorizing Debtors to Pay Put Option Premium and Expenses in Connection with Exit Financing Commitment and (B) Approving Indemnity Obligations Thereunder [Docket No. 2636] (the “Exit Financing Commitment Motion”). The Exit Financing Commitment Motion sought approval to pay (i) a put option premium equal to five percent (5.0%) of the entire amount of the $80 million exit financing (the “Exit Financing”), which consists of $60 million in principal amount of the Senior Secured Notes (the “Senior Secured Notes”) and $20 million in Preferred Stock (the “Preferred Stock”) and (ii) certain fees and expenses of the proposed lenders of the Exit Financing (the “Financing Support Parties”) incurred in connection with the Exit Financing ((i) and (ii) collectively, the “Exit Financing Consideration”). Approval of the Exit Financing Consideration was necessary to induce the Financing Support Parties to execute the Commitment Letter, dated November 28, 2015, between GTAT and the Financing Support Parties (the “Exit Financing Commitment Letter”) that obligates the Financing Support Parties to provide the Exit Financing if certain terms and conditions are met. Included in the Exit Financing Commitment Letter were terms and conditions that GTAT must satisfy in order to obtain the Exit Financing, including a plan or reorganization consistent with the plan term sheet attached to the Exit Financing Commitment Letter (the “Plan Term Sheet”). After the filing of the Exit Financing Commitment Motion, the Debtors, the Financing Support Parties, and the Consenting Parties engaged in extensive negotiations with the Creditors’ Committee to resolve certain concerns raised by the Creditors’ Committee with respect to the Exit Financing and the Plan Term Sheet. As a result of these negotiations, GTAT was able to present to the Bankruptcy Court on December 1, 2015, a fully consensual agreement that is also supported by the Creditors’ Committee. This consensual agreement is reflected in the modified Plan Term Sheet filed with the Bankruptcy Court on December 4, 2015 and which was attached to the Exit Financing Commitment Letter approved by the Bankruptcy Court by order dated December 4, 2015 [Docket No. 2636]. Moreover, under the Exit Financing Commitment Letter, each Consenting Party and each Financing Support Party agreed that it will vote all its Claims against the Debtors, including the Claims identified on Schedule 1 to the Exit Financing Commitment Letter and any Claims acquired after November 28, 2015, to accept the Plan (so long it is consistent with the Plan Term Sheet). 1. Senior Secured Notes As described on Exhibit A to the Exit Financing Commitment Letter, the Senior Secured Notes will be secured by a first priority lien on all of the domestic Reorganized Debtors’ assets,

36 including all intercompany notes and the equity in any such Reorganized Debtors’ domestic subsidiaries and certain foreign subsidiaries, provided that the collateral securing such lien will not include equity interests representing more than 65% of the total combined voting power of any such subsidiary. The Senior Secured Notes will be guaranteed by all domestic Reorganized Debtors. The interest rate of the Senior Secured Notes will be 9% annually, payable in cash semi-annually or, at the Reorganized Debtors’ election, 11% annually, payable-in-kind semi- annually. The Senior Secured Notes will mature in five years but may be redeemed at any time with no redemption premium. The Senior Secured Notes will not be subject to financial maintenance covenants. The Senior Secured Notes Documents will be included in the Plan Supplement. 2. Preferred Stock As described on Exhibit A to the Exit Financing Commitment Letter, the Preferred Stock will be issued by Reorganized GT Inc. for an aggregate purchase price of $20 million, which will initially represent 86.0% of the Pro Forma Diluted Shares (calculated on an as-converted basis and subject to dilution by the Reorganized Common Stock to be issued (i) upon exercise of the New Warrants and (ii) pursuant to the Management Incentive Plan). The Preferred Stock will have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as are outlined in the Plan Term Sheet and as will be more fully set forth in the certificate of designation for the Preferred Stock, which will be included in the Plan Supplement. Among other things, (a) the Preferred Stock will rank senior to the Reorganized Common Stock in payments of dividends and liquidation preference, (b) dividends will be 9% annually, payable in cash or in kind at the Reorganized Debtors’ option, and (c) the Preferred Stock will have a maturity of 10 years redeemable at the greater of fair market value or initial issuance price per share (including accreted dividends). In addition, the Preferred Stock will (i) have a liquidation preference equal to the accreted value of the Preferred Stock, which is $20 million plus the amount of any dividends paid in kind, plus all unpaid and accrued dividends, and (ii) participate on an as-converted basis with holders of Reorganized Common Stock in any liquidation proceeds available thereafter. By way of example, pursuant to this liquidation preference, if the entire reorganized company is liquidated in a transaction resulting in proceeds available to stockholders of $40 million at a time when the sum of the accreted value of the Preferred Stock plus unpaid and accrued dividends is $21.8 million, and the Preferred Stock at that time represents 86% of the Reorganized Common Stock on an as-converted basis, then the holders of the Preferred Stock will be entitled to receive the first $21.8 million of such proceeds, and will be entitled to received 86% of the remaining $18.2 million of proceeds, for a total of $37.452 million. Additional information regarding transactions that would qualify as a liquidation for purposes of the liquidation preference will be set forth in the certificate of designation for the Preferred Stock, which will be included in the Plan Supplement.

37 VII. OTHER DEVELOPMENTS IN THE CHAPTER 11 CASES A. SEC Matters 1. Regulatory Inquiries On October 15, 2014, the enforcement division of the Securities & Exchange Commission (“SEC”) sent a letter to GT Inc. noting that the SEC was conducting an inquiry into matters involving the Debtors, seeking certain information regarding, among other things, trading activity in GT Inc.’s securities, as well as the sapphire business activities, and GT Inc.’s securities offerings going back to January 1, 2013, and asking for the preservation of documents. GT Inc. engaged Ropes & Gray in connection with this and other regulatory inquiries described below (collectively, the “Regulatory Inquiries”) under the direction and supervision of outside members of GT Inc.’s board of directors (the “Special Committee”). On February 2, 2015, the SEC enforcement division sent a second letter to GT Inc. seeking additional information regarding GT Inc.’s accounting practices. GT Inc. received additional inquiries from three other state and federal enforcement authorities, including the Department of Justice, New Hampshire Bureau of Securities Regulation, and New York Attorney General’s Office (collectively, the “Regulators”) making similar requests for information. In order to comply with the Regulatory Inquiries, the Special Committee worked to investigate and understand the underlying issues and respond appropriately. To that end, the Special Committee, through Ropes & Gray, collected, preserved, and reviewed a large volume of documents. As a result of this review process, GT Inc., through Ropes & Gray, made sixteen productions to the Regulators, totaling more than 250,000 documents and 1.2 million pages of material. In addition, the Special Committee, through Ropes & Gray, conducted approximately forty interviews with GT Inc.’s directors, officers, and current and former employees in an effort to gain further understanding of the underlying issues, and advised the Special Committee regarding same. GT Inc. continues to cooperate with the SEC and other Regulators in their inquiries. The SEC and other Regulators may seek further information and GT Inc. may be required to respond. 2. Stipulation With SEC Regarding Challenge to Dischargeability On January 12, 2015, the SEC filed a motion [Docket No. 1006] (the “Extension Motion”) seeking an extension of time to file a complaint to determine whether securities fraud claims that the SEC may assert against GT Inc., including claims for disgorgement and civil penalties, are non-dischargeable. A finding of non-dischargeability would mean that the SEC could potentially assert these claims against Reorganized GT Inc. after it emerges from chapter 11. By stipulation, dated January 22, 2015 (which was approved by the Bankruptcy Court on January 23, 2015 [Docket No. 1114]), the SEC and GT Inc. agreed to resolve the Extension Motion by extending to January 23, 2015, the date by which the SEC must file a complaint to determine the non-dischargeability of any debt owed by GT Inc. to the SEC (the “Outside Challenge Date”). GT Inc. and the SEC subsequently agreed by stipulation (approved by the

38 Bankruptcy Court) to further extend the Outside Challenge Date to July 15, 2015 [Docket No. 1960] and then again to August 21, 2015 [Docket No. 2034]. The Outside Challenge Date passed without the SEC having filed a complaint to challenge the non-dischargeability of any debt owed by GT Inc. to the SEC. The SEC, however, has filed a timely protective proof of claim seeking to preserve any unsecured prepetition claims it may have against GT Inc. Such claims would be a Class 4B Claim against GT Inc. No other Regulator has filed a proof of claim (with respect to the Regulatory Inquiries) against any of the Debtors, filed a complaint seeking a finding of non-dischargeability, or made a request for payment pursuant to the Administrative Expense Bar Date Order (as defined below). B. Securities Litigation Plaintiffs in the Securities Litigation have requested that the following disclosures be made in respect of the Securities Litigation: The plaintiffs in the Securities Litigation assert claims under sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and sections 11, 12(a)(2), and 15 of the Securities Act of 1933 against certain of GTAT’s officers, executives, directors, and underwriters of GTAT’s $214 million offering of the 2020 Notes, as well as against Apple, Inc., on behalf of a class of injured investors in GTAT’s publicly traded securities during the time period of November 5, 2013 through 9:40 a.m. Eastern Standard Time on October 6, 2014 (the “Class Period”). A class proof of claim has also been filed in the Chapter 11 Cases [Claim No. 795], asserting similar claims against GTAT. The complaint in the Securities Litigation alleges that during the Class Period, GTAT and the non-Debtor defendants misrepresented and concealed the benefits and risks associated with the agreement that GTAT entered into with Apple on November 4, 2013 (the “Apple Agreement”). Under that agreement, GTAT was obligated to manufacture and provide sapphire material to Apple. The Securities Litigation also alleges, among other things, that GTAT and the non-Debtor defendants misrepresented and concealed GTAT’s ability to comply with, and its actual compliance with, the terms of the Apple Agreement. The plaintiffs in the Securities Litigation allege that on September 9, 2014, Apple launched two new models of its iPhone, which would not be equipped with screens manufactured from GTAT’s sapphire material. The complaint further alleges that this disclosure caused the price of GTAT’s securities to decline in value and that on October 6, 2014, GTAT filed for bankruptcy in light of the onerous terms of the Apple Agreement. The plaintiffs in the Securities Litigation allege that this disclosure caused the price of GTAT’s securities to significantly decline in value to the point that GTAT has now disclosed that GTAT common stock is worthless and the proposed plan of reorganization provides minimal recovery in connection with the 2020 Notes. Defendants in the Securities Litigation have moved to dismiss all claims for failing to state actionable claims under sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and sections 11, 12(a)(2), and 15 of the Securities Act of 1933. These motions were filed in October and briefing is ongoing.

39 C. Litigation with Tera Xtal Technology Corp. 1. Undelivered ASF Furnaces Prior to the Petition Date, GT Hong Kong commenced an arbitration against Tera Xtal Technology Corp. (“TXT”) under the auspices of the International Centre for Dispute Resolution (Case No. 50-20-1200-0829) (the “TXT Arbitration”) seeking damages for certain alleged breaches by TXT under three agreements for the sale of 98 ASF Furnaces, 68 of which GT Hong Kong had not delivered to TXT. TXT contested GT Hong Kong’s claims and asserted counterclaims. On August 12, 2014, the arbitral tribunal (the “Arbitral Tribunal”) issued a final award (the “Final Award”) ordering GT Hong Kong to pay (a) an amount equal to $16,662,450 on account of certain installment payments made by TXT and (b) a net amount equal to $4,305,000 related to 30 ASF Furnaces delivered to TXT, plus interest. Following the issuance of the Final Award, GT Hong Kong and TXT entered into the Settlement Agreement, dated as of August 30, 2014 (the “TXT Settlement Agreement”), pursuant to which GT Hong Kong agreed, among other things, to pay an aggregate amount of $24,493,318 (the “Settlement Amount”) in full and complete settlement of its payment obligations under the Final Award. Under the Settlement Agreement, the Settlement Amount was to be paid in two installments: $7,000,000 by September 2, 2014 (the “First Settlement Payment”) and $17,493,318 by September 29, 2014 (the “Second Settlement Payment”). GT Hong Kong paid the First Settlement Payment to TXT on or about September 2, 2014. As of the Petition Date, GT Hong Kong still owed the Second Settlement Payment to TXT. On January 21, 2015, TXT commenced an adversary proceeding (the “TXT Adversary Proceeding”) against GT Hong Kong in the Bankruptcy Court, asserting, on the basis of various equitable theories, property rights in a $16,662,450 installment payment TXT made on account of the 68 ASF Furnaces that GT Hong Kong did not deliver under the parties’ prepetition supply agreements. Alternatively, TXT asserted property rights in “a designated number” of ASF Furnaces, the proceeds of such furnaces if they have been sold, and an equitable lien on such furnaces. On February 9, 2015, GT Hong Kong filed its motion to dismiss (the “Motion to Dismiss”) the TXT Adversary Proceeding on the grounds that (a) TXT’s complaint is barred by the res judicata doctrine because TXT’s claims arise out of the same transaction that resulted in a prepetition arbitration award and prepetition settlement agreement, (b) TXT’s claims should be disallowed under section 502(d) of the Bankruptcy Code, and (c) TXT claims fail as a matter of law. On July 16, 2015, the Bankruptcy Court heard oral arguments on the Motion to Dismiss and took the matter under advisement. On December 29, 2015, the Bankruptcy Court entered an order granting the Motion to Dismiss on the basis that the TXT Adversary Proceeding is barred by the doctrine of res judicata because the TXT’s claims ultimately rely on the same facts that formed the basis for the claims submitted by TXT to the Arbitral Tribunal.

40 2. TXT’s Motion for Allowance and Payment of Purported Administrative Expense Claims On May 20, 2015, TXT filed a motion [Docket No. 1837] (the “TXT Administrative Expense Motion”) for the allowance and payment of purported administrative expense claims in the aggregate amount of approximately $3.8 million on account of lost profits and storage costs TXT purportedly incurred as a result of GT Hong Kong’s alleged breach of the Settlement Agreement. The Debtors and the Creditors’ Committee each filed objections to the Administrative Expense Motion on the basis that, as both a factual and legal matter, TXT is not entitled to the allowance and payment of any such purported administrative expense claim. After the conclusion of discovery in respect of the TXT Administrative Expense Motion, the Debtors filed a motion seeking summary judgment on the TXT Administrative Expense Motion on the basis that there is neither a legal nor a factual basis for TXT to receive an allowed administrative expense on account of its lost profits claim.18 The hearing on the summary judgment motion is scheduled for February 4, 2016. 3. Preferential Transfer Litigation Against TXT One June 20, 2015, GT Hong Kong commenced an adversary proceeding against TXT seeking to avoid and recover from TXT a preferential transfer in the amount of $7 million made on or about September 2, 2014 (i.e., the First Settlement Payment). Concurrently with the complaint, GT Hong Kong also filed its objection to TXT’s proofs of claims seeking the disallowance of any and all claims held by TXT or its assignee, under section 502(d) of the Bankruptcy Code. The preference litigation against TXT remains pending as of the date hereof. D. Litigation With Manz AG and Manz China Suzhou Ltd. Prior to the Petition Date, GT Hong Kong entered into agreements with Manz AG (“Manz Germany”) and Manz China Suzhou Ltd. (“Manz China” and, together with Manz Germany, “Manz”) for the purchase of equipment and services related to an automated annealing project. The purchased equipment was to be shipped by Manz Germany and Manz China directly to certain facilities of two suppliers to Apple. As of the Petition Date, Manz Germany held approximately €6.7 million in cash advances from GT Hong Kong, but had only shipped goods with an invoiced price of approximately €2.9 million. As of the Petition Date, Manz China received approximately $31 million in annealing furnaces (under a sale and buy-back arrangement) and held $3.9 million in cash advances from GT Hong Kong, yet provided only goods with an invoiced value of $32.1 million. Both Manz entities have filed proofs of claim for the entire amounts set forth in the relevant purchase orders—notwithstanding that certain of the goods and services identified on those purchase orders were never provided to GT Hong Kong. Moreover, both Manz entities 18 The parties settled TXT’s administrative expense claim for storage costs by Stipulation dated October 13, 2015, which was approved by the Bankruptcy Court by order dated October 16, 2015 [Docket No. 2440].

41 have also filed proofs of claim asserting administrative priority under section 503(b)(9) in excess of $6 million for goods allegedly shipped to the two Apple suppliers. On October 9, 2015, GT Hong Kong commenced an adversary proceeding against Manz China and Manz Germany asserting causes of action for turnover, preferential transfer, and constructive fraudulent transfer related to payments and transfers made in connection with the prepetition agreements between GT Hong Kong and the two Manz entities. Separately, on September 18, 2015, Manz China filed its Motion of Manz China Suzhou Ltd. for Relief from the Automatic Stay to Allow It to Exercise Its Right of Recoupment or, in the Alternative, to Permit a Setoff [Docket No. 2318] (the “Manz Setoff Motion”). Through the Manz Setoff Motion, Manz China requests that the Court lift the automatic stay so that it may exercise alleged rights of setoff under section 553 of the Bankruptcy Code with respect to its claims against GT Hong Kong. By order dated December 8, 2015 [Docket No. 2712], the Bankruptcy Court established procedures for mediation between the Debtors and Manz to resolve the various issues between the parties. The mediation took place on January 6, 2016 with retired Bankruptcy Judge Arthur J. Gonzalez as mediator. As a result of mediation, the parties were able to consensually resolve their disputes. Among other things, the parties agreed that (a) Manz’s administrative expense claims would be reduced to $375,000.00, (b) Manz China would exercise its set off rights with respect to the approximately $31 million it owes to GT Hong Kong, and (c) Manz will receive general unsecured claims in an aggregate amount of $6 million. Manz also agreed to vote its allowed claims to accept the Plan. On January 19, 2016, the Debtors filed their motion seeking approval of the settlement with Manz [Docket No. 2924]. The motion is scheduled to be heard on February 4, 2016. E. APS Settlement On November 19, 2014, Advanced Process Systems, LLC (“APS”) filed a motion for allowance and payment of a 503(b)(9) claim in the amount of $1,240,496.51 (the “APS 503(b)(9) Claim”) for equipment it contended was delivered within twenty days prior to the petition date under four purchase orders (the “APS Motion”) [Docket No. 564]. While the APS Motion was pending before the Bankruptcy Court, APS transferred its claims to CFP. The Bankruptcy Court scheduled an evidentiary hearing on the APS Motion for September 28, 2015 and September 29, 2015. Prior to commencement of the evidentiary hearing, GTAT and CFP engaged in extensive, arms’-length negotiations regarding the APS 503(b)(9) Claim. On September 25, 2015, GTAT filed a motion seeking approval of a stipulation between GTAT and CFP, as assignee to the APS 503(b)(9) Claim (the “APS Stipulation”) [Docket No. 2337]. The APS Stipulation provides for an allowed general unsecured claim in the amount of $500,000 and an allowed administrative expense claim in the amount $785,000 in favor of CFP as a settlement of the APS 503(b)(9) Claim. By order dated October 16, 2015 [Docket No. 2441], the Bankruptcy Court approved the APS Stipulation.

42 F. Meyer Burger Settlement Prior to the Petition Date, Meyer Burger AG (“MB AG”), Diamond Materials Tech, Inc. (“DMT”), and MBT Systems Ltd. (“MBT,” and together with MB AG and DMT, “Meyer Burger”) provided GTAT with millions of dollars of machinery, equipment, parts, materials, consumables, products, accessories, tooling, diamond wire, and other items (collectively, the “MB Equipment”), which principally consisted of sapphire cutting tools and related parts and materials, including diamond wire. The MB Equipment was deployed by GTAT in its sapphire growth project with Apple to cut and process sapphire boules grown in its ASF Furnaces at the Mesa facility. In connection with the wind down of its sapphire growth and production business, GTAT is seeking to monetize the various fabrication equipment and related materials that are of no further use to GTAT’s remaining operations going forward, including the MB Equipment. Meyer Burger asserted, however, that certain of the MB Equipment, namely 18 units of Brickmaster BM 860s provided to GTAT (the “Brickmasters”) was property of Meyer Burger. After intensive, hard-fought negotiations, GTAT reached a global settlement with Meyer Burger (the “Meyer Burger Settlement”) that, among other things, resolves—in GTAT Corp’s favor—the ownership dispute with respect to the Brickmasters. At the same time, Meyer Burger waived all reclamation demands against GTAT (with an aggregate amount in excess of $3.7 million) and all administrative expense claims against GTAT (with an aggregate amount in excess of $1.3 million). Under the Meyer Burger Settlement, Meyer Burger’s sole remaining claim against the estates is an allowed general unsecured claim in the aggregate amount of approximately $34.8 million against GTAT Corp—which represents a material reduction of the more than $48.6 million in claims asserted by Meyer Burger. On April 22, 2015, GTAT filed its motion [Docket No. 1700] seeking approval of the Meyer Burger Settlement. By order dated May 26, 2015 [Docket No. 1848], the Bankruptcy Court approved the Meyer Burger Settlement. G. Stipulations with Expeditors and Kerry Logistics After the Petition Date, certain of GTAT’s shippers and warehousemen asserted claims against GTAT for unpaid shipping and warehousing charges allegedly secured by security interests or liens. In order to ensure the release of its goods, GTAT entered into stipulations with Expeditors International of Washington, Inc. and its direct and indirect subsidiaries (collectively, “Expeditors”) and Kerry Logistics (Hong Kong) Ltd. (“Kerry Logistics”), in each case subject to GTAT’s rights to challenge the validity of the asserted security interests or liens. 1. Stipulation with Expeditors On October 29, 2014, Expeditors filed its Emergency Motion for Relief from the Automatic Stay and, in the Alternative, for Adequate Protection of its Secured Interests [Docket No. 359] (“Expeditors Stay Relief Motion”). In its motion, Expeditors asserted, among other things, that (a) it holds claims for transportation and storage of goods and (b) such claims are secured by liens and security interests in all of GTAT’s goods in Expeditors’ possession, custody or control or en route as of the Petition Date (the “Petition Date Goods”).

43 GTAT and Expeditors subsequently resolved the Expeditors Stay Relief Motion pursuant to a stipulation (the “Expeditors Stipulation”). The Expeditors Stipulation provided for GTAT to pay Expeditors $1,366,700.65 in full satisfaction of Expeditors unpaid charges for transportation and storage of goods, late charges, and collection costs (including attorneys’ fees) through December 31, 2014 (with certain limited exceptions). GTAT paid Expeditors under the Expeditors Stipulation. As a result, any security interest or lien in the Petition Date Goods was released, with such security interest or lien attaching to the payment. Under the Expeditors Stipulation, GTAT reserved the right to object to Expeditors’ claims and the alleged security interests and liens at a later date. If the secured amount of Expeditors’ claims is ultimately determined to exceed the amount of the payment, then Expeditors must promptly remit such excess to GTAT. The Expeditors Stipulation was approved by the Bankruptcy Court on January 7, 2015 [Docket No. 965]. 2. Stipulation with Kerry On March 20, 2015, GT Hong Kong and Kerry Logistics (Hong Kong) Ltd. (“Kerry Logistics”) entered into a stipulation (the “Kerry Logistics Stipulation”) pursuant to which GT Hong Kong agreed to fund an adequate protection account in the amount of $901,244.29 (the “Adequate Protection Account”) in respect of alleged warehousing charges in the amount of $901,244.29 (the “Warehousing Charges”), which Kerry Logistics asserts are secured by liens on certain of GT Hong Kong’s equipment in Kerry Logistics’ warehouses (the “Warehoused Goods”). Under the Kerry Logistics Stipulation, Kerry Logistics agreed to release any and all liens, claims, encumbrances, and interests it may have in the Warehoused Goods and provide GT Hong Kong full access to such goods. In exchange this release, GT Hong Kong granted Kerry Logistics a fully perfected replacement lien on the funds deposited in the Adequate Protection Account to secure GT Hong Kong’s obligations in respect of the Warehousing Charges, but solely to the extent that such charges are ultimately allowed by the Bankruptcy Court as a secured claim. The Kerry Logistics Stipulation was approved by the Bankruptcy Court on April 16, 2015 [Docket No. 1668]. Following entry of the Kerry Logistics Stipulation, Kerry Logistics and an affiliate amended their proofs of claim to assert secured claims rather than unsecured claims against the Debtors. In connection with the 4th Omnibus Objection to Claim, the Debtors objected to the secured claims filed by Kerry Logistics and its affiliate on the basis that such proofs of claim were late-filed. On January 4, 2016, the Debtors notified Kerry Logistics and its affiliate that the claims objection would be subject to mediation on February 3, 2016, in accordance with the Senior Claims Resolution Procedures (as defined below). H. Mesa Fire On May 26, 2015, a fire occurred at the Mesa Facility (the “Mesa Fire”). The Mesa Fire was quickly extinguished by local firefighters after arriving at the facility. At the time of the Mesa Fire (approximately 11:00 a.m. local time), there were approximately 50 workers from several companies, including GTAT, at the facility, all of whom vacated the facility safely and without injury. The fire occurred in the area of the solar array located on the roof of the building

44 above the fabrication area. Damage to the roof allowed water to enter the facility but was limited to a portion of the building. Smoke also entered and spread throughout the building. GTAT’s property insurer has conceded that 33 of the 51 units of sapphire inspection equipment are a total loss as a result of the Mesa Fire. The 51 machines have a replacement cost of approximately $15 million but are valued under the applicable insurance policy at the actual cash value of approximately $13.75 million. GTAT believes that all 51 machines are a total loss. Following the Mesa Fire, GTAT’s management conducted several weeks of investigation at the Mesa facility to determine whether any of the soot and char (to the extent caused by the fire, rather than by the prior operation of the ASF Furnaces themselves) had caused any damage to the ASF Furnaces or could otherwise affect the operation of the ASF Furnaces. Extensive testing conducted thus far has not produced any results which would indicate any permanent damage to the ASF Furnaces. The ASF Furnaces have been cleaned, removing any traces of soot and char caused by the fire. On November 2, 2015, GTAT submitted its proof of loss to its insurer in respect of the Mesa fire, claiming a total loss of approximately $15 million. The insurer rejected the proof of loss. On December 11, 2015, GTAT commenced an adversary proceeding, GT Advanced Technologies Inc. and GTAT Corporation, v. Factory Mutual Insurance Company, Case No. 15- 01089, in the Bankruptcy Court (the “Insurance Proceeding”), seeking turnover of a $2 million advance under an insurance policy provided by the Factory Mutual Insurance Company (“FM”) and damages related to breaches by FM of such insurance policy. The Insurance Proceeding is currently pending before the Bankruptcy Court. I. Waaree Transaction One of the Debtors’ key assets is an innovative solar-cell metallization that increases the cost-efficiency of manufacturing and installing solar-energy modules. Marketed under the name Merlin™, this patented technology offers a flexible grid on solar cells that makes the solar module more resilient when it is subjected to temperature fluctuations and mechanical flexing. These attributes enable solar-energy manufacturers to design reliable, lightweight, lower-cost modules that are less expensive to install. In furtherance of GTAT efforts to develop and sell the Merlin™ technology, on June 6, 2015, GTAT filed its motion [Docket No. 1892] seeking authorization to enter into the Conditional Exclusivity Agreement (as amended, the “Waaree Agreement”) with Waaree Energies Limited (“Waaree”) to facilitate the set-up and operation of a 40MW Merlin™ module manufacturing line at Waaree’s facility located in India. Specifically, under the Waaree Agreement, GTAT Corp would purchase certain tools from a third party vendor and sell the tools to Waaree at a price that equals the cost to GTAT Corp. Subject to completing this tool purchase, GTAT Corp will supply Merlin™ grids to Waaree at prices no less favorable than those offered to GTAT Corp’s other customers. Provided that Waaree achieves a minimum run rate of 1 GW per year by December 31, 2018 and complies with the other terms in the Waaree Agreement, GTAT Corp will grant to Waaree exclusive rights to manufacture, market, and sell

45 modules incorporating Merlin™ grid technology including any improvements thereto within India for a period of ten years from the effective date of the Waaree Agreement. By order dated June 23, 2015 [Docket No. 1951], the Bankruptcy Court approved the Waaree Agreement. In addition, the Debtors have been in discussions with Waaree to provide Merlin™ module manufacturing services to the Debtors on-site at the Debtors’ facility in San Jose, California. J. 503(b)(9) Claims Report Pursuant to an order of the Bankruptcy Court [Docket No. 1695], on July 8, 2015, GTAT filed its status report [Docket No. 2009] (the “503(b)(9) Report”) regarding claims asserting administrative expense priority under section 503(b)(9) of the Bankruptcy Code (the “503(b)(9) Claims”). As detailed in the 503(b)(9) Report:  a total of 160 503(b)(9) Claims were filed against GTAT in the aggregate amount of $47,881,615.99;  seventy-one claims, in the aggregate filed amount of $30,354,176.43, were fully disputed;  thirty-nine claims, in the aggregate filed amount of $1,470,175.00, were partially disputed; and  the remaining 503(b)(9) Claims, in the aggregate filed amount of $14,450,540.16, were undisputed. The 503(b)(9) Report reflects GTAT’s preliminary position based on diligence performed as of the date of the 503(b)(9) Report. Since the filing of that report, GTAT has continued to review and reconcile the 503(b)(9) Claims. Accordingly, nothing in the 503(b)(9) Report should be deemed a concession or admission as to the amount, characterization, or priority of any 503(b)(9) Claim, nor a waiver of any rights of GTAT or the Estates to object to, settle, or assert any counterclaims related to any 503(b)(9) Claim. Moreover, the 503(b)(9) Report expressly excluded counterclaims available to GTAT that would reduce GTAT’s liability on the 503(b)(9) Claims such as a preference claims against parties filing 503(b)(9) Claims. All such rights were expressly reserved. K. Key Employee Incentive Plan and Key Employee Retention Plan On October 10, 2014, following extensive negotiations with the Creditors’ Committee regarding the economic terms thereof, GTAT filed its Motion, Pursuant to Bankruptcy Code Sections 363(b) and 503(c), Approving Debtors’ Key Employee Incentive Plan and Key Employee Retention Plan [Docket No. 890] (the “KEIP/KERP Motion”). In the KEIP/KERP Motion, GTAT sought entry of an order approving its key employee incentive plan for certain insiders (the “KEIP”) and a key employee retention plan for non-insiders only (the “KERP”). The Creditors’ Committee and all other major constituents of GTAT, with the exception of the

46 United States Trustee, supported the KEIP/KERP Motion. By order dated February 5, 2015 [Docket No. 1217], the Bankruptcy Court denied the KEIP/KERP Motion. On February 24, 2015, GTAT filed its appeal of the denial of the KEIP/KERP Motion to the United States District Court for the District of New Hampshire, GT Advanced Technologies Inc., v. Harrington, Civ. No. 15-00069-LM. In its appeal, GTAT argued that the Bankruptcy Court’s ruling lacked any findings of fact or analysis with respect to both the KEIP and the KERP and such lack of findings was clear error. The United States Trustee, as appellee, argued that that the Bankruptcy Court did not err in denying the key employee incentive plan because it made the determination that such plan was more of a retention plan than an incentive plan. The United States Trustees also argued that the Bankruptcy Court did not err in denying the key employee retention plan because it made the determination that the amounts to be paid to employees under such plan were too low to impact retention. On July 10, 2015, the district court heard oral argument on the appeal. On July 21, 2015, the district court entered an order reversing the Bankruptcy Court’s order denying the KEIP/KERP Motion and remanded the matter to the Bankruptcy Court. In its decision on appeal, the district court instructed the Bankruptcy Court to make specific findings (i) with respect to the key employee incentive plan, of whether the targets in such plan are sufficiently rigorous to qualify as an incentive plan and (ii) with respect to the key employee retention plan, on the proposed terms of such plan by applying the appropriate legal standard and factors. On September 30, 2015, the Bankruptcy Court entered a second order [Docket No. 2354] and related memorandum of opinion [Docket No. 2353] denying the KEIP/KERP Motion on remand. Given the proximity of that ruling to an eventual emergence from chapter 11, the Debtors decided not to appeal this decision. L. Request for Official Committee of Equity Holders On July 20, 2015, an ad hoc committee of equity holders (the “Ad Hoc Equity Committee”) filed the Ad Hoc Committee’s Motion for Appointment of a Committee of Equity Holders [Docket No. 2105] (the “Equity Committee Motion”) seeking appointment of an official committee of equity holders. GTAT filed an objection to the Equity Committee Motion [Docket No. 2135], which the Creditors’ Committee and certain noteholders joined [Docket Nos. 2136, 2137]. On August 20, 2015, the U.S Trustee filed a response to the Equity Committee Motion stating that the Ad Hoc Equity Committee must meet its burden of proof with respect to the motion [Docket No. 2200]. By order dated October 19, 2015 [Docket No. 2466], the Bankruptcy Court denied the Equity Committee Motion. M. Extensions of Exclusivity On January 29, 2015, GTAT filed its First Motion Pursuant to Section 1121(d) of the Bankruptcy Code, Requesting Entry of an Order (a) Extending GTAT’s Exclusive Period Under Section 1121(c)(2) of the Bankruptcy Code to file a chapter 11 plan to June 30, 2015 (the “Exclusive Filing Period”) and (b) Extending GTAT’s Exclusive Period Under Section 1121(c)(3) of the Bankruptcy Code to Solicit Acceptances of its Chapter 11 Plan to August 31, 2015 (the “Exclusive Solicitation Period”) and, together with the Exclusive Filing Period, the

47 “Exclusive Periods”) to August 31, 2015 [Docket No. 1168] (the “First Exclusivity Motion”). By order dated February 12, 2015 [Docket No. 1267], the Bankruptcy Court extended the Exclusive Filing Period to June 30, 2015 and the Exclusive Solicitation Period to August 31, 2015. GTAT has filed subsequent motions seeking further extensions of the Exclusive Periods. By order dated November 18, 2015 [Docket No. 2570], the Bankruptcy Court extended the Exclusive Filing Period to November 30, 2015 and the Exclusive Solicitation Period to January 29, 2016. On November 29, 2015, GTAT filed its motion seeking extensions of the Exclusive Filing Period to January 22, 2016 and the Exclusive Solicitation Period to March 22, 2016. The Bankruptcy Court granted that motion by order dated December 15, 2015 [Docket No. 2740]. N. Claims Objections 1. Omnibus Claims Objection Procedures To ease the administrative burden on the Bankruptcy Court and the administrative and financial burden on GTAT’s estates during the claims reconciliation process, on August 13, 2015, GTAT filed its Motion, Pursuant to Bankruptcy Code Section 105(a) and Bankruptcy Rule 3007, for Entry of Order Approving Claims Objection Procedures [Docket No. 2170] (“Omnibus Claims Objection Procedures Motion”), wherein GTAT requested an order that, among other things, authorizes GTAT to file a single objection seeking reduction, reclassification, or disallowance of claims on several specified grounds. By order dated August 24, 2015 [Docket No. 2213], the Bankruptcy Court granted the Omnibus Claims Objection Procedures Motion. On September 16, 2015, GTAT filed seven omnibus claims objections [Docket Nos. 2303, 2304, 2305, 2306, 2307, 2308, 2309] (the “Initial Omnibus Claims Objections”) seeking to disallow and expunge, reduce, or reclassify various claims, including certain administrative expense claims, on the following grounds: (i) claims are duplicative; (ii) the same claim was filed against multiple debtors; (iii) claims are against non-debtors; (iv) claims were amended; (v) claims were filed late; (vi) claims actually represent equity interests; and (vii) claims are not valid claims pursuant to section 503(b)(9) of the Bankruptcy Code. By orders dated October 16, 2015, the Bankruptcy Court granted the Initial Omnibus Claims Objections other than with respect to claims of claimants who filed responses or made informal inquiries to such objections [Docket Nos. 2442 2443, 2444, 2445, 2446, 2447, 2448, 2449, 2450, 2451, 2452]. On October 20, 2015, GTAT filed its eighth omnibus claims objection [Docket No. 2468] (the “Eighth Omnibus Claims Objections”) seeking to disallow and expunge, reduce, or reclassify various claims, including certain administrative expense claims, on the grounds of no liability or that the claims are not valid claims pursuant to section 503(b)(9) of the Bankruptcy Code. By order dated November 20, 2015 [Docket No. 2593], the Bankruptcy Court granted the Eighth Omnibus Claims Objections other than with respect to claims of claimants who filed responses or made informal inquiries to such objections. On December 7, 2015, GTAT filed its ninth omnibus claims objection [Docket No. 2706] (the “Ninth Omnibus Claims Objection”) and tenth omnibus claims objection [Docket No. 2707] (the “Tenth Omnibus Claims Objection”). The Ninth Omnibus Claims Objection and the Tenth Omnibus Claims Objection sought to disallow and expunge, reduce, or reclassify various claims,

48 including certain administrative expense claims, on the grounds that claims are duplicative; claims were amended; and claims are not valid claims pursuant to section 503(b)(9) of the Bankruptcy Code. By order dated January 6, 2016 [Docket No. 2846], the Bankruptcy Court granted the Tenth Omnibus Claims Objection. By order dated January 26, 2016 [Docket No. 2963], the Bankruptcy Court granted the Ninth Omnibus Claims Objection, with certain modifications. On January 5, 2015, GTAT filed its eleventh omnibus claims objection [Docket No. 2841] (the “Eleventh Omnibus Claims Objection”) and the twelfth omnibus claims objection [Docket No. 2842] (the “Twelfth Omnibus Claims Objection”) seeking to disallow and expunge, reduce, or reclassify various claims, including certain administrative expense claims, on the grounds that claims were amended; claims were late-filed; claims ought to be subordinated; claims are not valid claims pursuant to section 503(b)(9) of the Bankruptcy Code. The deadline to respond to the Eleventh Omnibus Claims Objection and the Twelfth Omnibus Claims Objection is January 26, 2016 at 4:00 p.m. (Eastern Time) and the hearing on these objections is scheduled for February 4, 2016 at 10:00 a.m. (Eastern Time). A breakdown of the remaining scheduled claims (by Class) and remaining proofs of claim is attached hereto as Exhibit G. 2. Expedited Adjudication of Claims On December 4, 2015, GTAT filed its Motion for Entry of an Order Approving Expedited Adjudication and Resolution of Secured Claims, Administrative Expense Claims, and Other Priority Claims, and Mediation of Such Claims [Docket No. 2699] (the “Senior Claims Adjudication Motion”). The Senior Claims Adjudication Motion proposes procedures (the “Senior Claims Resolution Procedures”) to streamline the resolution of secured, administrative, and other priority claims (“Senior Claims”) through expedited response, discovery and mediation timelines. The deadline to object to the Senior Claims Adjudication Motion is December 16, 2015 at 12:00 p.m. (Eastern Time) and the hearing is scheduled for December 17, 2015 at 10:00 a.m. (Eastern Time). By order dated December 17, 2015 [Docket No. 2777], the Bankruptcy Court granted the Senior Claims Adjudication Motion approving the Senior Claims Resolution Procedures, with certain revisions. 3. Administrative Expense Bar Date On December 10, 2015, GTAT filed the Debtors’ Expedited Motion for an Order (I) Fixing the Deadline for Filing Requests for Allowance of Administrative Expense Claims Arising on or Before December 31, 2015, and (II) Designating the Form and Manner of Notice Thereof [Docket No. 2721] (the “Administrative Expense Bar Date Motion”). The Administrative Bar Date Motion sought to establish January 15, 2016 (the “Administrative Expense Bar Date”) as the deadline to file administrative expense claims that arose during the period from October 6, 2014 through December 31, 2015 (the “Administrative Expense Claim Period”). By order dated December 16, 2015 [Docket No. 2762] (the “Administrative Expense Bar Date Order”), the Bankruptcy Court granted the Administrative Bar Date Motion. With certain

49 enumerated exceptions, any party asserting (a) an administrative expense claim against the Debtors that arose during the Administrative Expense Claim Period or (b) any other claims (or request for monetary relief) that the claimant believes would not be subject to the discharge of claims pursuant to section 1141(d) of the Bankruptcy Code or could otherwise be asserted against the Reorganized Debtors, to the extent such claim (or request for monetary relief) is based on events occurring before the end of the Administrative Expense Claim Period, must submit a request for payment with the Bankruptcy Court on or before the Administrative Expense Bar Date in accordance with the Administrative Expense Bar Date Order. The Administrative Expense Bar Date Order applied to all Governmental Units. The Administrative Expense Bar Date has now passed. No Governmental Unit has filed any Claim subject to the Administrative Expense Bar Date Order, other than Claims for unpaid taxes. 4. IRS Administrative Expense Claim On January 4, 2016, the IRS filed an administrative expense claim (the “IRS Claim”) against GT Inc. in the aggregate amount of approximately $53 million. The amount asserted in the IRS Claim reflects the tax refunds that the Debtors previously received in respect of the 2011 and 2012 tax years. The Debtors have objected to the IRS Claim in the Twelfth Omnibus Claims Objection on the basis that (a) because the IRS Claim relates to prepetition tax periods, the IRS Claim does not assert a claim for a tax “incurred by the estate” as required by section 503(b)(1)(B)(i) of the Bankruptcy Code and (b) the IRS has not asserted or provided evidence of “excessive allowance of a tentative carryback adjustment,” as required by section 503(b)(1)(B)(ii) of the Bankruptcy Code. In addition, the Debtors do not believe that the IRS is entitled to the return of the tax refunds previously received by the Debtors in respect of the 2011 and 2012 tax years. As noted above, the hearing on the Twelfth Omnibus Claims Objection is scheduled for February 4, 2016. If the IRS Claim is not disallowed by the time the Effective Date of the Plan is to occur, the Debtors will not be able to satisfy the Closing Cash condition and the Plan will not be able to go effective. O. Preferential and Fraudulent Transfers Under section 547 of the Bankruptcy Code, a chapter 11 debtor may seek to avoid certain payments made by the debtor in the ninety days immediately before the petition date if the payments (a) were made to or for the benefit of a creditor, (b) allowed the creditor to receive more than it would have received if the case were under chapter 7 of the Bankruptcy Code, (c) were made while the debtor was insolvent, and (d) were made in respect of an antecedent debt. For this purpose, the Bankruptcy Code creates a rebuttable presumption that the debtor was insolvent during the ninety days immediately before the filing of the bankruptcy petition. All payments made by the Debtors to creditors within ninety days prior to the filing of the bankruptcy petition are listed under question 3(b) of the Debtors’ statements of financial affairs that were filed with the Bankruptcy Court. In the aggregate, the Debtors’ statements of financial affairs reflect that approximately $195.6 million was transferred by the Debtors to various entities within the ninety days immediately prior to the Petition Date. However, that number

50 materially overstates the potential amount of recoverable preferential transfers because a number of these payments were clearly made in the ordinary course of business and therefore are not subject to recovery. As set forth in the statements of financial affairs, parties receiving some of the largest transfers during the ninety-day period prior to the Petition Date include the following: Name of Transferee Amount Paid Heibei Hengbo Fine Ceramics Material $13,169,000.00 Plansee SE $10,509,928.00 Tera Xtal Corporation $7,000,000.00 SAS Co., Ltd. $6,009,695.54 Globe Express Services Overseas Group $5,079,483.23 Ultra Clean Micro-Electronics Equipment $5,069,747.75 Manz AG $4,859,808.62 Benchmark Electronics De Mexico $3,694,418.48 Aerotek Inc. $3,664,086.65 Sumitomo Electric USA Inc. $3,510,231.75 Information regarding estimated net preference recoveries is set forth in the Liquidation Analysis attached hereto as Exhibit D. The Plan refers to an action to avoid payments under section 547 of the Bankruptcy Code as a “Preference Cause of Action.” Pursuant to the Global Settlement, the Plan proposes to contribute the GUC Preference Proceeds to the Litigation Trust for the benefit of holders of Class 4A, Class 4C, and Class 4D General Unsecured Claims. The Plan defines GUC Preference Proceeds to mean 40% of any affirmative Cash recoveries obtained by the Reorganized Debtors on account of Preference Causes of Action, net of any reasonable and documented legal fees, expenses and costs of pursuing the Preference Causes of Action. For the avoidance of doubt, 60% of any affirmative Cash recoveries obtained by the Reorganized Debtors on the Preference Causes of Action, net of any reasonable and documented legal fees, expenses and costs of pursuing the Preference Causes of Action, will be retained by the Reorganized Debtors. Under the Plan, the Reorganized Debtors will retain discretion and control over the commencement, prosecution, negotiation, settlement, and other resolution of all Preference Causes of Action; provided, however, that with respect to Preference Causes of Action that the Reorganized Debtors determine to commence, (i) the Reorganized Debtors shall prosecute such Preference Causes of Action as promptly as reasonably practicable and shall update the Litigation Trustee regarding the status of such Causes of Action, and (ii) to the extent the Reorganized Debtors settle or resolve any Preference Causes of Action by obtaining a reduction in the amount of any Claim held by any defendant to a Preference Causes of Action (or any of its Affiliates) against the Debtors, including any Administrative Expense Claim or Non-Priority Tax Claim, such reduction shall not be included in the GUC Preference Proceeds and neither the Litigation Trust nor holders of Allowed General Unsecured Claims shall be entitled to payment on account of such reduction.

51 In addition to transferring the GUC Preference Proceeds to the Litigation Trust in accordance with the terms of the Plan, the Reorganized Debtors will provide the Litigation Trustee, upon reasonable request, with a report regarding the status of the Reorganized Debtors’ pursuit of Preference Causes of Action, but the Reorganized Debtors will not provide such a report more than once per calendar quarter. The Debtors are not aware of any claims for fraudulent transfers, other than as a potential alternative claim in respect of preferential transfers for which the requisite antecedent debt is absent (for example, because no goods or services were received prior to the transfer in question). No party in interest has advised the Debtors of any potential fraudulent transfers that they should challenge. P. Monthly Operating Reports In compliance with the monthly reporting requirements, the Debtors have filed monthly operating reports with the Court (collectively, the “Monthly Operating Reports”). The monthly operating reports may be obtained free of charge on KCC’s website for these chapter 11 cases (http://www.kccllc.net/gtat). For ease of review, the Debtors have reproduced in Exhibit H the consolidated statements of operations from their monthly operating reports (the “M.O.R. Summary”), covering the period from October 2014 through November 2015. For the avoidance of doubt, the M.O.R. Summary is subject to the same notes and disclaimers set forth in the Monthly Operating Reports. For example, most of the losses reported in December 2014 and November 2015 relate to the write-off of ASF Furnaces (as further detailed in the respective Monthly Operating Reports) and do not reflect cash losses.19 In light of the Debtors’ significant operational restructuring, both during the Chapter 11 Cases and in connection with the Plan, the results set forth in the Monthly Operating Reports and the M.O.R. Summary should not be construed as indicative of future results. Accordingly, readers are cautioned not to place undue reliance upon the information contained in the Monthly Operating Reports and the M.O.R. Summary. VIII. SUMMARY OF CHAPTER 11 PLAN A. Global Settlement The Plan is premised on the Global Settlement of numerous inter-Debtor, Debtor- creditor, and inter-creditor issues, including substantive consolidation, the allocation of 19 As previously disclosed in the Amended Monthly Operating Report for December, 2014, reflected in the financial statements is the transfer of Advanced Sapphire Furnaces from fixed assets to inventory, including a write-off of previously capitalized amounts related to the setup and installation of the equipment and write off for any material related to products the Debtors expect to discontinue. Additionally, based on the Debtors’ analysis in conjunction with the Amended Mesa Settlement Agreement, $397 million of ASF inventory was written off during the November 2015 period. The results of the write off are recorded as Cost of Revenue in the November 2015 Monthly Operating Report.

52 Reorganized Common Stock and other value to be distributed to creditors under the Plan, treatment of the Debtors’ tax attributes, and other issues affecting the Debtors and their creditors. 1. Considerations Related to Substantive Consolidation One of the main inter-Debtor issues faced by the Debtors in these Chapter 11 Cases is the possibility of substantive consolidation of some or all of the Debtors. A court order granting substantive consolidation of two or more legal entities results in (a) pooling of the assets of the consolidated entities into a common fund against which the creditors of all entities may assert their claims, (b) eliminating of intercompany claims among the consolidated entities, (c) permitting any creditor with an allowed claim against one of the consolidated entities to have an allowed claim against the consolidated pool, and (d) combining all of the creditors of a particular priority for purposes of voting on a reorganization plan. The First Circuit Court of Appeals has not adopted a formal test to determine when substantive consolidation is appropriate. However, on several occasions, bankruptcy and district courts in Massachusetts have followed or cited with approval the standard set forth by the District of Columbia Court of Appeals in In re Auto-Train Corp., 810 B.R. 270 (D.C. Cir. 1987) (articulating standard to approve substantive consolidation and holding that substantive consolidation of entities nunc pro tunc to petition date was improper).20 In Auto-Train, the D.C. Circuit set forth three factors for substantive consolidation:  the proponent of substantive consolidation must show a “substantial identity” between the entities to be consolidated;  the proponent of substantive consolidation must also demonstrate that consolidation is necessary to avoid some harm or to realize some benefit; and  if a creditor will be prejudiced by consolidation, the benefits of such consolidation must “heavily” outweigh the harm.21 Courts applying the Auto-Train standard have observed that the proponent of consolidation “may want to frame his arguments” as to substantial identity using the following factors:  commingling of assets and business functions;  degree of difficulty in segregating and ascertaining individual assets and liabilities; 20 See In re Logistics Information Sys., Inc., 432 B.R. 1, 12 (D. Mass. 2010) (affirming substantive consolidation of entities under Auto-Train test); see also In re Century Electronics, Mfg., Inc., 310 B.R. 485, 489 (Bankr. D. Mass. 2004) (citing Auto-Train and holding that order substantively consolidating bankruptcy cases would not be given retroactive effect so as to allow preference defendant to assert consolidated “new value” defense); In re Mars Stores, Inc., 150 B.R. 869, 879-80 (Bankr. D. Mass. 1993) (citing Auto-Train and holding that order substantively consolidating cases would be given nunc pro tunc effect such that preference look-back period would be computed with reference to earliest filed case). 21 Auto-Train, 810 F.2d at 276 (citation omitted).

53  existence of transfers of assets without formal observance of corporate formalities;  presence or absence of consolidated financial statements;  unity of interests and ownership between various corporate entities;  existence of parent and intercorporate guarantee of loans;  profitability of consolidation at a single physical location;  subsidiary transacts business solely with the parent;  entities have common officers or directors;  subsidiary is grossly undercapitalized; and  both parent and subsidiary disregard the legal requirements of the subsidiary as a separate organization. Whether entities should be substantively consolidated is a very fact specific and fact intensive inquiry that requires, among other things, analysis of intercompany transactions as well as consideration of multiple sets of corporate records and transactions. a. GT Inc. and GTAT Corp Prior to the Global Settlement, the holders of the GT Inc. Notes were proponents of substantive consolidation of GT Inc. with GTAT Corp. Creditors of GTAT Corp opposed such consolidation. It is possible that holders of GT Inc. Notes could establish a prima facie case that there is a substantial identity between GT Inc. and GTAT Corp. The noteholders would likely assert that the benefits to be gained from substantive consolidation include increased recoveries for unsecured creditors of GT Inc. and avoidance of the expense of unscrambling the assets and liabilities of GT Inc. from GTAT Corp. On the other hand, creditors of GTAT Corp likely would object strenuously. Among other arguments, they likely would assert that (i) they relied upon the separate credit of GTAT Corp., (ii) holders of GT Inc. Notes have no basis to believe that GT Inc. and GTAT Corp are the same entity because of express disclosures and risk factors set forth in the GT Inc. Notes’ offering memoranda, and (iii) untangling the assets and liabilities of GT Inc. from those of GTAT Corp presents little difficulty as GT Inc. has few assets other than its equity interest in GTAT Corp. Because of competing interests and complexity on the facts and the law, a dispute over the substantive consolidation of GT Inc. and GTAT Corp is likely to lead to extensive and costly litigation. b. GTAT Corp and GT Hong Kong With respect to consolidation of GTAT Corp with GT Hong Kong, the Debtors’ analysis shows that the majority of substantial identity factors do not favor consolidation. c. GTAT Corp. and Other Debtor Entities

54 With respect to consolidation of the remaining Debtor entities (i.e., GT SPE, GT Equipment Holdings, Inc., Lindbergh Acquisition Corp., GT Sapphire Systems Holding LLC (“GT SSG”), GT Advanced Cz LLC, and GT Sapphire Systems Group LLC) with GTAT Corp, the Debtors’ analysis shows a much stronger case for substantive consolidation among these entities. Among other things, some of these entities share facilities with GTAT Corp, some of these entities do not prepare separate financial statements and tax filings, and some of these entities do not have any operations or transact business solely with other Debtor entities. In connection with the Global Settlement, the Debtors, the Committee and the Consenting Parties considered the following factors, among other things, regarding the substantive consolidation of the Corp Debtors:  GTAT Corp is the corporate parent of the other Corp Debtors. GTAT Corp acquired its interest in the other Corp Debtors prior to the Petition Date to augment GTAT Corp’s ASF Furnace business and sapphire business.  Other than GTAT Corp., each of the Corp Debtors is either dormant, a non- operating intermediate holding company, or has been or is in the process of being wound down.  Other than GTAT Corp, none of the Corp Debtors currently has any employees or ongoing business operations.  The following Corp Debtors share a legal address, headquarters location, office space, and other facilities with GTAT Corp: GT SPE; GT Equipment Holdings, Inc. (“GT Equipment Holdings”); Lindbergh Acquisition Corp. (“Lindbergh Acquisition”); and GT Advanced Cz LLC (“GT Cz”).  The Corp Debtors historically shared legal- and treasury-related services.  In 2011, the Corp Debtors implemented a rebranding initiative that resulted in various name changes among entities to adopt some form of “GT Advanced Technologies.” These name changes were implemented, in part, to give the entities the appearance of being part of a single, stand-alone enterprise that united the businesses under a uniform brand. As part of the rebranding initiative, the Corp Debtors adopted uniform letterhead and other business forms, business cards, and signage. Letterhead templates consistently refer only to “GT Advanced Technologies.” Letterhead does not identify a particular legal entity within the enterprise but does list individual office locations. Business cards issued to employees did not specifically identify a particular legal entity within the enterprise, but do refer to identify the employee’s local office address. Generally, business signage referred only to “GT Advanced Technologies” rather than to a specific legal entity.  Except for GTAT Corp, GT Cz, and GT SSG, the Corp Debtors were funded solely by intercompany transfers from GTAT Corp, suggesting that those entities were not adequately capitalized.

55  Although GT SSG and GT Cz historically transacted some business with third parties, both of these Debtor entities also received intercompany funding from GTAT Corp to sustain their operations, suggesting that they were not adequately capitalized.  GT SPE was established as a special purpose entity to hold ASF Furnaces under the agreements with Apple. As part of this business relationship, GT SPE was established solely for the purpose of contracting with Apple and GTAT Corp. to purchase over 2,000 ASF Furnaces and related equipment, which GT SPE leased to GTAT Corp. At the outset of the Debtors’ chapter 11 cases, the Debtors alleged that the sale-leaseback arrangement entered into by GTAT Corp. and GT SPE was illusory, but the issue was never litigated. The Bankruptcy Court has not ruled on whether the Apple-related agreements are illusory because the Debtors entered into a comprehensive settlement agreement with Apple. GT SPE has no creditors.  GT Cz wound down its operations in the first quarter of 2014. Prior to winding down, GT Cz had a few customers and sold a minimal amount of products on a limited basis.  There is substantial overlap among the officers and directors of GTAT Corp. with the other Corp Debtors. As a component of the Global Settlement, and given the strong case that can be made for consolidation of those entities, the Plan proposes to substantive consolidate the Corp. Debtors. d. Settlement of Substantive Consolidation Issues The Global Settlement resolves all these substantive consolidation issues (and avoids the cost of related litigation) by allocating the Reorganized Common Stock Pool, the Excess Proceeds, and interests in the Litigation Trust to the general unsecured creditors of GT Inc., the Corp Debtors, and GT Hong Kong. The Debtors believe that the settlement of the substantive consolidation issues, as part of the Global Settlement, is fair and reasonable, especially in light of the fact that the Plan is the product of extensive, good faith negotiations among all key stakeholders, including the DIP Lenders, the Consenting Parties, and the Creditors’ Committee. 2. Recharacterization of Intercompany Obligations Another significant inter-Debtor issue in these Chapter 11 Cases is whether some of the claims of certain Debtor entities against other Debtor entities should be recharacterized as equity contributions. While GTAT does not believe that the Intercompany Obligations would ultimately be recharacterized, the allocation of the Debtors’ assets in the Global Settlement addresses, and resolves, these issues. B. Overall Structure of the Plan Under the Plan, holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, and Allowed Secured Tax Claims, will be paid

56 in full in Cash unless such holders agree to less favorable treatment, and holders of Allowed Other Secured Claims, at the option of the applicable Debtor, will either be reinstated, paid in full in Cash, or the holders of such Allowed Other Secured Claims will receive the collateral securing such Allowed Other Secured Claim. Holders of DIP Facility Claims will receive (i) Cash in an amount of such Allowed DIP Facility Claim; (ii) the DIP Warrants; (iii) the DIP Amendment Fee, and (iv) the DIP Prepayment Fee. Any holder of a DIP Facility Claim or and Administrative Expense Claim that is also a Financing Support Party may, at its option, elect to exchange, on a dollar-for-dollar basis, some or all of such Claims to participate in the Exit Financing based upon and solely up to its respective Exit Financing Commitment Amount, which exchanged amount shall be in lieu of the cash distribution to which it would otherwise be entitled. In accordance with the Plan, (a) holders of Allowed GT Inc. Notes Claims in Class 4A will receive (i) Reorganized Common Stock (subject to the Cashing-Out Programs), (iii) a portion of the Excess Proceeds, if any; (iii) a beneficial interest in the Litigation Trust, and (iv) the Noteholder Warrants, and (b) holders of Allowed General Unsecured Claims in Classes 4C and 4D will receive (i) Reorganized Common Stock (subject to the Cashing-Out Progams), (ii) a portion of the Excess Proceeds, if any, and (iii) a beneficial interest in the Litigation Trust, in each case, in a percentage as set forth in Section 5.4, 5.6 and 5.7 of the Plan. In accordance with the Plan, holders of Allowed GT Inc. Notes Claims, Corp. Debtors General Unsecured Claims, and GT Hong Kong General Unsecured Claims will, subject to the provisions of the Plan, receive 14% of the common stock of the Reorganized Debtors, which common stock is subject to dilution and reduction pursuant to the Cashing Out Programs. In accordance with the Plan (a) holders of Allowed GT Inc. Notes Claims in Class 4A will receive their pro rate share of (i) 21.6% of this Reorganized Common Stock, (ii) 12.5% of the Excess Proceeds, if any, (iii) a 12.5% beneficial interest in the Litigation Trust, and (iv) the Noteholder Warrants; (b) holders of Allowed Corp. Debtors General Unsecured Claims will receive their pro rate share of (i) 62% of this Reorganized Common Stock, (ii) 71.1% of the Excess Proceeds, if any, and (iii) a 71.1% beneficial interest in the Litigation Trust; and (c) holders of Allowed GT Hong Kong General Unsecured Claims will receive their pro rata share of (i) 16.4% of this Reorganized Common Stock, (ii) 16.4% of Excess Proceeds, if any, and (iii) a 16.4% beneficial interest in the Litigation Trust. The Cashing-Out Programs set forth in the Plan are described in further detail in Section 6.1(d) of the Plan. The Cashing-Out Programs apply to holders of General Unsecured Claims in Classes 4A, 4C and 4D of the Plan. In accordance with the Cashing-Out Programs, a Cashing- Out Reserve of $1.5 million (the “Cashing-Out Cap”) will be established under the Plan to pay, under certain circumstances, Cash in lieu of distributions of Reorganized Common Stock to the holders of Claims in Classes 4A, 4C and 4D. Subject to the Cashing-Out Cap, a holder of a Claim in one of those Classes may, in lieu of any Reorganized Common Stock it is entitled to receive under the Plan, elect to receive Cash in an amount equal to the imputed value as of the Effective Date of the shares of Reorganized Common Stock that would otherwise be distributed to such holders under the Plan.

57 In the event of a Cashing-Out Oversubscription, Cash shall be distributed from the Cashing-Out Reserve (1) first, to make the Cash payments pursuant to Section 6.1(d)(ii) of the Plan and (2) second, to make Cash payments to satisfy Allowed General Unsecured Claims of Cashing-Out Election Holders and Cash payments pursuant to Section 6.1(d)(iii) in order of smallest Claim to largest Claim until all funds in the Cashing-Out Reserve are depleted, at which point the Reorganized Debtors shall distribute shares of Reorganized Common Stock to Cashing- Out Election Holders in accordance with Section 5.4, 5.6, or 5.7 of the Plan, as applicable. Additionally, holders of Allowed GT Inc. General Unsecured Claims in Class 4B will receive a Cash distribution pursuant to Section 5.5 of the Plan substantially equal, as a percentage of its Allowed GT Inc. General Unsecured Claim, to the recovery, calculated as of the Effective Date and as a percentage of such Claim, that a holder of an Allowed GT Inc. Notes Claim is to obtain under the Plan. The foregoing summary is qualified in its entirety by the terms of the Plan, which is attached hereto as Exhibit A and incorporated herein by reference. C. Exculpation, Releases, and Injunction The Plan contains the following exculpation, releases, and injunctions in Article XIV: 1. Exculpation (Section 14.1 of the Plan) None of the Released Parties or the Committee Exculpated Parties shall have or incur any liability for any claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, relating to or arising out of the Chapter 11 Cases, the formulation, dissemination, implementation, approval, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not release, impair, or otherwise affect (a) the liability of any Person resulting from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence, or (b) the obligations of the Debtors and Reorganized Debtors under the Plan, the Exit Financing, and the Plan Documents; provided further, however, that the foregoing shall not be construed to prohibit (A) the Reorganized Debtors from prosecuting and collecting on any Retained Causes of Action or (b) the Litigation Trust from prosecuting or collecting on any Non-Released D&O Causes of Action. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, discharges and any other applicable law or rules protecting such persons from liability. For the avoidance of doubt, the exculpation of members of the Creditors’ Committee pursuant to Section 14.1 of the Plan is limited to the exculpation of liability for any claim, cause of action or other assertion of liability arising out of the discharge of their duties as members of the Creditors’ Committee, and all of the Debtors’ rights and defenses against them in their individual capacity or any other capacity, including as counterparty to any prepetition transaction with the Debtors, are preserved.

58 2. Releases of D&O Releasees (Section 14.2 of the Plan) Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the efforts expended and to be expended by the D&O Releasees in conjunction with the Debtors’ operational and financial restructuring during the Chapter 11 Cases, the Debtors and the Reorganized Debtors automatically shall release and shall be deemed to release the D&O Releasees from any and all claims, obligations, rights, suits damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that the Debtors or their estates would have been legally entitled to assert in their own right or on behalf of the holder of any claim or interest or other person, based in whole or in part upon any actions, conduct or omissions occurring prior to the Effective Date and including any actions, conduct or omissions occurring in connection with the Chapter 11 Cases; provided, however, such releases shall not impair any Causes of Action against any Person that is not a D&O Releasee, including the Non-Released D&O Causes of Action. Notwithstanding anything in the preceding paragraph to the contrary, the Debtors and the Reorganized Debtors do not waive, release or discharge the D&O Releasees from any claims, causes of action, and Liabilities to the extent they have been, are now, could have been, or could be asserted defensively or as a right of offset or recoupment against any Claims arising prior to the Petition Date held or asserted by the D&O Releasees; provided, however, that neither the Debtors nor the Reorganized will pursue affirmative recovery from any of the D&O Releasees in connection with such a defense, offset, or recoupment. For the avoidance of doubt, nothing in this Section should be construed as a waiver of any defenses that the Debtors or the Reorganized Debtors may have to the merits of any Claims that are not expressly Allowed under the Plan. 3. Releases of the Plan Support Party Releasees and the DIP Facility Lender Releasees (Section 14.3 of the Plan) Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and in consideration of the efforts expended and to be expended and the services and obligations of the Plan Support Party Releasees and the DIP Facility Lender Releasees, each of the Debtor Releasees, the D&O Releasees, the Litigation Trust, the Litigation Trustee, and each holder of a Claim against any of the Debtors (other than the Debtor Releasees, the D&O Releasees, the Litigation Trust, and the Litigation Trustee) who either (a) is entitled to vote to accept or reject the Plan and does not opt out of the release under Section 14.3 of the Plan on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases, waives, and discharges unconditionally and forever each of the Plan Support Party Releasees and the DIP Facility Lender Releasees from any and all claims, causes of action, and Liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with, or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date; provided, however, (i) the foregoing release shall not apply to

59 obligations arising under the Plan or Exit Financing; and (ii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or Exit Financing; provided further, however, that the foregoing release shall not impair Claims or Causes of Action against any Person that is not a Plan Support Party Releasee or DIP Facility Lender Releasee. Notwithstanding anything in the preceding paragraph to the contrary, the Debtor Releasees, the Litigation Trust, and the Litigation Trustee do not waive, release or discharge the Plan Support Party Releasees or the DIP Facility Lender Releasees from any claims, causes of action, and Liabilities to the extent they have been, are now, could have been, or could be asserted defensively or as a right of offset or recoupment against any Claims arising prior to the Petition Date, other than any GT Inc. Notes Claims, held or asserted by the Plan Support Party Releasees or the DIP Facility Lender Releasees; provided, however, that none of the Debtor Releasees, the Litigation Trust or the Litigation Trustee will pursue affirmative recovery from any of the Plan Support Party Releasees or the DIP Facility Lender Releasees in connection with such a defense, offset, or recoupment. For the avoidance of doubt, nothing in this Section should be construed as a waiver of any defenses that the Debtor Releasees, the Litigation Trust or the Litigation Trustee may have to the merits of any Claims that are not expressly Allowed under the Plan. 4. Release of the Debtor Releasees and the D&O Releasees (Section 14.4 of the Plan) Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, in exchange for the Distributions to be made under the Plan and in consideration of the efforts expended and to be expended and the services and obligations of the Debtor Releasees and the D&O Releasees, each of the Financing Support Parties, each of the Consenting Parties, and each holder of a Claim against any of the Debtors (other than the Financing Support Parties and the Consenting Parties) who either (a) is entitled to vote to accept or reject the Plan and does not opt out of the release under Section 14.4 of the Plan on a Ballot that is timely submitted in accordance with the Disclosure Statement Order, (b) is paid in full under the Plan, or (c) is deemed to have accepted the Plan, releases, waives, and unconditionally and forever discharges the Debtor Releasees and the D&O Releasees from any Claims, causes of action, and Liabilities whatsoever (including those arising under the Bankruptcy Code), whether known or unknown, foreseen or unforeseen, existing or hereinafter arising in law, equity, or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence arising from, in connection with or related to the Debtors, the Plan, or the Chapter 11 Cases arising on or before the Effective Date; provided, however, (i) the foregoing release shall not apply to obligations arising under the Plan or the Exit Financing; (ii) the foregoing release shall not be construed to prohibit a party in interest from seeking to enforce the terms of the Plan or Exit Financing; and (iii) the foregoing release shall not be construed to prohibit (A) the Reorganized Debtors from prosecuting and collecting on any Retained Causes of Action or (B) the Litigation Trust from prosecuting or collecting on any Non-Released D&O Causes of Action; provided further, however, that the foregoing release, as it relates to the Financing Support Parties and the Consenting Parties, shall be effective only with respect to the Debtor Releasees and

60 the D&O Releasees who provide reciprocal releases on comparable terms for the benefit of each of the Plan Support Party Releasees. ADDITIONAL INFORMATION REGARDING PLAN RELEASES: If a holder of a Claim is entitled to vote on the Plan and does not opt out of the releases in Section 14.3 and Section 14.4 of the Plan on a timely submitted Ballot, the Claim holder will be deemed to have consented to the releases set forth in Section 14.3 and Section 14.4 of the Plan for all purposes, including the release of any claims that the holder may otherwise have had against a released party in connection with the Securities Litigation. 5. Injunction (Section 14.6 of the Plan) Except as otherwise expressly provided in the Plan or Confirmation Order, from and after the Effective Date, all Persons who have held, hold, or may hold Claims against or Equity Interests in the Debtors are permanently enjoined from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, cause of action, or other proceeding of any kind (including in any judicial, arbitration, administrative or other forum) against or affecting the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, Equity Interest, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; (ii) enforcing, levying, attaching (including any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any lien or encumbrance of any kind in respect of any claim against the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy, or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; (iv) asserting, directly or indirectly, any setoff, right of subrogation or recoupment right of any kind in respect of any claim against any debt, liability, or obligation due to the Reorganized Debtors, the Estates, the Released Parties, the Litigation Trust, or the Committee Exculpated Parties on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability discharged, released, to be released, or that is subject to exculpation pursuant to this Plan; or (v) commencing or continuing any action or proceeding in any manner or in any place whatsoever that does not conform to or comply with the provisions of this Plan. The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall be in exchange for and in complete satisfaction of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on Claims from and after the Petition Date, against the Debtors or any of their respective assets, properties or Estates. On the Effective Date, all such Claims against, and Equity Interests in, the Debtors shall be fully released and discharged.

61 Notwithstanding anything in the Plan (including any amendments) or the Confirmation Order, nothing in Section 14.6 of the Plan shall (a) preclude the plaintiffs in the Securities Litigation from conducting discovery of the Reorganized Debtors, including seeking production of documents from the Reorganized Debtors through a third-party subpoena with respect to any documents in the possession, custody, or control of the Reorganized Debtors or their agents or (b) preclude the lead plaintiff in the Securities Litigation from seeking recovery from an insurance company, solely to the extent of available insurance coverage and any proceeds thereof, on account of their Subordinated Securities Claims against the Debtors. For the avoidance of doubt, any recoveries on account of such Securities Litigation shall be limited to, and any payments or settlements shall only be provided by available insurance, if any, and no action shall be taken to collect any portion of any settlement, judgment, or other costs from the assets or the properties of the Debtors, the Debtors’ Estates, or the Reorganized Debtors. 6. Terms of Stays and Injunctions (Section 14.7 of the Plan) Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. The discharge and injunctions set forth in Sections 4.1, 8.16(l), 11.3(a), 13.3, 13.4, 14.6 of the Plan shall permanently remain in full force and effect. 7. Defined Terms of Exculpated and Released Parties (a) “Committee Exculpated Parties” means the Creditors’ Committee, and the members of the Creditors’ Committee, solely in their capacity as members of the Creditors’ Committee (and all of their respective current and former direct and indirect officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives) in each case in their respective capacity as such). (b) “D&O Releasees” means the estate of Mr. Richard Newsted and all officers, directors, employees, attorneys, financial advisors, accountants, investment bankers, agents, and representatives of the Debtors and their subsidiaries who served in such capacity on November 28, 2015, in each case in their respective capacity as such; provided, however, that in no event shall “D&O Releasees” include any officer, director, or employee who is terminated for cause on or between November 28, 2015 and the day prior to the Effective Date. (c) “Debtor Releasees” means the Debtors and all of their respective current direct and indirect equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing

62 members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives), in each case in their respective capacity as such; provided, however, that in no event shall “Debtor Releasees” include any officer, director, or employee who (a) was not an officer, director, or employee of the Debtors as of November 28, 2015, or (b) was terminated for cause on or between November 28, 2015 and the day prior to the Effective Date. (d) “DIP Facility Lender Releasees” means the holders of DIP Facility Claims, and all of their respective current and former direct and indirect officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives), in each case in their respective capacity as such. (e) “Plan Support Party Releasees” means the Financing Support Parties and the Consenting Parties, and all of their respective current and former direct and indirect officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents, and other representatives (including their respective officers, directors, employees, equityholders, members, partners, subsidiaries, Affiliates, funds, managers, managing members, officers, directors, employees, advisors, principals, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives), in each case in their respective capacity as such. (f) “Released Parties” means the D&O Releasees, DIP Facility Lender Releasees, Plan Support Releasees, and Debtor Releasees. D. Reservation of Causes of Action/Reservation of Rights Except as provided in Sections 14.1, 14.2, and 14.3 of the Plan, nothing contained in the Plan or under applicable law will be deemed to be a waiver or the relinquishment of, or give rise to any defense to, any Causes of Action, including Avoidance Actions, Preference Causes of Action, and all other avoidance or equitable subordination actions, recovery Causes of Action, Claim Objections under sections 105, 502, 510, 542 through 551, and 553 of the Bankruptcy Code, and Non-Released D&O Causes of Action, that the Debtors, the Reorganized Debtors or the Litigation Trust, as applicable, may have or may choose to assert against any Person, including any creditor of the Debtors. For the avoidance of doubt, the failure to include any Cause of Action that the Debtors, the Reorganized Debtors, or the Litigation Trust may have on the schedule of material causes of actions included in the Plan Supplement will not be construed as a waiver or relinquishment of such omitted Causes of Action, and all such omitted Causes of Action are preserved for the benefit of the Reorganized Debtors or the Litigation Trust, as the case may be.

63 E. Plan Supplement The documents identified in clauses (a) through (i) of the definition of Plan Documents and the New Management Agreements will be filed with the Plan Supplement no later than ten (10) calendar days before the deadline for voting to accept or reject the Plan; provided, that such documents included in the Plan Supplement may thereafter be amended and supplemented, prior to the Effective Date or, if later, execution, so long as such amendment or supplement does not materially and adversely change the treatment of holders of Claims. The Plan Supplement and the documents contained therein are incorporated into and made a part of the Plan as if set forth in full therein. IX. VOTING REQUIREMENTS On [_________], 2016, the Bankruptcy Court entered the Disclosure Statement Order that, among other things, approved this Disclosure Statement, set voting procedures and scheduled the Confirmation Hearing. A copy of the Disclosure Statement Order and the Notice of Confirmation Hearing are enclosed with this Disclosure Statement as part of the Solicitation Package. The Disclosure Statement Approval Order sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The Disclosure Statement Order, the Notice of Confirmation Hearing, and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement. If you have any questions about the procedure for voting your Claim or the packet of materials you received, or if you wish to obtain an additional copy of the Plan, this Disclosure Statement or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the GTAT Ballot Processing Center, c/o KCC, by regular mail at 2335 Alaska Avenue, El Segundo, CA 90245, by telephone at (888) 647-1732 (or outside of the U.S. at (310) 751-2622), or by email at gtatinfo@kccllc.com. The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code and that the disclosures of the Debtors concerning the Plan have been adequate and have included information concerning all Distributions made or promised by the Debtors in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law. In particular, in order to confirm the Plan, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that the Plan: (i) has been accepted by the requisite votes of all Impaired Classes unless approval will be sought under section 1129(b) of the Bankruptcy Code in respect of one or more dissenting Classes, which may be the case under the Plan; (ii) is “feasible,” which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization; and (iii) is in the “best interests” of all holders of Claims or Equity Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code. GTAT believes that the Plan satisfies all of these conditions.

64 A. Voting Deadline This Disclosure Statement and the appropriate Ballot(s) are being distributed to all holders of Claims who are entitled to vote on the Plan. There is a separate Ballot designated for each Voting Class in order to facilitate vote tabulation; however, all Ballots are substantially similar in form and substance (except that, as noted below, the Ballots sent to holders of Unsecured Claims will permit them to elect certain treatment of their Claims), and the term “Ballot” is used without intended reference to the Ballot of any specific Class of Claims. IN ACCORDANCE WITH THE DISCLOSURE STATEMENT ORDER, IN ORDER TO BE CONSIDERED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN, ALL BALLOTS MUST BE RECEIVED BY THE VOTING AGENT NO LATER THAN 4:00 P.M. (PREVAILING PACIFIC TIME) ON [___________], 2016 (THE “VOTING DEADLINE”). ONLY THOSE BALLOTS ACTUALLY RECEIVED BY THE VOTING DEADLINE WILL BE COUNTED AS EITHER ACCEPTING OR REJECTING THE PLAN. B. Holders of Claims Entitled to Vote Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (1) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan (a) cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy), (b) reinstates the maturity of such claim or interest as it existed before the default, (c) compensates the holder of such claim or interest for any damages resulting from such holder’s reasonable reliance on such legal right to an accelerated payment, and (d) does not otherwise alter the legal, equitable or contractual rights to which such claim or interest entitles the holder of such claim or interest. In general, a holder of a claim or equity interest may vote to accept or reject a plan if (1) the claim or interest is “allowed,” which means generally that it is not disputed, contingent, or unliquidated and (2) the claim or interest is impaired by a plan. If the holder of an Impaired Claim or Equity Interest will not receive any distribution under the Plan in respect of such Claim or Equity Interest, the Bankruptcy Code deems such holder to have rejected the Plan and provides that the holder of such Claim or Equity Interest is not entitled to vote. If the Claim or Equity Interest is not Impaired, the Bankruptcy Code conclusively presumes that the holder of such Claim or Equity Interest has accepted the Plan and provides that the holder is not entitled to vote. In general, and subject to the voting requirements set forth in the Disclosure Statement Order, the holder of a Claim against the Debtors that is “impaired” under the Plan is entitled to vote to accept or reject the Plan if (1) the Plan provides a distribution in respect of such Claim and (2) (a) the Claim has been scheduled by the Debtors (and such Claim is not scheduled as disputed, contingent, or unliquidated) or (b) the holder timely filed a proof of Claim pursuant to sections 502(a) and 1126(a) of the Bankruptcy Code and Bankruptcy Rules 3003 and 3018. A Claim to which an objection has been filed is not entitled to vote unless and until the Bankruptcy Court rules on the objection and allows the Claim. Consequently, although holders of Claims subject to a pending objection may receive Ballots, their votes will not be counted unless the

65 Bankruptcy Court (a) prior to the Voting Deadline, rules on the objection and allows the Claim or (b) on proper request under Bankruptcy Rule 3018(a), temporarily allows the Claim in an amount which the Court deems proper for the purpose of voting on the Plan. If the Debtors have served an objection or request for estimation as to a claim at least fourteen (14) calendar days before the Voting Deadline, such claim is temporarily disallowed for voting purposes only and not for purposes of allowance or distribution, except as ordered by the Court before the Voting Deadline. Pursuant to the Bar Date Order, holders of Equity Interests (which interests are based exclusively on the ownership of common or preferred stock in GTAT, or warrants, options, or rights to purchase, sell, or subscribe to a security interest in GTAT) were excused from filing proofs of interest on or before the General Bar Date (as defined in the Bar Date Order); provided, however, that holders of Equity Interests who wished to assert a Claim against the Debtors that arises out of or relates to the ownership or purchase of an Equity Interest, including Claims arising out of or relating to the sale, issuance or distribution of the Equity Interest, were required to file a proof of Claim on or before the Bar Date, unless another exception set forth in the Bar Date Order applied. Additionally, pursuant to the Bar Date Order, holders of GT Inc. Note Claims, whose claims are limited exclusively to the payment of principal, interest, and other fees and expenses under the GT Inc. Notes were excused from filing proofs of claims on or before the general bar date, to the extent that the Indenture Trustee filed a proof of claim with respect to the GT Inc. Notes. On January 23, 2015, the Indenture Trustee filed proofs of claim with respect to each issuance of the GT Inc. Notes. For the avoidance of doubt, holders of GT Inc Notes Claims are entitled to vote to accept or reject the Plan in accordance with the voting procedures set forth on the Ballots, the Disclosure Statement Order, and the Notice of Confirmation. A vote on the Plan may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Disclosure Statement Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly. Each of Classes 4A, 4B, 4C, 4D is Impaired under the Plan and the holders of Allowed Claims in such Classes are entitled to vote on the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 5 and 6 is conclusively deemed to have rejected the Plan and are not entitled to vote. Each of Classes 1, 2, and 3 is Unimpaired under the Plan and holders of Claims in each such Class are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. C. Vote Required for Acceptance of Class As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims and Equity Interests vote to accept the Plan, except under certain circumstances. See Section IX.B (“Voting Requirements—Holders of Claims Entitled to Vote”). Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in

66 that class, but, for that purpose, counts only those who actually vote to accept or reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in dollar amount and a majority in number actually voting cast their Ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting a plan. D. Voting Procedures 1. Ballots All votes to accept or reject the Plan with respect to any Class of Claims must be cast by properly submitting the duly completed and executed form of Ballot designated for such Class. Holders of Impaired Claims voting on the Plan should complete and sign the Ballot in accordance with the instructions thereon, being sure to check the appropriate box entitled “Accept the Plan” or “Reject the Plan.” ANY BALLOT RECEIVED THAT (I) IS NOT SIGNED, (II) IS ILLEGIBLE, OR (III) CONTAINS INSUFFICIENT INFORMATION TO PERMIT THE IDENTIFICATION OF THE CLAIMANT, SHALL BE AN INVALID BALLOT AND SHALL NOT BE COUNTED FOR PURPOSES OF DETERMINING ACCEPTANCE OR REJECTION OF THE PLAN. ANY BALLOT THAT IS OTHERWISE PROPERLY COMPLETED, EXECUTED, AND TIMELY RETURNED TO THE VOTING AGENT BUT DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN, OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN, SHALL BE DEEMED A VOTE TO ACCEPT THE PLAN. Ballots must be delivered to the Voting Agent so as to be received by the Voting Deadline. THE METHOD OF SUCH DELIVERY IS AT THE ELECTION AND RISK OF THE HOLDER. If such delivery is by mail, it is recommended that holders use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.  If you are the holder of a Class 4B, Class 4C, or Class 4D Claim entitled to vote to accept or reject the Plan, please vote and return your Ballot(s) to the Voting Agent at GTAT Ballot Processing, c/o KCC LLC, 2335 Alaska Avenue, El Segundo, California 90245,  If you are the beneficial owner of GT Inc. Notes held through a broker, bank, commercial bank, trust company, dealer, or other agent or nominee (each, a “Voting Nominee”), for your vote with respect to such GT Inc. Senior Notes to be counted, you must vote and return your Ballot to the Voting Nominee at the addresses on the envelopes enclosed with your Ballot (or otherwise delivered to the Voting Nominee in accordance with such Voting Nominee’s instructions). BALLOTS SUBMITTED BY BENEFICIAL OWNERS OF GT INC. NOTES TO A VOTING NOMINEE MUST BE RECEIVED BY SUCH VOTING NOMINEE WITH SUFFICIENT TIME TO ENABLE THE VOTING NOMINEE

67 TO DELIVER A MASTER BALLOT TO THE VOTING AGENT BEFORE THE VOTING DEADLINE.  If you are a Voting Nominee with respect to the GT Inc. Notes, you must return the master Ballot to the Voting Agent at GTAT Ballot Processing, c/o KCC LLC, 1290 Avenue of the Americas, 9th Floor, New York, New York 10104. If you have any questions about the procedure for voting your Claim or the packet of materials that you received, please contact the Voting Agent at the address indicated above in subsection C herein. In accordance with Rule 3018(c) of the Bankruptcy Rules, the Ballots are based on Official Form No. 14, but have been modified to meet the particular needs of these cases. PLEASE CAREFULLY FOLLOW THE DIRECTIONS CONTAINED ON EACH ENCLOSED BALLOT. In most cases, each Ballot enclosed with this Disclosure Statement has been encoded with the amount of the Claim for voting purposes (if the Claim is a Disputed Claim, this amount may not be the amount ultimately Allowed for purposes of Distribution), and the Class to which the Claim has been attributed. 2. Withdrawal or Change of Votes on Plan A Ballot may be withdrawn by delivering a written notice of withdrawal to the Voting Agent, so that the Voting Agent receives such notice prior to the Voting Deadline. Thereafter, withdrawal may be effected only with the approval of the Bankruptcy Court. In order to be valid, a notice of withdrawal must (i) specify the name of the holder who submitted the votes on the Plan to be withdrawn, (ii) contain the description of the Claims to which it relates, and (iii) be signed by the holder in the same manner as on the Ballot. GTAT expressly reserves the absolute right to contest the validity of any such withdrawals of votes on the Plan. Any holder who has submitted to the Voting Agent prior to the Voting Deadline a properly completed Ballot may change such vote by submitting to the Voting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received with respect to the same Claim, the Ballot that bears the latest date will be counted for purposes of determining whether sufficient acceptances required to confirm the Plan have been received. 3. Voting Multiple Claims Separate forms of Ballots are provided for voting the various Classes of Claims. Ballot forms may be copied if necessary. Any person who holds Claims in more than one Class is required to vote separately with respect to each Claim. Any person holding multiple Claims within a Class should use a single Ballot to vote such Claims. Please sign and return your Ballot(s) in accordance with the instructions set forth in this Section D and the Ballot(s).

68 X. CONFIRMATION OF THE PLAN A. Confirmation Hearing The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing with respect to the Plan. At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code described below are met. The Confirmation Hearing has been scheduled to commence on [______], 2016 at [______] (prevailing Eastern Time), or as soon thereafter as counsel may be heard, before the Honorable Henry J. Boroff, United States Bankruptcy Judge, of the United States Bankruptcy Court for the District of New Hampshire, [________]. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing. B. Deadline to Object to Confirmation Any objection to the confirmation of the Plan must be made in writing, specify in detail (i) the name and address of the objector, (ii) all grounds for the objection, and (iii) the amount of the Claim or number and class of shares of stock of the Debtors held by the objector. Any such objection must be filed with the Bankruptcy Court, with a copy to Judge Boroff’s Chambers, and served so that it is received by the Bankruptcy Court, Chambers, and the following parties on or before [______], 2016 at [_______] (prevailing Eastern Time): (a) counsel for the Debtors, (i) Paul Hastings LLP, 75 East 55th Street, New York, NY 10022, Attn: Luc A. Despins, Esq. and G. Alexander Bongartz, Esq., (ii) Paul Hastings LLP, 600 Travis Street, 58th Floor, Houston, Texas 77002, Attn: James T. Grogan, Esq., and (iii) Nixon Peabody LLP, 900 Elm Street, Manchester, New Hampshire 03101-2031, Attn: Daniel W. Sklar, Esq.; (b) counsel for the Creditors’ Committee, (i) Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attn: James S. Carr, Esq. and Jason R. Adams, Esq., and (ii) Devine, Millimet & Branch, P.A., 111 Amherst Street, Manchester, New Hampshire 03101, Attn: Charles R. Powell, Esq.; (c) the Office of the United States Trustee for the District of New Hampshire, 1000 Elm Street, Suite 605, Manchester, New Hampshire 03101, Attn: Geraldine Karonis, Esq.; and (d) counsel to the Financing Support Parties, (i) Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attn: Dennis L. Jenkins, Esq., and (ii) Sheehan Phinney Bass + Green, 1000 Elm Street, 17th Floor, Manchester, New Hampshire 03101, Attn: Christopher M. Candon, Esq.; and (e) counsel to the Consenting Parties, (i) Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036, Attn: Michael S. Stamer, Esq. and Brad M. Kahn, Esq., and (ii) Drummond Woodsum LLP, 1001 Elm Street, #303, Manchester, NH 03101, Attn: Benjamin E. Marcus, Esq. and Jeremy R. Fischer, Esq. C. Requirements for Confirmation of the Plan Among the requirements for confirmation of the Plan are that the Plan (i) is accepted by all Impaired Classes of Claims and Equity Interests or, if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, (ii) is feasible and (iii) is in the “best interests” of creditors and stockholders that are Impaired under the Plan.

69 1. Requirements of Section 1129(a) of Bankruptcy Code (a) General Requirements At the Confirmation Hearing, the Bankruptcy Court will determine whether the following confirmation requirements specified in section 1129 of the Bankruptcy Code have been satisfied: (1) The Plan complies with the applicable provisions of the Bankruptcy Code. (2) The Debtors have complied with the applicable provisions of the Bankruptcy Code. (3) The Plan has been proposed in good faith and not by any means proscribed by law. (4) Any payment made or promised by the Debtors or by a Person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable. (5) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtors, an affiliate of the Debtors participating in a Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity holders and with public policy, and the Debtors have disclosed the identity of any insider that will be employed or retained by the Debtors and the nature of any compensation for such insider. (6) Any governmental regulatory commission with jurisdictions, after confirmation of the Plan, over the rates of the debtor has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval. (7) With respect to each Class of Claims or Equity Interests, each holder of an Impaired Claim or Impaired Equity Interest either has accepted the Plan or will receive or retain under the Plan on account of such holder’s Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated

70 on the Effective Date under chapter 7 of the Bankruptcy Code. See Section X.C.1(b) (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(a) of Bankruptcy Code—Best Interests Test”). (8) Except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (discussed below), each Class of Claims or Equity Interests has either accepted the Plan or is not Impaired under the Plan. (9) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expense Claims and Priority Non-Tax Claims will be paid in full on the Effective Date and that Priority Tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding five years after the Petition Date, of a value, as of the Effective Date, equal to the Allowed amount of such Claims. (10) At least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such Class. (11) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of GTAT or any successor to GTAT under the Plan, unless such liquidation or reorganization is proposed in the Plan. See Section X.C.3 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Feasibility”). (b) Best Interests Test As described above, the Bankruptcy Code requires that each holder of an Impaired Claim or Equity Interest either (i) accepts the Plan or (ii) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. The first step in meeting this test is to determine the dollar amount that would be generated from the liquidation of the Debtors assets and properties in the context of a chapter 7 liquidation case. The gross amount of Cash available would be the sum of the proceeds from the disposition of the Debtors’ assets and the Cash held by the Debtors at the time of the commencement of the chapter 7 case. The next step is to reduce that total by the amount of any Claims secured by such assets, the costs and expenses of the liquidation and such additional Administrative Expense Claims and Other Priority Claims that may result from the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code (see discussion below). Finally, taking into account the time necessary to accomplish the liquidation,

71 the present value of such allocations may be compared to the value of the property that is proposed to be distributed under the Plan on the Effective Date. The Debtors’ costs of liquidation under chapter 7 would include the fees payable to a chapter 7 trustee in bankruptcy, as well as those that might be payable to attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by the Debtors during the Chapter 11 Cases and allowed in the chapter 7 case, such as compensation for attorneys, financial advisors, appraisers, accountants, and other professionals. These costs, expenses, fees and any other Claims that may arise in a liquidation case under chapter 7 would be paid in full from the liquidation proceeds before the balance of any proceeds would be made available to pay chapter 11 priority and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, with interest, and no equity holder receives any distribution until all creditors are paid in full, with interest. The foregoing types of Claims, costs, expenses, fees and such other Claims that may arise in a liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-chapter 11 priority and unsecured claims. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full, with interest, and no equity holder receives any distribution until all creditors are paid in full, with interest. The Debtors believe that in a chapter 7 case, holders of Claims in Classes 5 and 6 would receive no distributions of property. Accordingly, the Plan satisfies the rule of absolute priority. After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a chapter 11 case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail, and (iii) potential increases in Claims which would be satisfied on a priority basis, the Debtors have determined that confirmation of the Plan will provide each creditor and equity holder with a recovery that is not less than it would receive pursuant to a liquidation of the Debtors under chapter 7 of the Bankruptcy Code. Moreover, the Debtors believe that the value of any distributions from the liquidation proceeds to each Class of Allowed Claims in a chapter 7 case would be less than the value of distributions under the Plan because such distributions in a chapter 7 case may not occur for a substantial period of time. In this regard, it is possible that distribution of the proceeds of the liquidation could be delayed for a year or more after the completion of such liquidation in order to resolve the Claims and prepare for distributions. In the event litigation were necessary to resolve Claims asserted in the chapter 7 case, the delay could be further prolonged and Administrative Expense Claims further increased. (c) Liquidation Analysis The Liquidation Analysis and assumptions are set forth in Exhibit D to this Disclosure Statement. The Liquidation Analysis is an estimate of the proceeds that may be generated as a

72 result of a hypothetical chapter 7 liquidation of the assets of the Debtors. The analysis is based upon a number of significant assumptions which are described. The Liquidation Analysis does not purport to be a valuation of the Debtors’ assets and is not necessarily indicative of the values that may be realized in an actual liquidation. 2. Acceptance by Impaired Classes Each of Classes 4A, 4B, 4C, and 4D is Impaired under the Plan and the holders of Allowed Claims in such Classes are entitled to vote on the Plan. In accordance with section 1126(g) of the Bankruptcy Code, each of Classes 5 and 6 is conclusively deemed to have rejected the Plan; and the Debtors intend to seek nonconsensual confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to these Classes. See Section X.C.4 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(b) of Bankruptcy Code”). In addition, the Debtors reserve the right to seek nonconsensual confirmation of the Plan (without further notice) with respect to any Class of Claims that is entitled to vote to accept or reject the Plan if such Class rejects the Plan. 3. Feasibility The Debtors believe that they will be able to perform their obligations under the Plan. In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11) of the Bankruptcy Code, which means that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of GTAT, unless such liquidation is proposed in the Plan. To support its belief in the Plan’s feasibility, the Debtors, with the assistance of its advisors, have prepared the Projections for the Reorganized Debtors for fiscal years 2016 through 2019, as set forth in Exhibit F attached to this Disclosure Statement. THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY GTAT, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS. 4. Requirements of Section 1129(b) of Bankruptcy Code The Bankruptcy Court may confirm the Plan over the rejection or deemed rejection of the Plan by a class of claims or equity interests if the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to such class.

73  No Unfair Discrimination. This test applies to classes of claims or equity interests that are of equal priority and are receiving different treatment under a chapter 11 plan. The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”  Fair and Equitable Test. This test applies to classes of different priority (e.g., unsecured versus secured) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class. As to the dissenting class, the test sets different standards, depending on the type of claims or interests in such class: o Secured Claims. Each holder of an impaired secured claim either (i) retains its Liens on the property (or if sold, on the proceeds thereof) to the extent of the allowed amount of its secured claim and receives deferred cash payments having a value, as of the effective date of the plan, of at least the allowed amount of such claim or (ii) receives the “indubitable equivalent” of its allowed secured claim. o Unsecured Claims. Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed unsecured claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive or retain any property under the plan. o Equity Interests. Either (i) each equity interest holder will receive or retain under the plan property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock and (b) the value of the stock or (ii) the holders of interests that are junior to the equity interests of the dissenting class will not receive or retain any property under the plan. The Debtors believe the Plan will satisfy both the “no unfair discrimination” requirement and the “fair and equitable” requirement, notwithstanding that each of Classes 5 and 6 are deemed to reject the Plan, because as to such Classes, there is no Class of equal priority receiving more favorable treatment and no Class that is junior to such a dissenting Class will receive or retain any property on account of the Claims or Equity Interests in such Class. XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN A. Liquidation Under Chapter 7 If no plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors’ believe that liquidation under chapter 7 would result in smaller distributions being made to creditors than those provided for in the Plan because of the (i)

74 increased cost and expenses of liquidation under chapter 7 arising from fees payable to the chapter 7 trustee and the attorneys and other professional advisors to such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation, (iii) the erosion of the value of the Debtors’ assets in the context of an expedited liquidation required under chapter 7 and the “fire sale” atmosphere that would prevail, (iv) the cost and expense attributable to the time value of money resulting from what is likely to be a more protracted proceeding, and (v) the application of the rule of absolute priority to distributions in a chapter 7 liquidation. The Debtors believes that in a chapter 7 case, holders of Claims and Equity Interests in Classes 5 and 6, respectively, would receive no distributions of property. Accordingly, the Plan satisfies the rule of absolute priority. B. Alternative Plan If the Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan has expired, any other party in interest) could attempt to formulate a different chapter 11 plan. Such a plan might involve an orderly liquidation of its assets under chapter 11. With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, enables creditors to realize the greatest value under the circumstances. C. Dismissal If these Chapter 11 Cases are dismissed, the protections of the Bankruptcy Code would disappear, thereby resulting in costly, uncontrolled and protracted litigation in various jurisdictions among and between the Debtors and the Holders of Claims and Interests. Therefore, the Debtors believe that dismissal of the Chapter 11 Cases is not a viable alternative to Confirmation of the Plan. XII. CERTAIN RISK FACTORS TO BE CONSIDERED HOLDERS OF CLAIMS IN THE VOTING CLASSES SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH OR REFERRED TO HEREIN), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION. A. General Considerations The formulation of a chapter 11 plan is the principal purpose of a chapter 11 case. The Plan sets forth the means for satisfying the various Claims against the Debtors. Reorganization of the Debtors under the proposed Plan also avoids the potentially adverse impact of a liquidation on employees of the Debtors and on many of its customers, suppliers and trade vendors.

75 B. Certain Bankruptcy Considerations 1. Failure to Satisfy Vote Requirement If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to accomplish an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the holders of Allowed Claims as those proposed in the Plan. 2. Risk of Non-Confirmation of Plan; Feasibility Even if all Impaired Classes of Claims accept or are deemed to have accepted the Plan, or, with respect to a Class that rejects or is deemed to reject the Plan, the requirements for “cramdown” are met, the Bankruptcy Court, which can exercise substantial discretion, may determine that the Plan does not meet the requirements for confirmation under section 1129(a) and (b) of the Bankruptcy Code including the requirements that terms of the Plan do not “unfairly discriminate” and are “fair and equitable” to non-accepting Classes. See Section X.C (“Confirmation of the Plan—Requirements for Confirmation of the Plan”). Section 1129(a) of the Bankruptcy Code requires, among other things, a demonstration that the confirmation of the Plan will not be followed by liquidation or need for further financial reorganization of GTAT and that the value of distributions to creditors who vote to reject the Plan not be less than the value of distributions such creditors would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. See Section X.C.1 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(a) of Bankruptcy Code”). Although the Debtors believe that the Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, as more fully set forth in Section 12.3 of the Plan, consummation of the Plan is subject to certain conditions to effectiveness, including that the Debtors have Closing Cash in an amount no less than $27.5 million. There can be no assurance that the Debtors will have sufficient Closing Cash on the Effective Date to consummate the Plan or that the other conditions to the provisions of the Exit Financing or occurrence of the Effective Date will be met. 3. Non-Consensual Confirmation If any Impaired Class of Claims rejects the Plan by the requisite statutory voting thresholds provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors may (i) seek confirmation of the Plan from the Bankruptcy Court by employing the “cramdown” procedures set forth in section 1129(b) of the Bankruptcy Code or (ii) modify the Plan in accordance with Section 15.5 thereof. In order to confirm the Plan under section 1129(b), the Bankruptcy Court must determine that, in addition to satisfying all other requirements for confirmation, the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each Impaired Class that has not accepted the Plan. See Section X.C.4 (“Confirmation of the Plan—Requirements for Confirmation of the Plan—Requirements of Section 1129(b) of Bankruptcy Code”).

76 If the Bankruptcy Court determines that the Plan violates section 1129 of the Bankruptcy Code in any manner, including the cramdown requirements under section 1129(b) of the Bankruptcy Code, the Debtors, subject to the terms and conditions of the Plan and the Bankruptcy Code, reserve the right to amend the Plan in such manner so as to satisfy the requirements of section 1129 of the Bankruptcy Code. Such amendments may include, but are not limited to, the alteration or elimination of Distributions to various Classes and may result in less favorable treatment than proposed in the Plan. 4. The Debtors May Object to the Amount or Classification of a Claim Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount and classification of any Claim under the Plan. The estimates set forth in this Disclosure Statement cannot be relied on by any holder of a Claim where such Claim is subject to an objection. Any holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement. 5. Contingencies Not to Affect Votes of Impaired Classes to Accept or Reject the Plan The distributions available to holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes. 6. Risk of Non-Consummation of Plan The Plan may not be consummated if the conditions to Effectiveness of the Plan, are not satisfied. Sections 12.1 and 12.2 of the Plan provide for certain conditions that must be satisfied (or waived) prior to the Confirmation Date and for certain other conditions that must be satisfied (or waived) prior to the Effective Date, including the conditions that the Exit Financing be consummated and that the Closing Cash at the Effective Date is in an amount no less than $27.5 million. The satisfaction of these conditions is subject to several conditions, including the reduction in certain administrative expense claims and the monetization of certain of the Debtors’ assets. Additionally, the Debtors may not be able to achieve certain milestone events included in the Plan Term Sheet, including the Bankruptcy Court’s confirmation of the Plan. If the Debtors fail to achieve any of these milestones, the Exit Financing Commitment Letter may be terminated and there can be no assurances that the Debtors will be able to obtain creditor approval for a revised plan of reorganization to emerge from bankruptcy. In such circumstances, there can be no assurance that the Chapter 11 Cases would not be converted to chapter 7 liquidation cases or that any new chapter 11 plan would be as favorable to holders of Claims as the current Plan. Either outcome may materially reduce distributions to holders of Claims. See Article XII of the Plan for the conditions to the confirmation and effectiveness of the Plan.

77 7. Risk of Chapter 7 Liquidation If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will continue under chapter 11 of the Bankruptcy Code rather than be converted to a liquidation under chapter 7 of the Bankruptcy Code, or that any alternative plan would be on terms as favorable to holders of Claims as the terms of the Plan. If a liquidation under chapter 7 of the Bankruptcy Code were to occur, the distributions to holders of Allowed Claims under the Plan may be drastically reduced. The Debtors believe that, in a chapter 7 liquidation, holders of Allowed General Unsecured Claims would not receive any distributions after payment of secured claims, chapter 11 administrative expenses, priority unsecured claims, and the additional administrative expenses of a chapter 7 trustee and such trustee’s attorneys, accountants, and other professionals. The Debtors further believe that liquidation under chapter 7 of the Bankruptcy Code of the Debtors’ assets would result in substantial diminution in the value to be realized by holders of Claims as compared to distributions contemplated under the Plan. This is so because a chapter 7 liquidation would require the appointment of a trustee, which may require substantial additional expenses and may delay the orderly liquidation of the estates’ assets, thereby lowering recoveries to holders of Claims. Consequently, the Debtors believe that confirmation of the Plan will provide a substantially greater return to holders of Claims than would liquidation under chapter 7 of the Bankruptcy Code. The Debtors have prepared, with the assistance of their advisors, the liquidation analysis as set forth on Exhibit D hereto (the “Liquidation Analysis”), which is premised on a hypothetical liquidation in a chapter 7 case. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of their assets, and the extent to which such assets are subject to liens and security interests. Based on this analysis, each holder of an Impaired Claim or Equity Interests will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. Moreover, to the extent that the Bankruptcy Court determines that the requirements for confirmation under section 1129 of the Bankruptcy Code are not satisfied with respect to any particular Debtor, the Plan may go forward with respect to the other Debtors, subject to the consent of the Majority Financing Support Parties and the Debtors, and the Chapter 11 Case of the particular Debtor withdrawing from the Plan shall, at the option of the particular Debtor withdrawing from the Plan and subject to an order of the Bankruptcy Court, be converted to a case under chapter 7 of the Bankruptcy Code. In the event a conversion to chapter 7 of the Bankruptcy Code by a Debtor that withdraws from the Plan, the Distributions under the Plan to creditors of that Debtor shall not be made and are reserved. 8. Estimation for Allowed Claims There can be no assurance that the estimated amount of Claims set forth in this Disclosure Statement are correct, and the actual Allowed amounts of Claims may differ from the Debtors’ estimates. Because the estimated amounts are based upon (i) a review of the Debtors’

78 books and records, (ii) review of the filed Claims, (iii) the Debtors’ estimates as to additional Claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the cases from chapter 11 to chapter 7 of the Bankruptcy Code; and (iv) the Debtors’ estimates of Claims that will be Allowed following the objections to Claims by the Debtors, such estimated amounts are subject to risk, uncertainty and assumptions. Should one or more of these risks or uncertainties materialize or should the underlying assumptions of the Debtors prove incorrect, the actual Allowed amounts of Claims may vary from the estimated amounts herein, and, consequently, distributions to unsecured creditors could be materially and negatively impacted by such increase in Allowed Claim amounts. 9. Potential Claims Against Non-Debtor GT Guiyang A Chinese non-Debtor subsidiary of GT Hong Kong, GT Sapphire Technology (Guiyang) Co. Ltd. (“GT Guiyang”), previously purchased certain intellectual property and related assets, relating to the manufacture of alumina meltstock for sapphire production, from Guiyang First Crystal Opto-Electronics Technology Co., Ltd. (“First Crystal”), a Chinese company, for an initial payment of approximately $3 million and an agreement to pay additional amounts of approximately $6.5 million upon the satisfaction of certain conditions, $1 million of which was paid by GT Guiyang. Because the conditions for the remaining $5.5 million in contingent payments were not satisfied, GT Guiyang is not obligated to make any further payments. First Crystal has disputed this determination, but has not taken any legal action to pursue remedies at this time. C. Factors That May Affect the Value of Distributions Under the Plan 1. Risks Associated with the Debtors’ Business Operations The Debtors’ Future Results May Materially Differ from the Projections Presented in this Disclosure Statement The Debtors’ future results may be materially different from those shown in the financial projections, valuation models or assumptions, or estimates set forth in this Disclosure Statement. The Debtors may incur certain charges, costs or adjustments in connection with the restructuring contemplated by the Plan, and these charges may be higher than the Debtors have estimated depending on how costly or difficult it is to consummate the restructuring contemplated by the Plan. Furthermore, these charges may decrease the Debtors’ capital that could be used for profitable, income-earning investments. Current or Future Credit and Financial Market Conditions Could Materially and Adversely Affect the Debtors’ Business and Results of Operations in Many Ways Over the past few years, financial markets in the United States, Europe and Asia experienced disruption, including, among other things, volatility in security prices, tightened liquidity and credit availability, rating downgrades of certain investments and declining valuations of others and increased bankruptcy filings by companies in a number of industries (including several companies in the solar industry). These economic developments adversely affect businesses such as the Debtors in a number of ways. The tightening of credit in financial markets for solar companies and sapphire companies has resulted in reduced funding worldwide,

79 including China (where many of the Debtors’ equipment customers are located), and a higher level of uncertainty for solar cell, wafer, and module manufacturers and manufacturers incorporating sapphire material into their products. As a result, some of the Debtors’ equipment customers have been delayed in securing, or prevented from securing, funding adequate to honor their existing contracts with the Debtors or to enter into new contracts to purchase the Debtors’ equipment products. The Debtors believe a reduction in the availability of funding for new manufacturing facilities and facility expansions in the solar industry, or reduction in demand for solar panels has caused, and may continue to cause, a decrease in orders for their products. The Debtors may experience further revenue and backlog reductions in the future. Credit and financial market conditions may similarly affect the Debtors’ suppliers. The Debtors may lose advances it makes to its suppliers in the event such suppliers become insolvent because the Debtors advances are not secured or backed by letters of credit. The inability of the Debtors’ suppliers to obtain credit to finance development or manufacture of the Debtors’ products could result in delivery delays or prevent the Debtors from delivering their products to their customers. The Debtors Depend on a Limited Number of Third Party Suppliers The Debtors uses certain component parts supplied by either a single or a small number of third party suppliers and certain of these components are critical to the manufacture and operation of certain of the Debtors’ products. For example, certain of the Debtors’ products consist entirely (or mostly) of parts and components supplied by third party suppliers, and in these instances filling orders depends entirely upon parties over which the Debtors exercise little or no control, and if these contractors were unable to supply, or refused to supply, the parts and components, the Debtors would be unable to complete orders which would have a negative impact on their reputation and business. The Debtors Are Subject to Risks Related to a Lack of Product Revenue Diversification The Debtors derive their revenue from a limited number of products, consisting almost exclusively of highly-specialized equipment with a limited number of potential customers. The Debtors expect these products to continue to account for a large percentage of their sales in the near term. Continued market acceptance of these products by the limited number of customers available in these markets is, therefore, critical to the Reorganized Debtors’ future success. Oversupply of polysilicon, solar panels and sapphire material, including LED quality material, would have an adverse impact on the Debtors equipment business and, unless such oversupplies are reduced in the future due to increased demand for these products, the negative impact on the Debtors’ equipment business could last for an extended period. The Debtors’ equipment sales will be principally to customers that manufacture polysilicon (which is a key component for making solar wafers and cells), silicon ingots (which are, through various cutting and finishing processes, used for making solar cells, modules and wafers) and sapphire boules (which are, through various cutting and finishing processes, used for making, among other things, LED wafers). Each of the polysilicon, solar wafer, modules and cell and LED wafer market have experienced significant oversupply historically. The consequence of this oversupply has been that those who sell into these markets (many of whom

80 are customers for the Debtors’ equipment) are either required to sell at very low prices (including sometimes selling at a loss) or are unable to sell at all. Many customers have continued to experience large inventories of the polysilicon, sapphire and multicrystalline silicon ingots generated with the Debtors’ equipment, even in markets where there is steady or increasing demand for polysilicon, solar wafer, modules and cell and sapphire material. As a consequence of these conditions, demand for all of the Debtors’ equipment, particularly polysilicon reactors, DSS furnaces and ASF units, dropped significantly over the past few years. If the existing inventories of polysilicon, solar modules cells/wafers and LED/sapphire materials are not reduced in the near future due to increased demand for end-products incorporating polysilicon, solar cells or sapphire material, or due to other reasons, the Debtors’ business and results of operations would be impacted adversely and materially. The Financing Support Parties Will Have Significant Ability to Impact Actions Requiring Equity Holders’ Approval and Will Have the Right to Designate a Majority of the Members of the Reorganized Debtors’ Board of Directors As described above, the Preferred Stock to be issued to the Financing Support Parties under the Plan initially represents 86.0% of the Reorganized Common Stock on an “as converted” basis (subject to dilution from the Management Incentive Plan and the New Warrants). It is, therefore, anticipated that upon the effectiveness of the Plan, the Financing Support Parties will hold a substantial majority of the voting power of Reorganized GT Inc. Accordingly, the Financing Support Parties may be in a position to exercise substantial influence over the outcome of actions requiring equity holders’ approval and board control both prior to and following any conversion of the Preferred Stock. In addition, Financing Support Parties hold Claims against the Debtors in Class 4A, Class 4C, and Class 4D that are expected to enable such holders to receive Reorganized Common Stock under the Plan in satisfaction of such Claims. These distributions of Reorganized Common Stock would allow the Financing Support Parties to acquire more voting power of Reorganized GT Inc. This concentration of ownership, voting power and board control will provide the Financing Support Parties with the ability to exert significant influence over the Reorganized Debtors’ corporate decisions, including any change of control, acquisitions and dispositions of businesses or assets, issuances of shares of additional equity securities, financing activities (including incurrence of indebtedness), the payment of dividends and the appointment and removal of officers. Although the Shareholder Agreement will contain standard minority shareholder protections, the Financing Support Parties may act in a manner that advances their best interests and not necessarily those of other holders of Reorganized Common Stock. The Debtors Will No Longer Be Required by Section 404 of the Sarbanes-Oxley Act to Evaluate the Effectiveness of Their Internal Control over Financial Reporting and the Debtors’ Independent Registered Public Accounting Firm Is Not Required to Attest to the Effectiveness of the Debtors’ Internal Control over Financial Reporting The Debtors will no longer be required by Section 404 of the Sarbanes-Oxley Act to perform a comprehensive evaluation and report of their internal controls. As a result, to the extent the Debtors prepare financial statements, the Debtors are more likely to not detect material

81 misstatements or errors, controls are more likely to become inadequate because of changes in circumstances, the degree of compliance with the policies or procedures are more likely to deteriorate and become ineffective and, to the extent the Debtors provide such financial statements to investors, the investors are more likely to not have an accurate financial evaluation of the Debtors or market perception of their financial condition and are more likely to be adversely affected. In addition, following the Effective Date, the Debtors’ independent registered public accounting firm will not be required to issue an opinion on management’s assessment or the effectiveness of the Debtors’ internal control over financial reporting. The Markets in Which the Debtors Compete Are Highly Competitive and the Debtors May Be Unsuccessful at Designing New Products to Meet Changing Customer Demand, Introducing Them on a Timely Basis or Pricing Them Competitively Competitors of the Debtors offer alternative products and may do so at prices that are more attractive to customers than those that are offered by the Debtors. Some competitors will likely have greater financial, technical, marketing, manufacturing and distribution resources than the Debtors do, or may have broader product lines. The Debtors’ ability to compete successfully for customer contracts in the international marketplace will depend on their success at offering better product performance and service than their competitors at a competitive price and on the readiness and capacity of their facilities, equipment, and personnel to produce quality products consistently. Failure to succeed in these efforts will have a material and adverse impact on the Debtors’ future business. The Debtors Have Spent Significant Amounts of Money to Acquire and Develop New Technologies and These Technologies May Not Gain Market Acceptance The Debtors have expended significant financial resources and technical expertise in developing new products and services to improve their product portfolio. These investments, however, may not result in increased revenues and may require that the Debtors incur expenses that result in decreasing the Debtors’ cash balances. For example, given the pace of technological advancements in the PV equipment industry, it is possible that monocrystalline production may not gain meaningful market share as other companies develop products that generate solar cells offering even higher efficiency. Alternatively, there are competing monocrystalline production techniques that may result in a more efficient solar wafer or equipment that can make comparable quality silicon at equipment prices below what the Debtors charge or at which its equipment makes ingots. The Debtors face similar challenges and competition with respect to any ion implantation, silicon carbide or other equipment product the Debtors may bring to market. Any of the foregoing would have a significant and negative impact on the Debtors business and results of operation. The Debtors Will Continue to Have Substantial Indebtedness, Which Could Have a Material Adverse Effect on Their Financial Health and Their Ability to Obtain Financing in the Future and to React to Changes in Their Business

82 The Debtors will continue to have substantial indebtedness following the consummation of the Plan and the implementation of the Exit Financing, which will require significant cash payments of interest and principal in the future. The amount of the Debtors’ post-Effective Date indebtedness could have important consequences to holders of Reorganized Common Stock. For example, it will:  make it more difficult for Reorganized GT Inc. to pay dividends with respect to the Reorganized Common Stock;  increase the Debtors’ vulnerability to adverse economic, regulatory and general industry conditions;  require the Debtors to dedicate a substantial portion of their cash flow from future operations to payments on their debt, which would reduce the availability of their cash flow from operations to fund working capital, capital expenditures, acquisitions or other general corporate purposes;  limit the Debtors’ flexibility in planning for, or reacting to, changes in their business and industry in which they operate and, consequently, place them at a competitive disadvantage to their competitors with less debt;  limit their ability to obtain additional debt or equity financing, particularly in the current economic environment; and  increase their cost of borrowing. The Debtors Are Subject to Risks Related to their Reliance on International Transactions The Debtors have substantial marketing and distribution operations that take place outside the United States, primarily in China, and much of the Debtors historical sales are to customers outside the United States. The Debtors also have contracts with customers in Europe and expect that the Debtors may recognize revenue from sales to customers in Asia and Europe and the Middle East in the future. As a result, the Debtors are subject to the legal, political, social and regulatory requirements and economic conditions of many jurisdictions other than the United States. Risks inherent to maintaining international operations, include, but are not limited to, the following:  trade disputes between the United States and countries where the Debtors deliver their products to their customers, as well as trade disputes between countries in which the Debtors’ equipment customers manufacture and those countries in which the Debtors’ customers sell end-products, including their sales of polysilicon, solar wafers, cells and modules, which could result in government or trade organization actions that have the effect of increasing the price for the Debtors’ and their customers’ products which would have a corresponding decrease in the demand for the Debtors’ products;

83  withholding taxes or other taxes on the Debtors’ foreign income, and tariffs or other restrictions on foreign trade and investment, including currency exchange controls imposed by or in other countries;  the inability to obtain, maintain or enforce intellectual property rights in other jurisdictions, at a reasonable cost or at all;  difficulty with staffing and managing widespread and growing international operations;  complying with regulatory and legal requirements in the jurisdictions in which the Debtors operate and sell products;  effectively operating and maintaining the Debtors’ internal controls and financial reporting processes across multiple countries;  trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of the Debtors’ products and make their product offering less competitive in some countries; and  establishing and becoming a tax resident in foreign jurisdictions. The Debtors’ business in foreign markets requires it to respond to rapid changes in market conditions in these countries. The Debtors’ overall success as a global business depends, in part, on their ability to succeed under differing legal, regulatory, economic, social and political conditions. There can be no assurance that the Debtors will be able to develop, implement and maintain policies and strategies that will be effective in each location where they do business. As a result of any of the foregoing factors, the Debtors’ financial condition, results of operations, business or prospects could be materially adversely affected. The Debtors Face Risks Associated with International Currency Exchange The Debtors’ have historically conducted a significant amount of business in Chinese Renminbi, the Euro, the Hong Kong dollar, and other foreign currencies. Fluctuations in foreign currency exchange rates could affect the sale of the Debtors’ products or the cost of goods and operating margins and could result in exchange losses. In addition, currency devaluation could result in losses on the deposits that the Debtors hold in those currencies. The Debtors’ do not hedge their foreign currency exposure. The Debtors cannot predict the impact of future exchange rate fluctuations on their operating results. The Debtors Could Be Adversely Affected by Violations of Applicable Anti-Corruption Laws or Violations of the Debtors’ Internal Policies Designed to Ensure Ethical Business Practices The Debtors operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anticorruption and ethical behavior that is required by U.S. laws or by corporate policies. The Debtors are subject to the risk that they, their

84 U.S. employees or their employees located in other jurisdictions or any third parties that the Debtors engage to do work on the Debtors’ behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which the Debtors conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (or the “FCPA”). In addition, the Debtors operate in certain countries in which the government may take an ownership stake in an enterprise and such government ownership may not be readily apparent (thereby increasing potential FCPA violations). Any violation of the FCPA or any similar anti- corruption law or regulation could result in substantial fines, sanctions, civil, or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect the Debtors’ business, results of operations or financial condition. In addition, the Debtors have internal ethics policies that they require their employees to comply with in order to ensure that their business is conducted in a manner that their management deems appropriate. If these anti- corruption laws or internal policies were to be violated, the Debtors’ reputation and operations could also be substantially harmed. Further, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of the Debtors’ senior management. The Debtors May Be Unable to Protect Their Intellectual Property Rights, in Which Case the Value of Their Products Could Be Reduced Despite the Debtors’ efforts to protect their proprietary technology, unauthorized persons may be able to copy, reverse engineer, or otherwise use some of their proprietary technology. It also is possible that others will develop and market similar or better technology to compete with the Debtors. Furthermore, existing intellectual property laws may afford only limited protection, and the laws of certain countries do not protect proprietary technology as well as the law of the United States. For these reasons, the Debtors may have difficulty protecting their proprietary technology against unauthorized copying or use, and the efforts the Debtors have taken or may take to protect their proprietary rights may not be sufficient or effective. Significant impairment of the Debtors’ intellectual property rights could harm their business or their ability to compete. Moreover, enforcing or defending the Debtors’ intellectual property rights in litigation is costly and time consuming and the Debtors may not prevail in such litigation. Further, the Debtors conduct significant amounts of business in China, yet enforcement of Chinese intellectual property related laws (including trade secrets) has historically been weak, primarily because of ambiguities in Chinese laws and difficulties in enforcement. Accordingly, the intellectual property rights and confidentiality protections available to the Debtors in China may not be as effective as in the United States or other countries. If the Debtors Lose Key Management or Are Unable to Attract and Retain Qualified Individuals Required for Their Business, the Debtors’ Operating Results and Growth May Suffer The Debtors’ business is highly specialized and technically complex. The Debtors’ ability to operate their business is dependent on their ability to hire and retain qualified senior management and employees. The Debtors’ senior management is intimately familiar with the Debtors’ products, customers, and operations. The Debtors’ senior management also brings an array of other important talents and experience to the Debtors, including managerial, financial,

85 international sales, legal, and compliance. The Debtors believe their backgrounds, experience, and knowledge gives the Debtors capabilities that are important to their success. Losing the services of certain members of the Debtors’ management team could harm the Debtors’ future business performance. The Debtors’ success also is dependent on their ability to hire and retain technically skilled employees. Competition for some qualified employees, such as engineering professionals, is intense and may become even more competitive in the future. There can be no assurance that the Debtors will be able to attract new, or retain existing, technical personnel. The Debtors may need to provide higher compensation or increased training to their personnel. If the Debtors are unable to attract and retain qualified employees, their operating results and growth could suffer. Third Parties May Assert That the Debtors Are Infringing or Misappropriating Their Intellectual Property Rights Although the Debtors do not believe their business activities infringe upon the rights of others, it is possible that one or more of the Debtors’ products or trademarks could be alleged to infringe, or products in development could be alleged to infringe, upon the intellectual property rights of others. The Debtors may also be subject to claims of alleged infringement of intellectual property rights asserted by third parties whose products or services the Debtors use or combine with their own intellectual property and for which the Debtors may have no right to intellectual property indemnification. The Debtors’ competitors may also assert that the Debtors’ products or trademarks infringe intellectual property rights held by them. In addition, because patent applications are maintained under conditions of confidentiality and can take many years to issue, the Debtors’ products may potentially infringe upon patent applications that are currently pending of which the Debtors are unaware and which may later result in issued patents. If that were to occur and the Debtors were not successful in obtaining a license or redesigning their products, the Debtors could be subject to litigation. And regardless of the merits of any infringement claims, intellectual property litigation can be time- consuming and costly. Determining whether a product infringes a patent, or whether a company trademark infringes a third party’s mark, involves complex legal and factual issues that may require the determination of a court of law. An adverse finding by a court of law may require the Debtors to pay substantial damages or prohibit the Debtors from using technologies essential to their products covered by third-party intellectual property, or the Debtors may be required to enter into royalty or licensing agreements that may not be available on terms acceptable to the Debtors, if at all. Inability to use technologies or processes essential to the Debtors’ products could have a material adverse effect on the Debtors’ financial condition, results of operations and cash flow. From time to time, the Debtors hire personnel who have obligations to preserve the secrecy of confidential information or trade secrets of their former employers. Some former employers monitor compliance with these obligations. While the Debtors have policies and procedures in place that are intended to guard against the risk of breach by the Debtors’ employees of confidentiality obligations to their former employers, there can be no assurance that a former employer of one or more of the Debtors’ employees will not allege a breach and seek compensation for alleged damages. If such a former employer were to successfully bring such a claim, the Debtors’ know-how or skills base could be restricted and their ability to

86 produce certain products or to continue certain business activities could be affected, to the detriment of their financial condition, results of operations, business or prospects. The Debtors May Face Product Liability Claims or Claims in Relation to Third Party Equipment It is possible that the Debtors’ equipment and materials products could result in property damage or personal injury (or death), whether due to product malfunctions, defects, improper use or installation or other causes. The Debtors cannot predict whether or not product liability claims will be brought against it or the effect of any resulting negative publicity on its business, which may include the loss of existing customers, failure to attract new customers and a decline in sales. The successful assertion of product liability claims against the Debtors could result in potentially significant monetary damages being payable by the Debtors, and they may not have adequate resources to satisfy any judgment against it. Furthermore, it may be difficult or impossible to determine whether any damage or injury was due to product malfunction, operator error, failure of the product to be operated and maintained in accordance with the Dbetors’ specifications or the failure of the facility in which the Debtors’ equipment products are used to comply with the facility specifications provided to the Debtors’ customers or other factors beyond the Debtors’ control. In addition, the Debtors provide third party equipment in connection with their equipment product sales (or incorporated third party components into the Debtors’ equipment offerings). There can be no guarantee that such third party equipment will function in accordance with the Debtors’ intended or specified purpose or that the customer’s personnel, in particular those who are inexperienced in the use of the specialized equipment sold by the Debtors, will be able to correctly install and operate it, which may result in the return of products or product liability or similar claims by the customer against the Debtors. The bringing of any product liability claims against the Debtors, whether ultimately successful or not, could have a material adverse effect on their financial condition, results of operations, business or prospects. The Debtors May Face Significant Warranty Claims All of the Debtors’ equipment and materials are sold with warranties. The warranty for the Debtors’ equipment is typically provided on a repair or replace basis, and is not limited to products or parts manufactured by the Debtors. As a result, the Debtors bear the risk of warranty claims on all products they supply, including equipment and component parts manufactured by third parties. There can be no assurance that the Debtors will be successful in claiming under any warranty or indemnity provided to them by their suppliers or vendors in the event of a successful warranty claim against the Debtors by a customer or that any recovery from such vendor or supplier would be adequate. There is a risk that warranty claims made against the Debtors will exceed their warranty reserve and could have a material adverse effect on their financial condition, results of operations, business or prospects. The Debtors May Be Unable to Realize Expected Benefits from Their Cost Reduction Efforts and Their Profitability May Be Hurt or Their Business Otherwise Might Be Adversely Affected

87 In order to operate more efficiently and control costs, the Debtors continuously evaluate various cost reduction opportunities and implement changes in their operations where warranted. These activities are intended to generate savings through direct and indirect operating and overhead expense reductions as well as other savings, including workforce reductions when necessary. If the Debtors do not successfully manage these activities in the future, the expected efficiencies and benefits might be delayed or not realized, and their operations and business could be disrupted. Risks associated with these actions and other workforce management issues include delays in implementation of anticipated workforce reductions, additional unexpected costs, adverse effects on employee morale, and the failure to meet operational targets due to the loss of employees, any of which may impair the Debtors’ ability to achieve anticipated cost reductions or may otherwise harm the Debtors’ business, which could have a material adverse effect on the Debtors’ cash flows, competitive position, financial condition or results of operations. Ability to Refinance Certain Indebtedness and Restrictions Imposed by Indebtedness As discussed above, following the Effective Date, the Reorganized Debtors’ working capital and liquidity needs are anticipated to be funded by existing Cash on hand, operating cash flow, and proceeds from the Exit Financing. The Reorganized Debtors’ capital structure, and, in particular, the Senior Secured Notes, is expected to restrict, among other things, the Reorganized Debtors’ ability to enter into various transactions. It is anticipated that substantially all of the assets of the Reorganized Debtors will be pledged to secure the Senior Secured Notes (the terms of which will be set forth in the applicable loan documents for such financing in the Plan Supplement). The Debtors cannot be certain that they will be able to generate sufficient cash flow from operations to enable them to repay their indebtedness under the new Senior Secured Notes at maturity, and they may not be able to extend the maturity of or refinance this indebtedness on commercially reasonable terms or at all. The Debtors’ Ability to Protect Valuable Proprietary Information While the Debtors have implemented data security measures, a third party may gain unauthorized access to the Debtors’ servers, laptops or employee mobile devices. The Debtors store their important proprietary information on their servers, including equipment specifications, and their employees may access this data remotely. This information is also shared via e-mail and the Debtors rely on industry standard encryption tools for transmitting data (which has been attacked in the past). If a competitor were able to access this information, the Debtors would lose the competitive advantages they believe they have and they could also lose the benefits that are or could be realized from its research and development efforts. Some of the Debtors’ servers containing their proprietary and confidential products and customer information are located in foreign jurisdictions, such as China and Hong Kong, and the governments in these jurisdictions may be able to access, review, retain and use the information contained on these servers without any legal recourse on the Debtors’ part or the right to compensation. The Debtors’ Ability to Supply a Sufficient Number of Products to Meet Demand Could Be Severely Hampered by Natural Disasters or Other Catastrophes

88 Currently, a portion of the Debtors’ operations are located in Asia. Additionally, a significant portion of the Debtors’ revenue is generated from customers that install the Debtors’ equipment in Asia and many of the Debtors’ suppliers are also located in Asia. These areas are subject to natural disasters such as earthquakes, floods, drought and hazardous weather conditions. A significant catastrophic event such as earthquakes, floods, war, acts of terrorism or global threats, including, but not limited to, the outbreak of epidemic disease, could disrupt the Debtors’ operations and impair distribution of their products, damage inventory or facilities, interrupt critical functions, cause their suppliers to be unable to meet the Debtors’ demand for parts and equipment, reduce demand for the Debtors’ products, prevent the Debtors’ customers from honoring their contractual obligations to the Debtors or otherwise affect the Debtors’ business negatively. To the extent that such disruptions or uncertainties result in delays or the Debtors’ inability to fill orders, causes cancellations of customer orders, or results in the Debtors’ inability to manufacture or ship their products, the Debtors may not be excused from performance under their supply or equipment agreements and their business, operating results and financial condition could be materially and adversely affected. 2. Certain Risks Relating to the Reorganized Common Stock Holders of Reorganized Common Stock Will Not Receive Dividends for the Foreseeable Future The Debtors do not anticipate that Reorganized GT Inc. will pay any dividends on the Reorganized Common Stock in the foreseeable future. In addition, covenants in the Senior Secured Notes and the terms of the Preferred Stock may restrict the ability of Reorganized GT Inc. to pay dividends. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions which may prohibit or limit their ability to invest in the Reorganized Common Stock, thereby reducing demand for such securities. The Reorganized Common Stock Will Not Be Registered Pursuant to the Securities Act of 1933 or Listed on Any Securities Exchange, and the Ability to Transfer the Reorganized Common Stock May Be Limited by the Absence of an Active Trading Market The Reorganized Common Stock will not be registered pursuant to the Securities Act of 1933 or listed on any securities exchange. There is no established trading market for the Reorganized Common Stock and an active trading market for the Reorganized Common Stock may not be developed or maintained in the future. Future values of the Reorganized Common Stock will depend on many factors, including, among other things, the Debtors’ operating results and the market for similar securities. If an active trading market for the Reorganized Common Stock does develop, the trading market may not be liquid. The liquidity of any market for the Reorganized Common Stock will depend on various factors, including the restrictions on transfers and other encumbrances described in this Disclosure Statement, the number of holders of the securities and the interest of security dealers in making a market for the Reorganized Common Stock. If an active trading market is not developed and maintained or such trading market is not liquid, holders of the Reorganized Common Stock may be unable to sell their shares at their fair market value or at all.

89 The Debtors’ Operations May Not Be Profitable After the Effective Date, Which Could Have an Adverse Impact on the Value of the Reorganized Common Stock The Debtors’ operating performance may be affected by, among other things, demand for ASF Furnaces, as well as other products the Debtors sell to their customers. Any one of these factors, and the risks and other factors described above could have a material adverse impact on the Debtors’ business, financial condition, cash flows and results of operations, which could have an adverse impact on the value of the Reorganized Common Stock issued pursuant to the Plan. Many of the above-referenced factors and risks may be affected by circumstances outside the Debtors’ control. The Projections and other financial results assumed in this Disclosure Statement represent management’s current view of the Debtors’ future operations based on currently known facts and various hypothetical assumptions. The Projections and other assumed results may not, however, be representative of the Debtors’ future financial performance. The Debtors may not be able to meet the Projections or other results that the Debtors have assumed in projecting their future business prospects. If the Debtors do not achieve the Projections or other assumed results, the Debtors may lack sufficient liquidity to continue operating and meeting obligations as planned after the Effective Date. Future Issuances of Reorganized Common Stock May Cause Existing Holders to Incur Substantial Dilution As noted above, issuances of Reorganized Common Stock to holders of General Unsecured Claims are subject to dilution as a result of the issuance of New Warrants upon the effectiveness of the Plan. In addition, as part of the Plan, the Reorganized Debtors will adopt the Management Incentive Plan, which provides for 10% of Reorganized Common Stock to be issued to management of the Reorganized Debtors on a fully-diluted basis, plus other consideration. Furthermore, there may be future equity issuances after the Effective Date. Holders of General Unsecured Claims receiving Reorganized Common Stock under the Plan will be diluted by any exercise of the New Warrants for Reorganized Common Stock, as well as by the Reorganized Common Stock issued in connection with the Management Incentive Plan, and such dilution may be material. To the Extent a Market for Reorganized Common Stock Develops, the Market Price of Reorganized Common Stock May Decline Below the Implied Conversion Ratio Established Under the Plan To the extent a market for Reorganized Common Stock develops following the consummation of the Plan, the market price of Reorganized Common Stock, as compared to the trading price of GT Inc. Notes as of the Effective Date, may decline below the implied conversion ratio established under the Plan, which could result in trading losses or the loss of all or a portion of an investment in Reorganized Common Stock. Some companies that have had volatile market prices for their securities have been subject to securities class action suits filed against them. If a suit were to be filed against Reorganized GT Inc. or any of its subsidiaries,

90 regardless of the outcome, it could result in substantial costs and a diversion of management’s attention and resources. Reorganized GT Inc. Will Be a Holding Company and Its Obligations Are, or Will Be, Structurally Subordinate to Existing and Future Liabilities of Its Subsidiaries, As Well As the Preferred Stock Reorganized GT Inc.’s principal assets consist of the shares of capital stock or other equity instruments of its subsidiaries. These subsidiaries are (or will be) separate and distinct legal entities and have (or will have) no obligation (other than any existing contractual obligations, which may be suspended or altered in the Chapter 11 Cases) to provide Reorganized GT Inc. with funds for its payment obligations. Any decision by a subsidiary to provide Reorganized GT Inc., as its direct or indirect parent, as applicable, with funds, whether by dividends, distributions, loans, or otherwise, will depend on, among other things, the subsidiary’s results of operations, financial condition, cash requirements, contractual restrictions, and other factors. In addition, a subsidiary’s ability to pay dividends may be limited by covenants in the Exit Financing and future debt agreements, applicable law and the Chapter 11 Cases. Because Reorganized GT Inc. is a holding company, its obligations to its creditors and its security holders are (or will be) structurally subordinated to all existing and future liabilities of its subsidiaries that do not guarantee such obligations. Therefore, with respect to subsidiaries which do not guarantee Reorganized GT Inc.’s obligations, Reorganized GT Inc.’s rights and the rights of its creditors and its equity security holders to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary’s creditors. To the extent Reorganized GT Inc. may be a creditor with recognized claims against any of its subsidiaries, Reorganized GT Inc.’s claims would still be subject to the prior claims of such subsidiary’s creditors to the extent that they are secured or senior to those held by Reorganized GT Inc. Holders of Reorganized Common Stock May Not Be Entitled to a Recovery in Future Cases of Bankruptcy, Liquidation, Insolvency, or Reorganization Upon implementation of the Plan, each holder of Reorganized Common Stock will become subordinated to all liabilities of Reorganized GT Inc.’s subsidiaries and any creditors of Reorganized GT Inc. Each holder of Reorganized Common Stock will also be subordinated to the holders of Preferred Stock. Therefore, the assets of the subsidiaries of Reorganized GT Inc. or Reorganized GT Inc. would not be available for distribution to any holder of Reorganized Common Stock in any bankruptcy, liquidation, insolvency, or reorganization of Reorganized GT Inc. unless and until all indebtedness of Reorganized GT Inc. and its subsidiaries has been paid, obligations of holders of Reorganized GT Inc.’s subsidiaries have been satisfied, and the obligations on account of Preferred Stock of Reorganized GT Inc. have been satisfied. The remaining assets of Reorganized GT Inc. and its subsidiaries may not be sufficient to satisfy the outstanding equity interests, including the holders of Reorganized Common Stock. Reorganized GT Inc. Will Be Exempt From the Corporate Governance Requirements of the National Securities Exchanges

91 Because Reorganized GT Inc. will not be a “listed issuer” as defined under Section 10A- 3 of the Securities Exchange Act of 1934, as amended, and it will not be one until its equity securities are listed on a national security exchange, among other actions, it is not required to maintain a board consisting of a majority of independent directors. Upon the effectiveness of the Plan, Reorganized GT Inc.’s Board of Directors will initially consist of seven members—the Chief Executive Officer of the Reorganized Debtors and six directors designated by the Financing Support Parties who will also hold the Preferred Stock. As a result, independent directors may not have as much influence over the Reorganized GT Inc.’s corporate policy after the Effective Date as they would if independent directors comprised a majority of Reorganized GT Inc.’s Board of Directors. Further, Reorganized GT Inc. will not be required to maintain an audit committee, nominating committee, or compensation committee consisting solely of independent directors because it is not a “listed issuer.” Therefore, holders of Reorganized Common Stock will not have the protection afforded to equity holders of listed issuers with respect to the selection of director nominees because Reorganized GT Inc. director nominees do not have to be selected or recommended by a majority of the independent directors or a nomination committee comprised solely of independent directors. Additionally, holders of Reorganized Common Stock will not be afforded the protection of oversight of Reorganized GT Inc.’s executive officers’ compensation by independent directors that they would otherwise receive if Reorganized GT Inc. were a listed issuer. The Reorganized Debtors Will No Longer Be Required to File Periodic and Other Reports with the SEC and Their Financial Information Will Not Be Available to Holders of Reorganized Common Stock Upon the effectiveness of the Plan, the Reorganized Debtors will no longer be required to file quarterly and annual financial information and current reports with the SEC on Forms 10-Q, 10-K and 8-K. Instead, the Reorganized Debtors will only provide financial statements for creditors under the Exit Facility. As a result, only certain holders of Reorganized Common Stock will receive such information and such information will be less than the information the Debtors currently file with the SEC and some holders of Reorganized Common Stock will not receive any information regarding Reorganized GT Inc. or its subsidiaries. Consequently, at the time a holder the Reorganized Common Stock chooses to sell its shares, it may not have current information regarding Reorganized GT Inc. or its subsidiaries’ results of operations or financial condition. The Debt Incurred Under the Senior Secured Notes May Reduce or Eliminate the Value of Reorganized Common Stock As described in this Disclosure Statement, on the Effective Date, the Reorganized Debtors will enter into the Exit Financing. The Exit Financing includes the Senior Secured Notes, issued by Reorganized GT Inc. in the aggregate principal amount of $60 million, with a maturity date of 5 years from the Effective Date. The Senior Secured Notes will bear interest at the rate of 9% annually payable in cash semi-annually or, at the Reorganized Debtors’ election, 11% payable-in-kind semi-annually. The Senior Secured Notes will be secured by a first priority lien on substantially all of the domestic Reorganized Debtors’ assets. It is possible

92 that the Reorganized Debtors will default on their obligations under the Senior Secured Notes, in which event the Financing Support Parties would be entitled to exercise rights and remedies under the Senior Secured Notes Documents, which rights and remedies could include the right to foreclose on the collateral securing the Reorganized Debtors’ obligations under the Senior Secured Notes. In such event, the value of the Reorganized Common Stock could be reduced or eliminated altogether. The Preferred Stock Will Be Senior to the Reorganized Common Stock, and the Rights of Holders of Preferred Stock May Reduce or Eliminate the Value of the Reorganized Common Stock As described in this Disclosure Statement, under the Exit Financing, Reorganized GT Inc. will issue to the Financing Support Parties voting Preferred Stock for an aggregate purchase price of $20 million, convertible into Reorganized Common Stock at the option of the holders, which Preferred Stock will initially represent 86.0% ownership of the Reorganized Common Stock on an as converted basis (subject to dilution by the Management Incentive Plan and the New Warrants). The Preferred Stock will have the rights, preferences, powers, privileges and restrictions, qualifications and limitations as are outlined in the Plan Term Sheet and as will be more fully set forth in the certificate of designation for the Preferred Stock, which will be included in the Plan Supplement. Among other things, the Preferred Stock will have a maturity date of 10 years after the Effective Date. The Preferred Stock will be senior in right to payment of dividends and liquidation preference to the Reorganized Common Stock. Dividends on the Preferred Stock will be payable at the rate of 9% annually in cash or in kind, at the Reorganized Debtors’ option. The Preferred Stock will also have anti-dilution protection provisions. In addition, the Preferred Stock will (i) have a liquidation preference equal to the accreted value of the Preferred Stock, which is $20 million plus the amount of any dividends paid in kind, plus all unpaid and accrued dividends, and (ii) participate on an as-converted basis with holders of Reorganized Common Stock in any liquidation proceeds available thereafter. By way of example, pursuant to this liquidation preference, if the entire reorganized company is liquidated in a transaction resulting in proceeds available to stockholders of $40 million at a time when the sum of the accreted value of the Preferred Stock plus unpaid and accrued dividends is $21.8 million, and the Preferred Stock at that time represents 86% of the Reorganized Common Stock on an as-converted basis, then the holders of the Preferred Stock will be entitled to receive the first $21.8 million of such proceeds, and will be entitled to received 86% of the remaining $18.2 million of proceeds, for a total of $37.452 million. Additional information regarding transactions that would qualify as a liquidation for purposes of the liquidation preference will be set forth in the certificate of designation for the Preferred Stock, which will be included in the Plan Supplement. The rights, preferences, powers, and privileges relating to the Preferred Stock could reduce or eliminate the value of the Reorganized Common Stock, and could reduce or eliminate altogether the amount of dividends, if any, paid with respect to the Reorganized Common Stock.

93 3. Certain Risks Relating to the Litigation Trust There Are No Assurances that the Litigation Trust Will Have Sufficient Litigation Trust Assets to Make any Distribution to the Litigation Trust Beneficiaries Pursuant to the Plan, the Litigation Trust shall be formed on the Effective Date. The Litigation Trust Assets shall consist of: (i) the Litigation Trust Funding Amount; (ii) the Non- Released D&O Causes of Action; (iii) any GUC Preference Proceeds; and (iv) any Excess Proceeds. There is no assurance that any amount of Excess Proceeds will exist on the Effective Date and no assurance that the Litigation Trust will have any proceeds for distribution to the Litigation Trust Beneficiaries from either the Non-Released D&O Causes of Action or the GUC Preference Proceeds. In particular, there is no assurance that Non-Released D&O Causes of Action or Preference Causes of Action will be successfully prosecuted and result in any proceeds distributable to Litigation Trust Beneficiaries. Under the Plan, the right to bring Non-Released D&O Causes of Action will vest in the Litigation Trust, but the Reorganized Debtors shall retain control over the Preference Causes of Action, including the discretion of which, if any, such claims to bring. To the extent that the Reorganized Debtors bring Preference Causes of Action, the Litigation Trust will be entitled to receive only 40% of any affirmative Cash recoveries, net of any reasonable and documented legal fees, expenses and costs of pursuing Preference Causes of Action, with the remaining 60% of such net affirmative Cash Recoveries to be retained by the Reorganized Debtors. Moreover, to the extent that the Reorganized Debtors resolve any Preference Causes of Action through an offset against or reduction in the defendant’s or potential defendant’s Claim in the Chapter 11 Cases, the Litigation Trust shall not be entitled to share any benefit derived from such offset or reduction. To the extent that the Litigation Trust realizes or obtains any Cash proceeds from either the D&O Causes of Action or the Preference Causes of Action distributable to Litigation Trust Beneficiaries, the timing of any such distribution is uncertain. Moreover there is no assurance that the Litigation Trust Assets will be sufficient to fund the Litigation Trust Expenses to enable the Litigation Trust to operate as envisioned under the Plan and the Litigation Trust Agreement and to make distributions. Accordingly, there is no assurance of the amount that the Litigation Trust will distribute to Litigation Trust Beneficiaries under the Plan, the timing on which any such distributions will be made, or that the Litigation Trust will make any distributions to Litigation Trust Beneficiaries under the Plan. D. Inherent Uncertainty of the Financial Projections The Projections forecast the Reorganized Debtors’ operations through the period ending December 31, 2019. The Projections are based on numerous assumptions that are an integral part of the Projections, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, competition, adequate financing and other matters, many of which will be beyond the control of GTAT, and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement is approved by the Bankruptcy Court may affect the actual financial results of the Reorganized Debtors’ operations. These variations may be material and may adversely affect the value of the Reorganized Common Stock and the ability of the Reorganized Debtors to pay the obligations owing to certain holders of Claims entitled to

94 Distributions under the Plan. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as a guarantee, representation or other assurance of the actual results that will occur. E. Additional Factors That May Affect Distributions to Holder of General Unsecured Claims 1. Allowance of General Unsecured Claims As a component of the Global Settlement, in order to provide the possibility of recoveries for General Unsecured Creditors, both the Debtors and the Financing Support Parties required that the Reorganized Debtors, rather than the Litigation Trust, handle the reconciliation of General Unsecured Claims. Distributions to holders of Allowed GT Inc. Notes Claims, Corp. Debtors General Unsecured Claims, and GT Hong Kong General Unsecured Claims will be significantly affected by: (i) the value of the Reorganized Common Stock and the value of the Litigation Trust Assets; (ii) the ultimate pool of Allowed General Unsecured Claims; and (iii) the amount of Litigation Trust Expenses, in particular the costs associated with the investigation and prosecution of the Non-Released D&O Causes of Action. Because the Reorganized Debtors will retain the sole right to object to, and resolve, General Unsecured Claims, the Litigation Trust will not be able to impact the ultimate pool of General Unsecured Claims. The Reorganized Debtors’ failure to object to claims, including the failure to object to General Unsecured Claims or to object to General Unsecured Claims that are not consistent with the Debtors’ books and records, would negatively impact recoveries for General Unsecured Creditors. In addition, given the Reorganized Debtors control of the General Unsecured Claims reconciliation process, and the Claims Register, the timing of distributions to holders of Allowed General Unsecured Claims cannot be predicted. 2. Proceeds of Preference Litigation As with the reconciliation of General Unsecured Claims, as a component of the Global Settlement, and in order to provide the possibility of recoveries for General Unsecured Creditors, the Debtors and the Financing Support Parties required that the Reorganized Debtors, rather than the Litigation Trust, have the sole authority to litigate preference actions under section 547 of the Bankruptcy Code. The Litigation Trust, for the benefit of the Litigation Trust Beneficiaries, will only receive 40% of the affirmative net recoveries of preference actions. The Reorganized Debtors will retain complete control over such actions. In addition, the Debtors and the Reorganized Debtors may utilize potential preference actions in negotiating claim reductions. To the extent the Debtors or the Reorganized Debtors settle any such preference actions in exchange for a reduction of a claim and that does not result in a cash recovery, holders of Allowed General Unsecured Claims will not receive any economic value from such preference actions. In addition, given the inherent uncertainty surrounding preference litigation, it is impossible to predict the amount of proceeds that may be received by the Litigation Trust. 3. Excess Proceeds At the time of the filing of the Disclosure Statement, neither the Debtors nor the Committee can predict the amount, if any, of the Excess Proceeds that comprises a component of

95 the Litigation Trust Assets. There will be no Excess Proceeds unless, as of the Effective Date, the Unrestricted Cash is in excess of $40 million. The amount of the Excess Proceeds will be determined based upon a number of contingencies, including the Debtors’ ability to sell additional ASF Furnaces prior to the Effective Date and the Debtors’ ability to reconcile, and minimize, administrative, secured, and priority Claims. There can be no assurance that Excess Proceeds will be available for distribution under the Plan. 4. Litigation Risks Distributions to holders of Allowed General Unsecured Claims will be significantly affected by the Litigation Trust’s ability to recover on the Non-Released D&O Causes of Action. Neither the Debtors nor the Creditors’ Committee can predict whether the Litigation Trust will be successful in the pursuit of the Non-Released D&O Causes of Action. Even if the Litigation Trust is successful in the pursuit of the Non-Released D&O Causes of Action, given the limited funding provided to the Litigation Trust under the Plan, it is likely that such litigation will need to be done on a contingency basis and any proceeds of such litigation will first be used to satisfy the contingency fee arrangements of counsel for the Litigation Trust. Similarly, the Litigation Trust may need to create certain reserves with respect to the other Litigation Trust Assets in order to cover the expenses of the pursuit of the Non-Released D&O Causes of Action. In light of the uncertain nature of litigation, neither the Debtors nor the Creditors’ Committee can predict what if any proceeds may be realized by the Litigation Trust from the Non-Released D&O Causes of Action or the timing of receipt of any such proceeds. F. Disclosure Statement Disclaimer 1. Information Contained Herein is for Soliciting Votes The information contained in this Disclosure Statement is for the purposes of soliciting acceptances of the Plan and may not be relied upon for any other purposes. 2. Disclosure Statement Was Not Approved by the Securities and Exchange Commission or any State Regulatory Authority Although a copy of this Disclosure Statement was served on the Securities and Exchange Commission, and the Securities and Exchange Commission was given an opportunity to object to the adequacy of this Disclosure Statement before the Bankruptcy Court approved it, this Disclosure Statement was not filed with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful. 3. Disclosure Statement May Contain Forward Looking Statements This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned

96 that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The distribution projections and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates, or recovery projections may or may not turn out to be accurate. 4. No Legal or Tax Advice is Provided to You by this Disclosure Statement This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each holder of a Claim should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan. 5. No Admissions Made The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any entity (including the Debtors or the Reorganized Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on GTAT, the Reorganized Debtors, holders of Allowed Claims, or any other parties in interest. 6. Failure to Identify Litigation Claims or Projected Objections No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim is, or is not, identified in this Disclosure Statement. The Debtors may seek to investigate Claims and file and prosecute objections to Claims. 7. No Waiver of Right to Object or Right to Recover Transfers and Assets The vote by a holder of a Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of GTAT or the Reorganized Debtors to object to that holder’s Claim, or to bring causes of action to recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims or causes of action of the Debtors or their estates are specifically or generally identified herein. 8. Information Was Provided by the Debtors and Was Relied upon by the Debtors’ Advisors and the Creditors’ Committee’s Advisors Counsel to and other advisors retained by the Debtors and the Creditors’ Committee have relied upon information provided by GTAT in connection with the preparation of revisions to this Disclosure Statement. Although counsel to and other advisors retained by the Debtors and the Creditors’ Committee have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not verified independently the information contained herein.

97 The Debtors make the statements contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date. While the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court. 9. No Representations Outside the Disclosure Statement are Authorized No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. In deciding whether to vote to accept or reject the Plan, you should not rely upon any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement. You should promptly report unauthorized representations or inducements to the counsel to GTAT, the counsel to the Committee, or the United States Trustee for the District of New Hampshire. G. Certain Tax Considerations A summary of certain U.S. federal income tax considerations relevant to the Plan is provided below in Section XIII (“Certain Federal Income Tax Considerations”). XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN A. General A DESCRIPTION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN IS PROVIDED BELOW. THE DESCRIPTION IS BASED ON THE INTERNAL REVENUE CODE (THE “IRC”), TREASURY REGULATIONS, JUDICIAL DECISIONS AND ADMINISTRATIVE DETERMINATIONS, ALL AS IN EFFECT ON THE DATE OF THIS DISCLOSURE STATEMENT AND ALL SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECT. CHANGES IN ANY OF THESE AUTHORITIES OR IN THEIR INTERPRETATION COULD CAUSE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW. THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN IMPORTANT RESPECTS, UNCERTAIN. NO RULING HAS BEEN REQUESTED FROM THE INTERNAL REVENUE SERVICE; NO OPINION HAS BEEN REQUESTED FROM DEBTORS' COUNSEL CONCERNING ANY TAX CONSEQUENCE OF THE PLAN; AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.

98 THE DESCRIPTION THAT FOLLOWS DOES NOT COVER ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTORS OR HOLDERS OF CLAIMS. FOR EXAMPLE, THE DESCRIPTION DOES NOT ADDRESS ISSUES OF SPECIAL CONCERN TO CERTAIN TYPES OF TAXPAYERS, SUCH AS DEALERS IN SECURITIES, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX EXEMPT ORGANIZATIONS, PARTNERSHIPS OR PARTNERS IN PARTNERSHIPS, NOR DOES IT ADDRESS TAX CONSEQUENCES TO HOLDERS OF INTERESTS IN THE DEBTORS OR TO HOLDERS OF CLAIMS WHO ARE NOT ENTITLED TO VOTE ON THE PLAN. THE DESCRIPTION DOES NOT ADDRESS TAX CONSEQUENCES TO DEBTORS ORGANIZED OUTSIDE OF THE UNITED STATES OR TO NON-US HOLDERS OF CLAIMS AGAINST SUCH DEBTORS THE DESCRIPTION ALSO DOES NOT DISCUSS STATE, LOCAL, NON-U.S. OR NON-INCOME TAX CONSEQUENCES. FOR THESE REASONS, THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM. HOLDERS OF CLAIMS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN. B. U.S. Federal Income Tax Consequences to the U.S. Debtors 1. Cancellation of Debt Income Generally, the discharge of a debt obligation of a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) creates cancellation of indebtedness (“COD”) income that must be included in the debtor’s income. The amount of a U.S. Debtor’s COD income is dependent upon the value of the Plan consideration distributed on account of the Allowed Claims against such Debtor relative to the amount of such Allowed Claims (or adjusted issue price if different from the amount of the Allowed Claims), as well as the extent to which those Allowed Claims constitute debt for U.S. federal income tax purposes and to the extent the payment of such Allowed Claims would be deductible for tax purposes. However, COD income is excluded from taxable income by a taxpayer that is a debtor in a reorganization case if the discharge is granted by the bankruptcy court (the “Section 108(a) Bankruptcy Exception”) or pursuant to a plan of reorganization approved by a bankruptcy court. The Plan, if approved, would enable the U.S. Debtors to qualify for this bankruptcy exclusion rule with respect to any COD income triggered by the Plan. If debt of a debtor is discharged in a reorganization case qualifying for the bankruptcy exclusion, however, certain income tax attributes otherwise available and of value to the debtor are reduced, in most cases by the amount of the COD income. Tax attributes subject to reduction include, in the following order: (a) NOLs and NOL carryforwards; (b) most credit carryforwards, including the general business credit and the minimum tax credit; (c) capital losses and capital loss carryforwards; (d) the tax basis of the debtor's assets, but not in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the

99 discharge over the aggregate amount of the debtor's liabilities immediately after the discharge; and (e) foreign tax credit carryforwards. A debtor may elect under Section 108(b)(5) of the IRC (the “Section 108(b)(5) Election”) to avoid the prescribed order of attribute reduction and instead reduce the basis of depreciable property first. In the case of affiliated corporations filing a consolidated return, such as GT Inc. and its consolidated U.S. subsidiaries that are taxed as corporations (the “GT Loss Group”), Treasury regulations address the application of the rules for the reduction of tax attributes (the “Consolidated Attirbute Reduction Rules”). The attribute reduction rules apply first to the separate attributes of or attributable to the particular corporation whose debt is being discharged, and then, if necessary, to certain attributes of other members of the group. Accordingly, COD income of a debtor would result first in the reduction of any NOLs and other attributes, including asset basis, of or attributable to such debtor, and then, potentially, of consolidated NOLs and/or basis of or attributable to other members of the consolidated group. If the debtor is a member of a consolidated group and is required to reduce its basis in the stock of another group member, a “look-through rule” generally requires a corresponding reduction in the tax attributes of the lower-tier member. If the amount of a debtor’s excluded COD income exceeds the amount of attribute reduction resulting from the application of the foregoing rules, certain other tax attributes of the consolidated group may also be subject to reduction. The debtor may treat stock in another group member as depreciable property for purposes of the Section 108(b)(5) Election, provided the lower-tier member consents to a corresponding reduction in its basis in its depreciable property. Finally, if the attribute reduction is less than the amount of COD income and a member of the GT Loss Group has an excess loss account (an “ELA”) (i.e., negative basis in the stock of another member of the consolidated group), the GT Loss Group will recognize taxable income to the extent of the lesser of such ELA or the amount of the COD income that was not offset by tax attributes. The GT Loss Group is expected to recognize a significant amount of COD income in connection with the implementation of the Plan. Pursuant to the Section 108(a) Bankruptcy Exception, the Debtors will not include this COD income in gross income. Instead, the Debtors will be required to reduce their tax attributes in accordance with the Consolidated Attribute Reduction Rules after determining the taxable income (or loss) of the GT Loss Group for the taxable year of discharge. Accordingly, the tax attributes (and, in particular, NOLs) are available to offset taxable income that accrues between the Effective Date and the end of Reorganized GT Inc.’s taxable year. Basis reduction applies to assets owned by a debtor at the beginning of the tax year following the discharge. The GT Loss Group has not yet determined whether to elect to first reduce tax basis in its depreciable property or to reduce NOLs first. Regardless of whether the GT Loss Group makes a Section 108(b)(5) Election, it is possible that the GT Loss Group will have some NOLs remaining after reduction for COD income, although no assurance can be given at this time. 2. Limitation on NOL Carryforwards As of January 1, 2015, the GT Loss Group had NOL carryforwards of $47,245,916. The GT Loss Group expects to incur additional NOLs during 2015 and the portion of 2016 preceding confirmation of the Plan.

100 Section 382 of the IRC provides rules limiting the utilization of a corporation's NOLs and other losses, deductions and credits following a more than 50% change in ownership of a corporation's equity (an “Ownership Change”). Generally, consummation of a chapter 11 plan of reorganization results in an Ownership Change. It is expected that an Ownership Change will occur with respect to the GT Loss Group. Section 382(1)(6) of the IRC sets forth the limitation provisions generally applicable to corporations that undergo an Ownership Change in bankruptcy. Usage of any NOLs and other tax attributes of the GT Loss Group (after reduction for COD income) after the Effective Date will be limited by section 382(l)(6) of the IRC. Under section 382(1)(6), the amount of post-Ownership Change annual taxable income of the GT Loss Group that can be offset by pre- Ownership Change NOLs generally cannot exceed an amount equal to the product of (a) the applicable federal long-term tax-exempt rate in effect on the date of the Ownership Change (e.g., 2.61% for an ownership change occurring in December 2015) and (b) the value of stock in Reorganized GT Inc. immediately after implementation of the Plan (the “Annual Limitation”). The value of such stock for purposes of this computation would reflect the increase, if any, in value resulting from any surrender or cancellation of any Claims in the Chapter 11 Cases. The Annual Limitation may be increased if the GT Loss Group has a net unrealized built- in gain at the time of an Ownership Change. If, however, the GT Loss Group has a net unrealized built-in loss at the time of an Ownership Change, the Annual Limitation may apply to such net unrealized built-in loss. 3. Alternative Minimum Tax In general, a federal alternative minimum tax (“AMT”) is imposed on a corporation's alternative minimum taxable income (“AMTI”) at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax for the year. AMTI is generally equal to regular taxable income with certain adjustments. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation might otherwise be able to offset all of its taxable income for regular U.S. federal income tax purposes by available NOL carryforwards, a corporation is generally entitled to offset no more than 90% of its AMTI with NOL carryforwards (as recomputed for AMT purposes). Accordingly, usage of NOLs by the GT Loss Group may be subject to limitations for AMT purposes in addition to any other limitations that may apply. If a corporation (or a consolidated group) undergoes an Ownership Change and is in a net unrealized built-in loss position on the date of the Ownership Change, the corporation's (or group's) aggregate tax basis in its assets may be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT. C. U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Claims For purposes of this discussion, a “U.S. Holder” is a Holder that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or

101 other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person. If an entity taxable as a partnership for U.S. federal income tax purposes holds a Claim, the U.S. federal income tax treatment of a partner (or other owner) of the entity generally will depend on the status of the partner (or other owner) and the activities of the entity. Such partner (or other owner) should consult its tax advisor as to the tax consequences of the Plan. The U.S. federal income tax consequences of the Plan to a U.S. Holder of an Allowed Claim against a U.S. Debtor will depend, in part, on whether the transactions that occur thereunder are treated as one or more taxable sales or exchanges for U.S. federal income tax purposes; whether such transactions are treated as a "reorganization" for U.S. federal income tax purposes; the tax characterization of the exchanges of Allowed Claims for other property; whether the Allowed Claim constitutes a "tax security" for U.S. federal income tax purposes; what type of consideration was received in exchange for an Allowed Claim; whether the U.S. Holder reports income on the accrual or cash basis; whether the U.S. Holder has taken a bad debt deduction or worthless security deduction with respect to an Allowed Claim; and whether the U.S. Holder receives distributions under the Plan in more than one taxable year. This discussion assumes that, under the Plan:  Holders of GT Inc. Notes Claims will receive their pro rata share of Reoganized Common Stock (subject to the Cashing-Out Programs), beneficial interests in the Litigation Trust, and Noteholder Warrants.  Holders of GT Inc. General Unsecured Claims will receive a Distribution of Cash.  Holders of Corp Debtors General Unsecured Claims will receive their pro rata share of Reorganized Common Stock (subject to the Cashing-Out Programs) and beneficial interests in the Litigation Trust.  Holders of GT Hong Kong General Unsecured Claims will receive their pro rata share of Reorganized Common Stock (subject to the Cashing-Out Programs) and beneficial interests in the Litigation Trust. 1. Definition of Securities There is no precise definition of the term “security” under the U.S. federal income tax law. Rather, all facts and circumstances pertaining to the origin and character of a claim are relevant in determining whether it is a security. Nevertheless, courts generally have held that a debt instrument having a term of less than five years will not be considered a tax security, while

102 corporate debt evidenced by a written instrument and having an original maturity of ten years or more will be considered a tax security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof to other creditors, the right to vote or otherwise participate in the management of the obligor, convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued. 2. Tax Treatment of Exchange of Securities for Stock or Securities The GT Inc. Notes have terms of approximately five to seven years. To the extent the GT Inc. Notes constitute “securities” for U.S. federal income tax purposes, the exchange of GT Inc. Notes Claims for Reorganized Common Stock and Noteholder Warrants may be treated as part of a “reorganization” of GT Inc. for U.S. federal income tax purposes. If an exchange is treated as a “reorganization,” to the extent a U.S. Holder receives Reorganized Common Stock and Noteholder Warrants in exchange for GT Inc. Notes Claims, such U.S. Holder generally would not recognize gain or loss on the exchange, except up to the amount of any taxable “boot” such as Cash received in the exchange. To the extent any portion of a U.S. Holder’s recovery is allocable to interest on GT Inc. Notes, such portion would be treated as interest income to such Holder. See “Certain Other Tax Considerations for Allowed Holders of Claims — Accrued but Unpaid Interest” below for a discussion of the allocation of recoveries first to principal and then to interest. If an exchange is treated as a “reorganization,” the exchanging U.S. Holder’s aggregate tax basis in the Reorganized Common Stock and Noteholder Warrants, as applicable, apart from any portion thereof allocable to interest on the U.S. Holder’s Claim, would equal the holder's basis in the portion of its Claim exchanged therefor (allocated between such Reorganized Common Stock and Noteholder Warrants on the basis of their relative fair market values). The holding period for such Reorganized Common Stock and/or Noteholder Warrants, as applicable, apart from any portion allocable to interest on the U.S. Holder’s Claim that was not previously included in the U.S. Holder’s income, would include the holder’s holding period in the portion of the Claim surrendered therefor. The U.S. Holder’s tax basis in the Reorganized Common Stock and Noteholder Warrants, as applicable, that are allocable to accrued interest on a Claim would equal the fair market value of such Reorganized Common Stock or Noteholder Warrants on the date of the distribution to the Holder, and the holding period of such Reorganized Common Stock and Noteholder Warrants would begin on the day after the day of receipt. 3. Tax Treatment of Other Exchanges To the extent exchanges under the Plan are not treated as part of a “reorganization,” a U.S. Holder of Allowed Claims with respect to a U.S. Debtor will generally recognize gain or loss in an amount equal to the difference between (a) the amount of any Cash and the fair market value of any Reorganized Common Stock, beneficial interests in the Litigation Trust, and Noteholder

103 Warrants, as applicable, received by the U.S. Holder with respect to its Allowed Claim and (b) the U.S. Holder’s adjusted tax basis in its Allowed Claim. To the extent any portion of a U.S. Holder's recovery is allocable to interest on the U.S. Holder's Allowed Claim that was not previously included in the U.S. Holder's income, such portion would be treated as interest income to such holder. See “Certain Other Tax Considerations for Holders of Allowed Claims — Accrued but Unpaid Interest” below for a discussion of the allocation of recoveries first to principal and then to interest. The tax basis of any Reorganized Common Stock and/or Noteholder Warrants received under the Plan by a U.S. Holder in a taxable exchange would equal the fair market value of such Reorganized Common Stock and/or Noteholder Warrants on the date of distribution to the holder by the Reorganized Debtors. The holding period thereof generally would begin on the day following the day of receipt. Any gain or loss recognized would be capital or ordinary, depending on the status of the Allowed Claim in the U.S. Holder's hands, including whether the Allowed Claim constitutes a market discount bond in the U.S. Holder's hands. Generally, any gain or loss recognized by such a holder of an Allowed Claim would be a long-term capital gain or loss if the Allowed Claim is a capital asset in the hands of the holder and the holder has held such Allowed Claim for more than one year, unless the holder had previously claimed a bad debt deduction or the holder had accrued market discount with respect to such Allowed Claim. The deductibility of capital losses is subject to limitations. See “Certain Other Tax Considerations for Holders of Allowed Claims — Market Discount” below for a discussion of the character of any gain recognized in respect of an Allowed Claim with accrued market discount. Certain tax consequences may be deferred to the extent a U.S. Holder may receive distributions with respect to an Allowed Claim after 2016. See “Certain Other Tax Considerations for Holders of Allowed Claims — Post-Effective Date Distributions.” The U.S. federal income tax treatment of U.S. Holders of Allowed Claims against GT Hong Kong should generally be similar to those described above, except to the extent of any U.S. federal income tax consequences arising in connection with non-U.S. taxation. 4. Reorganized Common Stock The tax consequences to a U.S. Holder of owning Reorganized Common Stock are those standard tax consequences applicable to the ownership of stock in any U.S. corporation, including the following. Distributions actually or constructively received by a U.S. Holder generally are treated as taxable dividends to the extent made out of earnings and profits (possibly subject to qualified dividends treatment), then tax-free return of basis (to the extent thereof), and then capital gain thereafter, subject to the extraordinary dividend rules. Sales or other taxable dispositions by U.S. Holders of Reorganized Common Stock generally will give rise to gain or loss equal to the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in such Reorganized Common Stock. In general, gain or loss recognized on the sale or exchange of Reorganized Common Stock will be capital gain or loss and, if the U.S. Holder’s holding period for such Reorganized Common Stock exceeds one

104 year, will be long-term capital gain or loss. Certain U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains realized. The deduction of capital losses against ordinary income is subject to limitations under the IRC. 5. Noteholder Warrants A U.S. Holder of a GT Inc. Notes Claim who receives Noteholder Warrants pursuant to the Plan will recognize no income, gain or loss upon a subsequent exercise of such Noteholder Warrants. The tax basis in Reorganized Common Stock acquired on such U.S. Holder's exercise of the Noteholder Warrants will equal the sum of the exercise price paid for such shares and the U.S. Holder's tax basis in the Noteholder Warrants. Such Holder's holding period for the acquired Reorganized Common Stock will begin on the date the Noteholder Warrants are exercised. If a U.S. Holder sells the Noteholder Warrants or they expire unexercised, such holder would recognize capital gain, or loss, upon the date of the sale or expiration of the Noteholder Warrants, reflecting the amount by which the consideration received, or the fair market value of the Noteholder Warrants, exceeds, or is less than, such holder's tax basis in the Noteholder Warrants. D. Certain Other Tax Considerations for U.S. Holders of Allowed Claims 1. Medicare Surtax Subject to certain limitations and exceptions, U.S. Holders who are individuals, estates or trusts may be required to pay a 3.8% Medicare surtax on all or part of that U.S. Holder's "net investment income," which includes, among other items, dividends on stock and interest (including original issue discount) on debt, and capital gains from the sale or other taxable disposition of stock or debt. U.S. Holders should consult their own tax advisors regarding the effect, if any, of this surtax on their receipt and ownership of Reorganized Common Stock and/or Noteholder Warrants issued pursuant to the Plan. 2. Accrued but Unpaid Interest In general, a U.S. Holder that was not previously required to include in taxable income any accrued but unpaid interest on the U.S. Holder's Allowed Claim may be required to include such amount as taxable interest income upon receipt of a distribution under the Plan. A U.S. Holder that was previously required to include in taxable income any accrued but unpaid interest on the U.S. Holder's Allowed Claim may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the Plan. The Plan provides that, to the extent applicable, all distributions to a holder of an Allowed Claim will apply first to the principal amount of such Allowed Claim until such principal amount is paid in full and then to any accrued but unpaid interest on such Allowed Claim. There is no assurance, however, that the IRS will respect this treatment and will not determine that all or a portion of amounts distributed to such U.S. Holder and attributable to principal under the Plan is properly allocable to interest. Each U.S. Holder of a Claim on which interest has accrued is urged to consult its tax advisor regarding the tax

105 treatment of distributions under the Plan and the deductibility of any accrued but unpaid interest for U.S. federal income tax purposes. 3. Post-Effective Date Distributions Because certain U.S. Holders of Allowed Claims may receive distributions subsequent to the Effective Date (e.g., payments from the Litigation Trust), the imputed interest provisions of the IRC may apply and cause a portion of any post- Effective Date distribution to be treated as imputed interest, which may be included in the gross income of certain U.S. Holders. Additionally, to the extent U.S. Holders may receive distributions with respect to an Allowed Claim in a taxable year or years following the year of the initial distribution, any loss and a portion of any gain realized by the holder may be deferred. U.S. Holders of Allowed Claims are urged to consult their tax advisors regarding the possible application of (or ability to elect out of) the “installment method” of reporting with respect to their Allowed Claims. 4. Possible Deductions in Respect of Claims A U.S. Holder who, under the Plan, receives in respect of an Allowed Claim an amount less than the U.S. Holder's tax basis in the Allowed Claim may be entitled to a deduction for U.S. federal income tax purposes. The rules governing the character, timing and amount of such a deduction place considerable emphasis on the facts and circumstances of the U.S. Holder, the obligor and the instrument with respect to which a deduction is claimed. U.S. Holders of Allowed Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction. 5. Market Discount A U.S. Holder that purchased its Allowed Claim from a prior U.S. Holder with market discount will be subject to the market discount rules of the IRC. Under those rules, assuming that the U.S. Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of its Allowed Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Allowed Claim as of the date of the exchange. To the extent that a U.S. Holder’s Claim is exchanged in a transaction in which gain or loss is not recognized for U.S. federal income tax purposes, any accrued market discount not treated as ordinary income upon such exchange may carry over on an allocable basis to any Reorganized Common Stock and/or Noteholder Warrant received such that any gain recognized by the holder upon a subsequent disposition of such Reorganized Common Stock and/or Noteholder Warrant would be treated as ordinary income to the extent of any accrued market discount not previously included in income. 6. Information Reporting and Backup Withholding All distributions under the Plan and on instruments received pursuant to the Plan will be subject to applicable federal income tax reporting and withholding. The IRC imposes “backup withholding” on certain “reportable” payments to certain taxpayers, including payments of

106 interest and dividends. Under the IRC's backup withholding rules, a U.S. Holder of an Allowed Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan or on instruments received pursuant to the Plan, unless the U.S. Holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional federal income tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of income tax. A U.S. Holder of an Allowed Claim may be required to establish an exemption from backup withholding or to make arrangements with respect to the payment of backup withholding. E. Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Allowed Claims Against U.S. Debtors For purposes of this discussion, a “Non-U.S. Holder” is any Holder that is neither a U.S. Holder nor a partnership or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes. The following discussion includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state and local and the foreign tax consequences of the consummation of the Plan to such Non-U.S. Holder and the ownership and disposition of the Reorganized Common Stock, beneficial interests in the Litigation Trust, and/or Noteholder Warrants. Whether a Non-U.S. Holder realized gain or loss on an exchange or other disposition, and the amount of such gain or loss, is determined in the same manner as set forth above in connection with U.S. Holders. 1. Tax Treatment of Exchange or Disposition Subject to the application of FATCA and backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain realized on the exchange of an Allowed Claim pursuant to the Plan, or the sale or other taxable disposition (including a cash redemption) of the Reorganized Common Stock or Noteholder Warrants received pursuant to the Plan, unless:  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of exchange or who is subject to special rules applicable to former citizens and residents of the United States;  such gain is effectively connected with such Non-U.S. Holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

107  (a) in the case of the exchange of GT Inc. Notes Claims pursuant to the Plan, GT Inc. is or has been a U.S. real property holding corporation for U.S. federal income tax purposes (a “USRPHC”) at any time within the shorter of the five- year period preceding the disposition or the Non-U.S. Holder’s holding period for such GT Inc. Notes Claims (absent any applicable exception such as the “regularly traded on an established securities market” exception available with respect to less than 5% holders); or, in certain circumstances, (b) in the case of a sale or other taxable disposition of the Reorganized Common Stock and/or Noteholder Warrants received pursuant to the Plan, Reorganized GT Inc. (and/or GT Inc.) is or has been a USRPHC at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder's holding period for the Reorganized Common Stock and/or Noteholder Warrants. If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax established through adequate documentation to be available to such holder under an applicable income tax treaty) on the amount by which such Non-U.S. Holder's capital gains allocable to U.S. sources exceed certain capital losses allocable to U.S. sources during the taxable year of disposition. If the second or third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder and, if the third exception applies, would also be subject to withholding tax with respect to gross proceeds, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). With respect to the third exception, GT Inc. does not believe it is or has been a USRPHC in the relevant period. The Debtors do not currently expect Reorganized GT Inc. to become a USRPHC. 2. Interest Subject to the application of FATCA and backup withholding, payments to a Non-U.S. Holder of an Allowed Claim that are attributable to accrued but untaxed interest on such Allowed Claim generally will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person and therefore the portfolio interest exception is met, unless:  the Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes entitled to vote;  the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to the Debtors (each, within the meaning of the IRC);  the Non-U.S. Holder is a bank receiving interest described in section 881(c)(3)(A) of the IRC; or

108  such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder tenders a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (a) generally will not be subject to withholding tax, but (b) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder's effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)). A Non-U.S. Holder that does not qualify for an exemption from withholding tax with respect to U.S.-source interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax established through adequate documentation to be available to such holder under an applicable income tax treaty) on payments that are attributable to accrued but untaxed interest on an Allowed Claim. For purposes of providing a properly executed IRS Form W-8BEN or W- 8BEN-E (or such successor form as the IRS designates), special procedures are provided under applicable Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers' securities in the ordinary course of their trade or business. 3. Distributions With Respect to Reorganized Common Stock Paid to Non-U.S. Holders Any distributions made with respect to Reorganized Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized GT Inc. as determined under U.S. federal income tax principles. If the amount of any distribution exceeds the current or accumulated profits of Reorganized GT Inc., such excess will first be treated as a return of capital to the extent of a Non-U.S. Holder’s basis in its Reorganized Common Stock and thereafter will be treated as capital gain. Except as described below, U.S.-source dividends paid with respect to Reorganized Common Stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or, if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30% (or at a reduced rate or exemption from tax established through adequate documentation to be available to such holder under an applicable income tax treaty). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E (or successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to Reorganized Common Stock held by a Non-U.S. Holder that are established through adequate documentation to be effectively connected with a Non-U.S. Holder's conduct of a U.S. trade or business (and, if an income tax treaty applies, are

109 attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder's effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty). 4. FATCA Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or confront a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, “withholdable payments” are any U.S.- source payments of fixed or determinable, annual or periodic income (including, distributions, if any, on Reorganized Common Stock) and, beginning January 1, 2019, also include the entire gross proceeds from the sale or other disposition of any property of a type which can produce U.S.- source interest or dividends (which would include Reorganized Common Stock) even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Reorganized GT Inc. will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances. The tax consequences of the Plan to the Non-U.S. Holders are uncertain. Non-U.S. Holders should consult their tax advisors regarding the particular tax consequences to them of the transactions contemplated by the Plan. F. Importance of Obtaining Professional Tax Assistance THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

110 XIV. CONCLUSION The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recoveries to holders of Claims. Any alternative to confirmation of the Plan, such as liquidation under chapter 7 or attempts to confirm a liquidating plan, would involve significant delays, uncertainty, and substantial additional administrative costs. Moreover, as described above, GTAT believes that its creditors will receive greater and earlier recoveries under the Plan than under the alternatives. For these reasons, the Debtors, with the support of the Additional Consenting Parties and the Creditors’ Committee, urge all holders of GT Inc. Notes Claims, GT Inc. General Unsecured Claims, Corp Debtors General Unsecured Claims, and GT Hong Kong General Unsecured Claims to vote to accept the Plan and to evidence their acceptance by returning their signed ballots so that they will be received by the Voting Agent no later than 4:00 p.m. (Pacific Time) on [_______________], 2016. [Remainder of page intentionally left blank.]

Dated: January 27, 2016 Respectfully submitted, GT ADVANCED TECHNOLOGIES INC. (on behalf of itself and the other Debtors and Debtors-in- Possession) By: /s/Hoil Kim Name: Hoil Kim Title: Vice President and General Counsel PAUL HASTINGS LLP Luc A. Despins, Esq. James T. Grogan, Esq. G. Alexander Bongartz, Esq. Park Avenue Tower 75 East 55th Street, First Floor New York, New York 10022 Counsel to the Debtors and Debtors in Possession

EXHIBIT A PLAN [separately filed under LBR 3016-1(c)]

EXHIBIT B DISCLOSURE STATEMENT ORDER (WITHOUT EXHIBITS)

EXHIBIT C CORPORATE OWNERSHIP STRUCTURE

EXHIBIT D LIQUIDATION ANALYSIS

  1    Liquidation Analyses A. Introduction Under the “best interests” of creditors test set forth in section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court may not confirm a plan of reorganization unless the plan provides each holder of a claim or interest who does not otherwise vote in favor of the plan with property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor was liquidated under Chapter 7 of the Bankruptcy Code. To demonstrate that the proposed plans of reorganization (the “Plans”) satisfy the “best interests” of creditors test with respect the Debtors, the Debtors have prepared the following hypothetical liquidation analyses (the “Liquidation Analyses”), which are based upon certain assumptions discussed in the Disclosure Statement and in the accompanying notes. The Liquidation Analyses estimate potential cash distributions to holders of Allowed Claims and Interests in a hypothetical Chapter 7 liquidation of all of the Debtors’ assets. As such, asset values discussed in the Liquidation Analyses may differ materially from values referred to in the Plan and Disclosure Statement. The Debtors prepared the Liquidation Analyses with the assistance of their Professionals. All capitalized terms used shall have the meaning either ascribed to them herein or as defined in the Plans. B. Scope, Intent, and Purpose of the Liquidation Analyses The determination of the hypothetical proceeds from and costs of the liquidation of the Debtors’ assets is an uncertain process involving the extensive use of estimates and assumptions that, although considered reasonable by the Debtors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors, their management and their advisors. Inevitably, some assumptions in the Liquidation Analyses would not materialize in an actual Chapter 7 liquidation, and unanticipated events and circumstances could affect the ultimate results in an actual Chapter 7 liquidation. THE DEBTORS PREPARED THE LIQUIDATION ANALYSES FOR THE SOLE PURPOSE OF GENERATING A REASONABLE GOOD-FAITH ESTIMATE OF THE PROCEEDS THAT WOULD BE GENERATED IF THE DEBTORS WERE LIQUIDATED IN ACCORDANCE WITH CHAPTER 7 OF THE BANKRUPTCY CODE. THE UNDERLYING FINANCIAL INFORMATION IN THE LIQUIDATION ANALYSES WAS NOT COMPILED OR EXAMINED BY ANY INDEPENDENT ACCOUNTANTS. NO INDEPENDENT APPRAISALS WERE CONDUCTED IN PREPARING THE LIQUIDATION ANALYSES. ACCORDINGLY, WHILE DEEMED REASONABLE BASED ON THE FACTS CURRENTLY AVAILABLE, NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS WOULD OR WOULD NOT APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED IN THE LIQUIDATION ANALYSES. ACTUAL RESULTS COULD VARY MATERIALLY. In preparing the Liquidation Analyses, the Debtors estimated Allowed Claims based upon a review of liabilities reflected on the Debtors’ balance sheets as of Privileged & Confidential

  2    November 28, 2015 and other available information. The Debtors have included nominal estimates for certain Claims not currently asserted in the Chapter 11 Cases, but which could be asserted and allowed in a Chapter 7 liquidation, but have not conducted an analysis to estimate the total potential liabilities which could arise. These claims may include but are not limited to certain other Administrative and Priority Claims, other potential employee-related obligations, including severance claims, tax liabilities, claims related to the breach of postpetition leases and executory contracts, and other potential Allowed claims. Certain of these additional claims would be significant and entitled to priority in payment over general unsecured claims. To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of Allowed Claims used for purposes of preparing the Liquidation Analyses. For purposes of the Liquidation Analyses, the Debtors’ estimates of Claims reference scheduled and filed Claims, even though the Debtors’ estimate of ranges of projected recoveries under the Plan to Holders of Allowed Claims and Interests are based on ranges of Allowed Claims. Therefore, the Debtors’ estimate of Claims set forth in the Liquidation Analyses should not be relied on for any other purpose, including determining the value of any distribution to be made on account of Allowed Claims under the Plan. NOTHING CONTAINED IN THE LIQUIDATION ANALYSES IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS. THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSES. Global Notes to the Liquidation Analyses 1. On October 6, 2014 GT Advanced Technologies Inc. ("GT") and its affiliated debtors (collectively, “GTAT” or the “Debtors") filed for Chapter 11 bankruptcy protection in the District of New Hampshire. 2. The Liquidation Analyses have been prepared assuming the requisite required votes to confirm a Plan of Reorganization ("POR") are not obtained and the case is converted to Chapter 7 on or about March, 7 2016 ("Conversion Date"). 3. The Liquidation Analyses represent an estimate of recovery values and percentages based on a hypothetical liquidation of the Debtors if a Chapter 7 trustee ("Trustee") were appointed by the Bankruptcy Court to convert assets into cash. 4. The Liquidation Analyses have been prepared for all Debtors. 5. The transition and wind down of Debtors' estate matters is expected to take 3 - 6 months to maximize value to all stakeholders. 6. The Liquidation Analyses do not include estimates for tax consequences, both foreign and domestic, that may be triggered upon the liquidation events and sale of assets in the manner described above. 7. The Liquidation Analyses do not include estimates for claims resulting from lease and contract termination or severance in connection with a wind down. 8. The Liquidation Analyses assume that all asset proceeds and creditor recoveries are at nominal amounts and do not consider the discounting of values over time. The discounting of values results in lower recoveries to constituents than presented in these Liquidation Analyses to the extent any recovery is possible. 9. The liquidation of non-debtor entities is reflected within the liquidation analysis of GT Hong Kong. Such proceeds, with the exception of cash, were deemed immaterial.

  3    Specific Notes to the Asset and Liability Assumptions Contained in the Liquidation Analyses Assets A) Estimated Net Book Value Estimated net book value of assets is based upon the Debtors’ financial statements as of November 28, 2015, adjusted to reflect projected changes in cash and inventory leading up to the Conversion Date. B) Cash & Cash Equivalents Cash as of the Conversion Date is based on the Debtors’ financial statements as of November 28, 2015, adjusted to reflect projected changes leading up to the Conversion Date per the latest 13-week cash flow forecast. The Liquidation Analyses assume a 100% recovery rate for cash based on the liquidity of such assets. C) Accounts Receivable Accounts Receivable balances represent outstanding amounts due for the sale of service and equipment to the Debtors’ customers. The Debtors assume collection of most of the receivables (net of allowance for LTAs and doubtful accounts). The estimated recovery for this category is approximately 60% to 80% of net book value. D) Inventories Inventory balances as of the Conversion Date are based upon the Debtors’ financial statements as of November 28, 2015, adjusted to reflect the sale or scrapping of ASF furnaces leading up to the Conversion Date. Inventories include raw materials, work-in-process and finished goods. The majority of the inventory is comprised of ASF furnaces. The estimated proceeds from the sale or scrapping of ASF furnaces are assumed to be $0.7 - $3.6 million (net of the 50% payment to Apple pursuant to the Amended Apple Settlement Agreement). Sales proceeds obtained by a chapter 7 trustee would likely be far less than sales proceeds obtained by the Debtors as a going concern because a chapter 7 trustee would be unable to supply, among other things, technological support, warranties, installation and operational support services that are typically supplied by the Debtors to their customers in the ordinary course of business. In addition, sales proceeds would be further suppressed by the “forced liquidation” of the ASF furnaces to the first available buyer. The remaining inventory consists of Photovoltaic, Polysilicon and other Sapphire related materials (excluding ASF furnaces). The analyses assume minimal recovery value for the remaining inventory. The estimated recovery for this category is approximately 2% to 7% of net book value. E) Other Current Assets Other Current Assets include items such as deferred costs, vendor advances and prepaid expenses. The estimated recovery for this category is approximately 0% to 1%. F) Property, Plant, and Equipment

  4    Land and Buildings primarily includes the owned properties in Merrimack, NH. The liquidation value for these properties was based on the average of two third party valuations received by the Debtors. The two valuations provide ranges of $3 - $5 million and $4.5 - $5.75 million, respectively. Machinery/Equipment includes but is not limited to manufacturing equipment, computers, furniture/fixtures and other equipment. G) Other Long Term Assets & Intangible Assets (Intellectual Property) Other Long Term Assets include certain Deferred Costs associated with the Debtors’ long term sales contracts. They represent costs incurred relative to products for which revenue has not yet been recognized in the Debtors’ financial statements. Since the costs have been incurred and paid by the Debtors, however, the Debtors do not anticipate any recovery. Deferred Costs represent an accounting treatment as opposed to an asset with any value in a liquidation. Intangible Assets consist of Intellectual Property that can be categorized as patents, know-how and trade secrets. In the event of a liquidation, the Company is unlikely to realize any value from the categories of know-how and trade secrets, which largely reside with employees expected to depart in connection with the hypothetical liquidation. Furthermore, it is management’s view that the basic processes underlying the Debtors’ core technologies are generally in the public domain. The corresponding know-how and trade secrets relate to the Debtors’ proprietary implementations of the publicly known processes. In certain cases, specific improvements and applications are covered by patents. The patents, without know-how and trade secrets, would have limited value, if any, under a Chapter 7 liquidation because a chapter 7 trustee would not be able to sell a commercially viable product by selling only the Debtors’ existing patent portfolio without any know-how and trade secrets. This is evident through the Debtors’ attempts to date at divestitures of businesses with substantial Intellectual Property, including Hyperion and Sapphire Systems Group. With respect to these divestitures, both of which were marketed extensively, the sale proceeds were extremely limited ($1.85 million and $1.1 million, respectively), implying little to no recoveries on intangible assets. The Debtors have also undertaken more limited sale processes for their HiCZ and Zephyr assets (both of which consist primarily of Intellectual Property). In both cases, the Debtors did not receive any offers for these assets, implying no recovery on intangible assets. In addition, the Debtors’ financial advisors undertook a comprehensive market test process to evaluate market interest in purchasing the assets of the Debtors in whole or in part. Despite a thorough process which involved broad marketing to over 100 third parties, including potential strategic and financial buyers, there was no interest from any parties in acquiring the Debtors’ Intellectual Property. Based upon these transactions and sale processes, minimal to no recovery is anticipated with respect to the Debtors’ Intellectual Property. H) Mesa Fire Insurance Proceeds In December 2015, the Debtors commenced an adversary proceeding in the Bankruptcy Court against their insurance provider, Factory Mutual Insurance Company, seeking damages for losses incurred as a result of the Mesa fire (refer to section VII.H. in the Disclosure Statement for further details regarding the background and pending litigation). As this is still an active litigation case, no amounts for insurance proceeds have been included in the Liquidation Analyses.

  5    I) Potential Preference Recoveries The Liquidation Analyses assumes a trustee would pursue potential avoidance actions for payments made during the 90-day period preceding the Petition Date. During the 90-day period prior to the Petition Date, $195.5 million in total payments were made. In order to assert a preference action, a chapter 7 trustee would be required to prove, among other things, that a payment was made within the 90-day period preceding the Petition Date to a creditor on account of an antecedent debt while the debtor was insolvent that enabled the creditor to receive more than it would receive in a case under chapter 7 of the Bankruptcy Code. The Debtors’ Liquidation Analyses therefore assumes that a trustee would not pursue preference actions where, (a) a creditor has previously received a release from such liability in a court-approved settlement, or (b) the statutory predicates for a preference action could not be met. The Debtors excluded payments made during the 90-day period to Apple, Manz, Meyer Burger, Advanced Process Systems, and other creditors that have received court-approved releases from avoidance actions. In addition, the Debtors excluded scheduled payments made to the Indenture Trustee for the convertible notes based on the assumption that the Indenture Trustee will successfully argue that such payments were timely made in accordance with the terms of the indenture. The Debtors excluded payments made on account of letters of credit that were fully cash collateralized and therefore did not enable the creditor to receive more than it would have in chapter 7. The Debtors also excluded payments to transferees with no operations in the United States because the collectability and enforcement of judgments against such creditors in foreign jurisdictions, particularly China, is highly uncertain. In addition, the Debtors excluded any transfers in an aggregate amount of less than $6,225 because such transfers are not recoverable under section 547(c)(9). The Debtors also excluded transfers to parties where the only known transfers were cash deposits or prepaid advances that would not qualify as a transfer on account of an antecedent debt. Further, the Debtors excluded payments to landlords and insurers the Debtors believe are likely to establish an ordinary course of business defense or a subsequent new value defense. The Debtors also excluded payments made to counterparties, including landlords, to executory contracts and leases that were assumed during the chapter 11 cases and therefore could not have received more than they would in chapter 7 because the estates were obligated to cure all defaults. The Debtors also excluded payments to utility providers because such creditors hold security deposits. The Debtors also excluded payments made to US Customs because it holds collateral to secure payment and was paid in the ordinary course of business. Notably, the Debtors have not excluded all parties who would likely have a complete defense to a preference action. After excluding these various transfers, the Debtors estimate that they made an aggregate of $91.6 million in payments during the preference period that could be potentially avoidable. In order to estimate recoveries from potential preference defendants, the Debtors and their advisors conducted a detailed analysis of transferees that were paid on almost $54 million in the aggregate during the preference period. For this group of transferees, the Debtors reduced the aggregate transfer amount by potential new value and ordinary course of business defenses that the Debtors believe may be asserted by this group of transferees. The Debtors estimate that a total of approximately $9.975 million is potentially recoverable from these transferees after credit for potential new value and ordinary course defenses. The Debtors and their advisors have further assumed that a chapter 7 trustee would attempt to settle with these transferees and would agree to a settlement discount of between 25% and 50% of the

  6    net preference amount. This settlement discount takes into account the costs of expert witnesses, witness reimbursements, court reporter charges, travel expenses and other charges incidental to preparation and attendance at trial. The settlement discount also accounts for other potential defenses that can be raised by defendants to preference actions beyond subsequent new value and the ordinary course of business defense. The Debtors and their advisors further assumed that the chapter 7 trustee would engage contingent-fee counsel for the purpose of prosecuting preference actions and, therefore, 25% of the estimated net recovery from a preference action is applied to payment of legal fees. After paying legal fees the Debtors and their advisors estimate that a hypothetical chapter 7 trustee would recover between $3,740,600 and $5,610,800 from the $54 million in transfers that the Debtors and their advisors analyzed in depth. The Debtors relied on this sampling of $54 million in transfers to calculate a percentage recovery range of between 6.94% to 10.42% (i.e. $3,740,600 over $53,850,000 equals .0694 and $5,610,800 over $53,850,000 equals .1042) for all of the actions that may be brought by a hypothetical chapter 7 trustee to recover the $91.6 million in payments that could be potentially avoidable as preferences. The Liquidation Analyses applies the percentage recovery range of 6.94% and 10.42% to all of the potentially avoidable preferences in a hypothetical chapter 7 case for each of the Debtors. The Debtors’ investigation of preference actions is ongoing. Consequently, the Debtors reserve all rights, claims and causes of action with respect to any preference actions. Nothing in the Liquidation Analyses expresses any view or admission of the Debtors with respect to any particular preference action. J) Intercompany Receivables The Liquidation Analyses assume intercompany receivables and claims per the Debtors’ books and records as of November 28, 2015. GT Sapphire Systems Group LLC has a $273,000 postpetition intercompany receivable from GT Advanced Technologies, Ltd, which is reflected in the Liquidation Analysis for both of those debtors as an administrative expense receivable or administrative expense claim, as applicable. Otherwise, all intercompany receivables reflected in the Liquidation Analyses are either treated as prepetition general unsecured claims or are immaterial in amount. For example, a $25.018 million intercompany receivable is reflected on the Liquidation Analysis of Lindbergh Acquisition Corp. This receivable is treated as a prepetition general unsecured claim against GT Advanced Cz LLC on the Debtors’ books and records. Because general unsecured claims against GT Advanced Cz LLC receive no distribution in the Liquidation Analysis for that Debtor, this receivable has an estimated liquidation value of 0% on the Liquidation Analysis for Lindbergh Acquisition Corp. Intercompany receivables and claims between GT Hong Kong and GTAT Corp are treated in accordance with the terms of the Intercompany Settlement Agreement. Priority Note - Per the intercompany settlement between GT Hong Kong and GTAT Corp, GT Hong Kong issued to GTAT Corp. a Priority Note in the amount of $22.5 million. The Priority Note is an allowed, first priority administrative claim in GT Hong Kong’s Chapter 11 case. Upon an Event of Default, the Priority Note will accelerate automatically and the outstanding amount of the Priority Note will be able to recover on account of its security interest. Contingent Note - Per the intercompany settlement between GT Hong Kong and GTAT Corp, GT Hong Kong issued to GTAT Corp. a Contingent Note in the original

  7    principal amount of $130 million. Upon an Event of Default, the Contingent Note will accelerate automatically and the outstanding amount of the Contingent Note will be able to recover on account of its security interest. Such lien is junior to the lien in favor of GT US that secures the Priority Note. Wind-Down Costs K) Professional Fee Carve-Out Professional Fees represent the costs of any professionals the Chapter 7 Trustee employs to assist with the liquidation process, including investment bankers, attorneys and other advisors. The Professional Fees are estimated at $1.85 million, the Post- Carve Out Trigger Notice Cap per the Final DIP Order. L) Net Wind Down Operating Expenses Estimated amounts for corporate payroll and certain operating costs during the liquidation period are based upon the assumption that certain corporate functions would be retained to oversee the Chapter 7 liquidation process. Some staff would also be needed to maintain and close the accounting records and to complete certain administrative tasks including payroll, tax forms, and records. Certain minimum staff would be required at the physical locations to complete the closure of the facilities, disassemble the equipment, and oversee the sale of inventory and equipment. M) Trustee Fees (% of Distributable Assets) Trustee Fees represent the fees paid to the Chapter 7 trustee appointed in accordance with section 326 of the Bankruptcy Code. The Trustee Fees are estimated based on historical case experience in similar cases and are calculated at approximately 3.0% of all proceeds distributable to secured and unsecured creditors. Claims N) DIP Lender Claim (incl. est. accrued interest) The DIP Lender Claim represents a superpriority senior secured obligation and is secured by liens on substantially all the assets of the Debtors and certain foreign subsidiaries. As of the Conversion Date, the Claim includes an estimated outstanding balance of approximately $22 million, which reflects paydowns of approximately $74 million prior to the Conversion Date. O) Chapter 11 Administrative Claims, Priority Tax Claims, and Other Priority Claims For purposes of the Liquidation Analyses, the Debtor’s management has assumed that Administrative Claims, Priority Tax Claims, and Other Priority Claims will consist of estimated claims as defined in the Plan. Chapter 11 Post-petition Accounts Payable and Accrued Liabilities include unpaid post-petition operating expenses of the Debtors’ estates as projected at March 7, 2016, assuming the amount of trade credit advanced by creditors during the Chapter 11 Cases remains comparable to the actual amount of trade credit advanced at November 28, 2015. Administrative claims also

  8    include any unpaid Chapter 11 professional fees incurred prior to the Conversion Date as well as the Exit Financing Put Option Premium of 5% ($4 million). Administrative Claims are assumed to be paid on a pro rata basis from the net proceeds, if any, remaining after the payment of, and distributions on account of, liquidations costs, the Carve-Out, and Superpriority / Secured Claims. Priority Tax Claims are assumed to be paid on a pro rata basis from the net proceeds available, if any, after the payment of and distributions on account of liquidation costs, the Carve-Out, Secured Claims, and Administrative Claims. Other Priority Claims, Chapter 11 Post-petition Accounts Payable, and Accrued Liabilities would be paid in the priority as set forth in the Bankruptcy Code. This analysis does not contemplate other Priority Claims that may include, but are not limited to, claims arising in connection with the termination of employment obligations, other potential employee-related obligations (including severance), tax liabilities and claims related to the rejection (or postpetition breach) of leases and executory contracts. As a result, the Debtors have cautiously understated the amount of chapter 11 administrative expenses that would likely result from a conversion of these chapter 11 cases to ones under chapter 7 of the Bankruptcy Code. It is likely that chapter 11 administrative expenses after conversion to chapter 7 would be significantly larger, to the detriment of holders of general unsecured claims, than what is presented in the Liquidation Analyses. P) General Unsecured Claims For purposes of the Liquidation Analysis, the Debtor’s management has assumed that unsecured claims will consist of estimated General Unsecured Claims as defined in the Plan. It should be noted that the Liquidation Analyses do not attempt to estimate potential additional General Unsecured Claims that would likely arise as a result of the rejection of remaining executory contracts and unexpired leases or the failure of the Debtors to perform under existing contracts with their suppliers. Such additional claims would likely result from a cessation of operations as contemplated in a Chapter 7 Liquidation and would likely be substantial in amount. Additionally, potential litigation claims have not been included. General Unsecured Claims are assumed to be paid on a pro rata basis from the net liquidation proceeds available, if any, after distributions on account of all other Claims at each Debtor entity. Q) Remaining Distributable Value There are insufficient proceeds for holders of Equity Interests to obtain any recovery in the Liquidation Analyses.

EXHIBIT E VALUATION ANALYSIS

Exhibit E Valuation Analysis THE VALUATION BELOW IS BASED UPON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES BEYOND THE CONTROL OF THE DEBTORS OR THE REORGANIZED DEBTORS. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUATION WOULD BE REALIZED IF THE PLAN WERE TO BECOME EFFECTIVE, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE. THE CALCULATIONS OF VALUE SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE STATED HEREIN DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZED EQUITY VALUE RANGES ASSOCIATED WITH THIS VALUATION ANALYSIS. NO RESPONSIBILITY IS TAKEN BY ROTHSCHILD FOR CHANGES IN MARKET CONDITIONS AND NO OBLIGATIONS ARE ASSUMED TO REVISE THIS CALCULATION OF THE REORGANIZED DEBTORS’ VALUE TO REFLECT EVENTS OR CONDITIONS THAT SUBSEQUENTLY OCCUR. THE CALCULATIONS OF VALUE DO NOT CONFORM TO THE UNIFORM STANDARDS OF PROFESSIONAL APPRAISAL PRACTICE OF THE APPRAISAL FOUNDATION. As discussed below, Rothschild has relied upon the market indication of value methodology (“Market Indication of Value”) to determine the valuation of the Reorganized Debtors. The Market Indication of Value is based on the terms of the Exit Financing. As summarized below, the Exit Financing implies an enterprise value of approximately $78.3 million and an equity value of approximately $23.6 million for the Reorganized Debtors as of the Effective Date. Throughout this Disclosure Statement, the Debtors used this implied total equity value of approximately $23.6 million, as well as the cash distributions contemplated under the Plan, to provide estimates of recoveries to creditors. 1. Market Indication of Value The Debtors believe the value implied by the Exit Financing is a reasonable measure of the Reorganized Debtors’ value in light of, among other things, the robust and exhaustive marketing and negotiating process for a restructuring transaction (including, ultimately, the terms of the Plan). On March 9th, 2015, the Debtors and Rothschild commenced a marketing process to solicit interest from potential buyers and investors in either (i) sponsoring a plan of reorganization or (ii) acquiring a portion or substantially all of the Debtors’ assets. Over 100 potential strategic and financial buyers and investors were contacted in connection with this process, consisting of (i) parties who had previously expressed interest in the Debtors, (ii) existing participants in the

Debtors’ capital structure and (iii) third parties who might potentially be interested in an investment in or acquisition of the Debtors in light of various factors including but not limited to such parties’ size, industry expertise, geographical location, financial wherewithal and willingness to invest in turnaround situations. The preliminary list of potential buyers and investors for the marketing process was shared with the financial advisors to the Creditors’ Committee and the financial advisors to the Ad Hoc Committee of Convertible Noteholders and the Debtors accepted such advisors’ suggestions for additional parties to be added to the list. Notwithstanding the extensive outreach efforts described above, ultimately the Debtors received only two proposals for the sponsorship of a plan of reorganization or the acquisition of substantially all of the Debtors’ assets (separate proposals were received for the acquisition of Hyperion, which was sold on October 19, 2015, as well as for Merlin, which is in the midst of a sale process). The proposals, both of which were received in November 2015 and contemplated the sponsorship of a plan of reorganization, were (i) the Exit Financing Commitment Letter, which was provided by the Financing Support Parties and consented to by the Consenting Parties and (ii) a proposal provided by a highly reputable financial institution (the “Alternative Proposal”). After extensive negotiation of the Exit Financing Commitment Letter and the Alternative Proposal, the Debtors, with the consent of the Creditors’ Committee and the Ad Hoc Committee of Convertible Noteholders, determined that the Exit Financing Commitment Letter was the superior proposal. On December 4, 2015, the Bankruptcy Court approved the Debtors’ paying the Put Option Premium and expenses in connection with the Exit Financing Commitment Letter, as well as the indemnity obligations thereunder. The Exit Financing provides for an $80 million exit financing, of which $60 million is in the form of the Senior Secured Notes and $20 million is in the form of Preferred Stock, which is convertible into 84.71% of the Reorganized Common Stock (pro forma for dilution from the DIP Warrants but subject to dilution from the Management Incentive Plan and the Noteholder Warrants). The Exit Financing also provides for the Noteholder Warrants to be issued to holders of GT Inc. Note Claims. Based on the Black-Scholes warrant valuation methodology, Rothschild has determined that the Noteholder Warrants have a de minimis value. As summarized in the table below, based on the Reorganized Debtors’ projected net debt on the Effective Date of approximately $54.7 million, the Exit Financing implies an enterprise value of approximately $78.3 million and an equity value of approximately $23.6 million for the Reorganized Debtors as of the Effective Date.

Valuation ($ in millions) Preferred Stock1 $20.0 % Equity stake in the Reorganized Debtors2 84.71% Implied equity value $23.6 Senior Secured Notes 60.0 Excess cash3 5.3 Net debt $54.7 Implied enterprise value $78.3 Notes 1. The Preferred Stock has a liquidation preference equal to $20 million plus the outstanding accreted amount of any dividends paid in kind at any time and participation on an as-converted basis with holders of all Reorganized Common Stock in any liquidation proceeds available after satisfaction of all other obligations, as more fully described in the Plan 2. Pro forma for dilution from the DIP Warrants but subject to dilution from the Management Incentive Plan and Noteholder Warrants 3. Reflects cash and cash equivalents in excess of $25 million

EXHIBIT F PROJECTIONS

Exhibit F Projections1 The Debtors believe that the Plan meets the feasibility requirement set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan. In connection with the development of a plan of reorganization and for the purposes of determining whether such plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. The Debtors prepared financial projections (the “Projections”) from March 2016 through 2018 (the “Projection Period”). The Debtors do not, as a matter of course, publish their business plans or strategies, projections or anticipated financial position. Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or projections to holders of Claims or other parties in interest after the Confirmation Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public, unless required to do so by the SEC or other regulatory body pursuant to the provisions of the Plan. THE PROJECTIONS HAVE BEEN PREPARED BY THE DEBTORS WITH THE ASSISTANCE OF THEIR PROFESSIONALS AND NOT BY OR WITH THE ASSISTANCE OF THE FINANCING SUPPORT PARTIES OR ANY OTHER PARTY IN INTEREST. THE DEBTORS DID NOT PREPARE SUCH PROJECTIONS TO COMPLY WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND THE RULES AND REGULATIONS OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. FURTHERMORE, THE FINANCIAL INFORMATION CONTAINED HEREIN WAS NOT PREPARED WITH THE INTENT TO BE COMPARABLE TO ACTUAL RESULTS OF OPERATIONS REPORTABLE IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THESE PROJECTIONS. MOREOVER, THE PROJECTIONS CONTAIN CERTAIN STATEMENTS THAT ARE “FORWARD- LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN, ACHIEVING OPERATING EFFICIENCIES, EXISTING AND FUTURE GOVERNMENTAL REGULATIONS AND ACTIONS OF GOVERNMENTAL BODIES, INDUSTRY- SPECIFIC RISK FACTORS (AS DETAILED IN SECTION XII OF THIS DISCLOSURE STATEMENT ENTITLED CERTAIN RISK FACTORS TO BE CONSIDERED), AND OTHER MARKET AND COMPETITIVE CONDITIONS. HOLDERS OF CLAIMS AND INTERESTS ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE AND ARE NOT GUARANTEES 1 Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement.

OF FUTURE PERFORMANCE. ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE ANY SUCH STATEMENTS. EXCEPT FOR PURPOSES OF THE DISCLOSURE STATEMENT, THE DEBTORS DO NOT PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. THE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY THE DEBTORS, MAY NOT BE REALIZED AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, INDUSTRY, REGULATORY, LEGAL, MARKET, AND FINANCIAL UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE REORGANIZED DEBTORS’ CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE OR ARE MADE AS TO THE ACCURACY OF THE PROJECTIONS OR TO THE REORGANIZED DEBTORS’ ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL BE INCORRECT. MOREOVER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THE DEBTORS PREPARED THESE PROJECTIONS MAY BE DIFFERENT FROM THOSE ASSUMED, OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIALLY ADVERSE OR MATERIALLY BENEFICIAL MANNER. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THIS DISCLOSURE STATEMENT, THE DEBTORS AND REORGANIZED DEBTORS, AS APPLICABLE, DO NOT INTEND AND UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE THE PROJECTIONS TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE THE DISCLOSURE STATEMENT IS INITIALLY FILED OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THEREFORE, THE PROJECTIONS MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. IN DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, HOLDERS OF CLAIMS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS AND SHOULD CONSULT WITH THEIR OWN ADVISORS. Scope of Projections

The Projections are based on the assumption that the Effective Date will occur on or about March 4, 2016. If the Effective Date is delayed, additional expenses, including professional fees, may be incurred and operating results may be negatively impacted. The Projections include the (i) Projected Consolidated Income Statement of the Reorganized Debtors, (ii) Projected Consolidated Balance Sheet of the Reorganized Debtors, and (iii) Projected Consolidated Cash Flow Statement of the Reorganized Debtors. Key Assumptions to the Projections Presentation The Projections are presented on a consolidated basis, including estimates of operating results for Debtor and non-Debtor entities, combined. Methodology In developing the Projections, the Debtors utilized information from various sources pertaining to their market opportunities, customer interactions, products, competitive environment and current market research. The Debtors discussed strategy and future market opportunities with management directly overseeing operations for the various businesses that it operates, namely the Polysilicon, Photovoltaic and Advanced Sapphire Materials Group (“ASMG”) businesses. The Projections assume the Merlin business is sold prior to the Effective Date. Pro forma Adjustments Related to Emergence and Exit Financing The Balance Sheet as of the Effective Date included in the Projections presents a pro forma view of March 4, 2015 assuming the effect of certain adjustments related to the Debtors’ emergence from bankruptcy and closing of the Exit Financing. While the Projections roll forward the effect of such pro forma adjustments, “fresh start” accounting principles have not been applied. Revenues Projected revenues are the aggregation of anticipated revenues from the Debtors’ various product lines. This primarily consists of revenues generated from the sale of Polysilicon reactors and related equipment and services, sales of Photovoltaic furnaces (“DSS Furnaces”), the ASMG business (industrial grade sapphire) and ASF Furnaces. i) Polysilicon sales Management based the Projections for Polysilicon sales on their knowledge of the end market and conversations with their customers. In addition, the Company has certain contractual arrangements, including with one principal customer with a total contract value of approximately $302 million, of which $97 million has been received to date. None of the revenue or costs related to this customer has been recognized to date but a substantial portion of the revenue and cost is projected to be recognized during the Projection Period. A significant amount of the cash associated with this contract is anticipated to be received well in advance of the recognition of revenue related to this contract.

ii) Photovoltaic sales Management based their Projections for DSS Furnace sales on their knowledge of the end market and conversations with customers. In addition, Management relied upon third party market research on the photovoltaic market to determine market sizing and demand for the Debtors’ products. The Company has also developed a second-generation DSS Furnace and has assumed a certain level of adoption by customers based on Management’s expectation of market demand. iii) ASMG sales (industrial grade sapphire) Management based their projections for ASMG sales based on their knowledge of the end markets and applications served, existing contractual arrangements, expectations for recurring revenue from existing customers and Management’s expectations for growth of the business. iv) ASF Furnaces Management based the Projections for ASF Furnaces on their knowledge of the end market and conversations with potential customers. The Company generally expects to be able to sell the 640 ASF Furnaces it plans to retain from the Mesa operation within a three year period. No further units are forecasted to be acquired, built or sold. The Company’s ASF Furnace inventory has been written down substantially, therefore there is minimal profit contribution in the Projections from anticipated ASF Furnace sales (but there is a contribution to cash flow from such sales). Cost of revenues Cost of revenues consists primarily of inventory-related costs and manufacturing overhead incurred during the production and installation process, including storage and warranty costs. Research & development expenses Research and development expenses are focused on continued improvement to and expansion of the Reorganized Debtors’ product offerings, including the introduction of next-generation offerings. These expenses include compensation and benefits for personnel focused on product development activities and related costs. Sales, general & administrative expenses Sales, general & administrative expenses include (i) compensation and benefits for sales, marketing, finance, information technology, legal and executive personnel, (ii) finance and accounting costs, including audit fees, (iii) costs of information technology and related systems, (iv) certain legal expenses including those related to patents, (v) general facilities costs and (vi) sales expenses. Additionally, this category includes insurance costs and Board of Directors fees. The largest component within the sales, general & administrative expense category is compensation and benefits.

Other income and expenses Other income and expenses relates to non-recurring expense items relating to the Mesa fire insurance claim. The Projections do not include legal expenses that the Company may incur in relation to the ongoing investigation being conducted by the SEC and other regulatory agencies. The Company also may continue pursuing litigation of certain Chapter 11 related claims after the Effective Date, for which it will need external legal representation. Any costs arising from such legal activity are not reflected in the Projections. Taxes Given the multiple tax jurisdictions in which the Company operates and the impact of Chapter 11 on the Company’s carryforward losses and tax basis, the Company’s tax payments may be materially different than forecast in the Projections. The Projections do not reflect the application of any potential NOLs of the Reorganized Debtors to offset future taxes. Forecasted tax payments are based on an effective tax rate of 35% on consolidated earnings, plus a minimum level of withholding taxes of $1 million annually. To the extent the Company incurs additional losses after the Effective Date, no tax benefits from such losses are reflected in the Projections. Interest expense The Projections assume the business operations of the Reorganized Debtors will be fully funded throughout the Projection Period using proceeds from the Exit Financing and internally-generated cash flow. The $60 million of Senior Secured Notes are assumed to remain outstanding throughout the Projection Period and are paid 9% cash interest semi-annually. Working capital The Projections contemplate that the Reorganized Debtors will enter into new customer contracts based on terms and conditions which are, in Management’s reasonable judgement, common practice in the industries in which the Reorganized Debtors operate and generally representative of contract terms which they have historically agreed upon with customers and which they expect to maintain in the future. The Company has historically sought to minimize its working capital requirements by obtaining a deposit from customers at the time orders are placed. As a result, the Company recognizes customer deposits as a liability at the time they are received. Additionally, the contractual arrangements between the Company and its customers often include a client acceptance provision after delivery of equipment, which can range from 1 to 12 months. As a result, the Company often carries significant deferred revenue and deferred costs on its balance sheet until the shipment is accepted by the customer and the revenue can be recognized. The substantial projected fluctuations in working capital during the Projection Period are attributable primarily to the lag between the receipt of cash proceeds associated with the contract with the principal Polysilicon customer referred to above and the recognition of revenue related to this contract. The Company has also recognized a contingent liability related to payments it expects to make to Apple pursuant to the Revised Apple Settlement Agreement based on projected ASF Furnace sales. Under the Revised Apple Settlement Agreement, Apple is entitled to receive 50% of net ASF Furnace sale proceeds at the time of sale. In the projections, these payments are reflected as a decrease in the contingent liability within movements in working capital. Accounts payable and accounts receivable in the Projections generally assume 30 day terms from invoice to collection. Given the unpredictability of timing of certain contracts in the future, expenses and working capital needs are difficult to forecast and may require expenditures to be made in advance of when receipts are received. Capital expenditures The Projections assume the Reorganized Debtors will make capital expenditures for maintenance purposes only. Dividends The Preferred Stock is assumed to remain outstanding throughout the Projection Period and receive an annual 9% cash dividend.

Consolidated income statement 3/4 - 12/31 For the year ending December 31, ($ in millions) 2016E 2 2017E 2018E Revenues: Polysilicon $8.2 $33.8 $186.0 Photovoltaic 8.9 22.5 74.0 ASMG 7.6 10.1 11.1 ASF Furnaces 12.0 7.0 7.0 Total revenue $36.7 $73.4 $278.1 Cost of revenues (23.8) (55.5) (185.1) Gross profit $12.9 $17.9 $93.0 Operating expenses: Research & development expenses (3.8) (4.6) (4.7) Sales, general & administrative expenses (9.9) (11.7) (11.9) Depreciation & amortization (0.5) (0.7) (0.7) Total operating expenses ($14.2) ($17.0) ($17.2) Operating income ($1.4) $0.9 $75.8 Other income / (expenses) (0.7) – – Interest expense (4.5) (5.4) (5.4) Profit before taxes ($6.6) ($4.5) $70.4 Tax expense (0.8) (1.0) (25.6) Net income / (loss) ($7.4) ($5.5) $44.8 Preferred dividend (1.5) (1.8) (1.8) Net income less preferred dividend ($8.9) ($7.3) $43.0 Memo: EBITDA (0.8) 1.6 76.5

Consolidated balance sheet 4-Mar-16 The last business day of December of ($ in millions) March 4, 2016 E 2016E 2017E 2018E Current assets: Cash & cash equivalents $30.3 $31.9 $71.8 $114.6 Accounts receivable 0.4 1.9 9.1 23.9 Inventory 26.0 20.1 87.1 93.2 Other current assets 13.4 14.9 45.8 20.7 Total current assets $70.2 $68.8 $213.8 $252.4 Non-current assets: Property, plant & equipment, net $10.4 $10.2 $9.7 $9.2 Goodwill and intangible assets, net 38.8 38.8 38.8 38.8 Deferred costs & long-term inventory 91.9 91.9 35.4 7.8 Total non-current assets $141.0 $140.8 $83.8 $55.8 Total assets $211.2 $209.6 $297.7 $308.2 Current liabilities: Accounts payable $0.6 $2.2 $5.9 $8.6 Contingent consideration (current) 8.1 3.1 6.8 3.3 Customer deposits & deferred revenue 4.1 11.6 155.3 151.4 Dividend payable – 1.5 1.5 1.5 Other current liabilities 5.0 6.8 6.8 6.8 Total current liabilities $17.9 $25.2 $176.3 $171.7 Non-current liabilities: Senior secured notes $60.0 $60.0 $60.0 $60.0 Customer deposits & deferred revenue 97.1 97.1 48.5 20.7 Other non-current liabilities 12.6 12.6 5.4 5.4 Total non-current liabilities $169.7 $169.7 $113.9 $86.1 Equity: Common stock / warrants 3 $3.6 $3.6 $3.6 $3.6 Preferred stock 3 20.0 20.0 20.0 20.0 Retained earnings / (accumulated deficit) – (8.9) (16.2) 26.8 Total equity $23.6 $14.7 $7.4 $50.4 Total liabilities & equity $211.2 $209.6 $297.7 $308.2

Consolidated cash flow statement 3/4 - 12/31 For the year ending December 31, ($ in millions) 2016E 4 2017E 2018E Cash flow from operating activities: Net income / (loss) (7.4) (5.5) 44.8 Depreciation & amortization 0.5 0.7 0.7 Change in net working capital 8.8 46.7 (0.7) Net cash flow from operating activities $1.9 $41.9 $44.7 Cash flow from investing activities: Capital expenditures (0.3) (0.2) (0.2) Net cash flow from investing activities ($0.3) ($0.2) ($0.2) Cash flow from financing activities: Cash dividends paid to preferred stock – (1.8) (1.8) Net cash flow from financing activities – ($1.8) ($1.8) Net increase (decrease) in cash and cash equivalents $1.6 $39.9 $42.8 Cash and cash equivalents, beginning of period 30.3 31.9 71.8 Net increase (decrease) in cash and cash equivalents 1.6 39.9 42.8 Ending cash balance $31.9 $71.8 $114.6

EXHIBIT G REMAINING SCHEDULED AND FILED CLAIMS

GT Advanced Technologies
Remaining Scheduled and Filed Claims

	Scheduled Claims (1)	Total Filed Claims	Less: Withdrawn, Expunged or Allowed/Reduced by Settlement	Remaining Filed Claims	Remaining Filed + Scheduled Claims (2)
Class 1 - Priority Non-Tax Claims					
GT Inc.	$ -	$ 4,035,647	$ (3,154,313)	$ 881,334	$ 881,334
Corp. Debtors	7,230	4,882,049	(4,560,996)	321,053	328,283
GT Hong Kong	12,475	289,601	(288,134)	1,467	13,942
	19,705	**9,207,296**	**(8,003,442)**	**1,203,854**	**1,223,559**
Class 2 - Secured Tax Claims					
GT Inc.	$ -	$ -	$ -	$ -	$ -
Corp. Debtors	-	-	-	-	-
GT Hong Kong	-	-	-	-	-
	-	-	-	-	-
Class 3 - Other Secured Claims					
GT Inc.	-	3,642,560	$ (725,150)	$ 2,917,410	$ 2,917,410
Corp. Debtors	-	21,174,515	(207,975)	20,966,540	20,966,540
GT Hong Kong	-	120,943,674	(114,102,747)	6,840,927	6,840,927
	-	**145,760,749**	**(115,035,873)**	**30,724,877**	**30,724,877**
Class 4A - GT Inc. Notes Claims	-	**436,091,834**	-	**436,091,834**	**436,091,834**
Class 4B - GT Inc. General Unsecured Claims	-	**249,754,776**	**(126,851,754)**	**122,903,022**	**122,903,022**
Class 4C - Corp Debtors General Unsecured Claims	**11,413,341**	**303,747,178**	**(95,955,918)**	**207,791,260**	**219,204,602**
Class 4D - GT Hong Kong General Unsecured Claims	**2,059,391**	**135,749,061**	**1,710,396**	**137,459,457**	**139,518,849**
Class 5 - Subordinated Securities Claims	-	**111,264,676**	-	**111,264,676**	**111,264,676**

(1) Excludes claims listed as contingent, unliquidated or disputed on the filed schedules or that have been superseded by filed claims.
(2) Subject to continuing review and reconciliation.

EXHIBIT H M.O.R. SUMMARY

GT Advanced Technologies

Summary of Monthly Operating Report Statements of Operations (October 2014 - November 2015

Excludes Intercompany Activity

The following is a summary of the Consolidated Statements of Operations for the Debtors from October 2014 through November 2015 referenced in the Debtors' Monthly Operating Reports. For a more detailed view of monthly performace, please refer to the individual Monthly Operating Reports filed with the bankruptcy court. This summary is subject to all the same notes and disclaimers set forth in the Monthly Operating Reports. For example, as previously disclosed in the Amended Monthly Operating Report for December, 2014, reflected in the financial statements is the transfer of Advanced Sapphire Furnaces from fixed assets to inventory, including a write off of previously capitalized amounts related to the setup and installation of the equipment and write off for any material related to products the Debtors expect to discontinue. Additionally, based on the Debtors' analysis in conjunction with the Amended Mesa Settlement Agreement, $397 million of ASF inventory was written off during the November 2015 period. The results of the write off are recorded as Cost of Revenue in the November 2015 Monthly Operating Report. In light of the Debtors' significant operational restructuring, both during the Chapter 11 Cases and in connection with the Plan, the results set forth in the Monthly Operating Reports and the M.O.R. Summary should be construed as indicative of future results. Accordingly, readers are cautioned not to place undue reliance upon the information contained in the Monthly Operating Reports and the M.O.R. Summary.

($ in 000's)

	Oct-14	Nov-14	Dec-14	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15
Revenue	2,523	2,359	2,457	1,681	2,755	2,912	1,722	2,919	3,647	999	2,573	1,044	978	1,157
Total Cost of revenue	58,310	10,782	151,515	2,632	3,099	3,396	7,215	7,288	(3,612)	1,320	1,794	2,851	1,348	393,718
Gross (loss) Profit	(55,787)	(8,423)	(149,058)	(951)	(344)	(484)	(5,494)	(4,369)	7,259	(321)	779	(1,807)	(370)	(392,561)
Research and development	3,913	2,885	2,673	2,973	1,914	2,508	2,953	1,915	3,040	2,108	2,287	1,858	2,021	513
Selling and marketing	249	475	1,808	825	498	534	567	404	548	458	384	362	410	376
General and administrative	5,932	2,460	4,465	3,371	2,023	2,809	2,299	2,158	3,063	2,512	1,971	1,482	2,305	5,429
Contingent consideration (income) expense	446	381	(15,764)	118	114	88	-	-	-	-	-	-	-	(5,922)
Impairment of goodwill	-	-	-	-	-	-	-	-	-	-	-	-	-	56,828
Restructuring charges and asset impairments	1,285	11,098	149,306	(0)	19	(1,438)	(52)	81	208	367	725	92	84	59,846
Amortization of Intangible Assets	1,079	1,059	1,058	244	244	244	244	-	488	-	-	732	-	-
Total Operating Expenses	12,904	18,357	143,546	7,531	4,812	4,744	6,011	4,557	7,347	5,444	5,367	4,524	4,820	117,069
Income (loss) from Operations	(68,691)	(26,780)	(292,603)	(8,482)	(5,156)	(5,228)	(11,505)	(8,925)	(88)	(5,765)	(4,588)	(6,331)	(5,190)	(509,630)
Interest Income	6	1	4	1	0	1	0	0	1	1	0	1	0	0
Interest (Expense)	(192)	(9)	(9)	-	-	-	-	-	-	(3,956)	(913)	(886)	(885)	(916)
Other Inc (Exp)	(283)	242	289	674	(17)	509	(626)	358	(345)	321	177	209	43	365
Reorganization Items, income (expense)	(3,977)	(3,717)	41,602	(2,673)	(2,609)	(2,349)	(3,486)	(3,028)	(5,846)	(4,727)	(3,386)	(2,436)	(420)	413,031
Income (loss) before Tax	(73,137)	(30,263)	(250,717)	(10,480)	(7,782)	(7,066)	(15,616)	(11,596)	(6,278)	(14,126)	(8,710)	(9,444)	(6,452)	(97,149)
(Benefit) provision for income taxes	8	41	(28,872)	147	21	(28)	15	3	(29)	15	67	(125)	16	5
Net Income (loss) from continuing operations	(73,146)	(30,304)	(221,845)	(10,627)	(7,803)	(7,038)	(15,631)	(11,599)	(6,249)	(14,141)	(8,777)	(9,319)	(6,468)	(97,155)
Income (loss) from discontinued operations, net of tax	-	-	-	-	(876)	(832)	54	(148)	(221)	(937)	(151)	(613)	(58)	(881)
Net Income (loss)	**(73,146)**	**(30,304)**	**(221,845)**	**(10,627)**	**(8,679)**	**(7,871)**	**(15,577)**	**(11,747)**	**(6,471)**	**(15,078)**	**(8,929)**	**(9,933)**	**(6,526)**	**(98,036)**